SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
[x]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials

THE LUBRIZOL CORPORATION
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE LUBRIZOL CORPORATION
29400 Lakeland Boulevard
Wickliffe, Ohio 44092
NOTICE OF ANNUAL MEETING

To Our Shareholders:

     The 2009 Annual Meeting of Shareholders of The Lubrizol Corporation will be held at The Lubrizol Corporation, East Entrance, 29400 Lakeland Boulevard, Wickliffe, Ohio 44092, Room 015, on Monday, April 27, 2009, at 8:30 a.m. At the meeting we will ask you to:

1.	Elect Forest J. Farmer, Sr., Michael J. Graff, James E. Sweetnam and Phillip C. Widman as directors, each for a three-year term;

2.	Confirm the appointment of Deloitte & Touche LLP as the independent registered public accountant;

3.	Amend the Amended Articles of Incorporation to: (1) add a majority voting standard in uncontested elections of directors and (2) repeal Article Ninth to delete existing control share acquisition provisions and opt back into control share acquisition provisions under Ohio law;

4.	Amend the Regulations to: (1) declassify the Board of Directors, add a majority voting standard in uncontested elections of directors, authorize the Board to fix the number of directors and clarify the provision relating to removal of directors, (2) modernize and clarify various provisions related to shareholder meetings and notices, meetings and committees of the Board, election of officers and indemnification of directors, officers and agents, (3) revise provisions related to special meetings requested by shareholders, advance notice requirements for shareholder proposals and business brought at shareholder meetings, and (4) revise the amendment provisions in accordance with Ohio law; and

5.	Transact other business that is properly presented at the meeting.

     Shareholders of record at the close of business on March 6, 2009 may vote at the meeting. The procedures for voting are described in the attached proxy statement.

     The business of the meeting and other information of interest to shareholders are described in the attached proxy statement. After the meeting, we will report on current operations and plans and have a question and answer period.

     At the 2008 meeting, approximately 92% of the shares were voted either in person or by proxy. Your continued support is appreciated, and we hope that you will be able to join us at the April 27th meeting. You will need to show some form of photo identification to attend the meeting.

L. M. Reynolds
Secretary

Wickliffe, Ohio
March 25, 2009

RETURN OF PROXIES REQUESTED

Your vote is important. You can vote by telephone, over the Internet or by mailing the enclosed proxy card.

PROXY STATEMENT

Section 16(a) Beneficial Ownership Reporting Compliance	56
Related Person Transactions	56
Proposal Two – Appointment of Independent Registered Accountant	57
Introduction to Proposals Three and Four	59
Proposal Three – Approval of Amendments to the Amended Articles of Incorporation	59
Subproposal No. 1	–	Approval of Majority Voting in Uncontested Elections of Directors	59
Subproposal No. 2	–	Approval of Repeal of Article Ninth to Delete Existing Control Share Acquisition Provisions and Opt Back into the Provisions of the Ohio Control Share Acquisition Act	60
Proposal Four – Approval of Amendments to the Regulations	61
Subproposal No. 1	–	Composition, Term and Election of Directors	61
Subproposal No. 2	–	Modernization and Clarification Amendments	62
Subproposal No. 3	–	Amendments to Advance Notice Requirements for Shareholder Meetings	64
Subproposal No. 4	–	Future Amendments to the Regulations	65
Shareholder Proposals and Nominations for the 2010 Annual Meeting	65
Appendix A	–	Proposed Amendments to Article Fifth and Article Ninth of The Lubrizol Corporation Amended Articles of Incorporation	A - 1
Appendix B	–	Proposed Amended and Restated Regulations of The Lubrizol Corporation	B - 1
Appendix C	–	Proposed Amended and Restated Regulations of The Lubrizol Corporation (Marked to Show Changes)	C - 1

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on April 27, 2009:

  The proxy statement and 2008 annual report to security holders are available at www.lubrizol.com/investors/annualreport.asp.

VOTING INFORMATION

What may I vote on?

The Board of Directors asks for your vote on the following proposals:

1.	Election of Forest J. Farmer, Sr., Michael J. Graff, James E. Sweetnam and Phillip C. Widman to serve on the Board of Directors

2.	Confirmation of the appointment of Deloitte & Touche LLP as the independent registered public accountant

3.	Approval of Amendments to the Amended Articles of Incorporation

	Subproposal No. 1 –	Approval of Majority Voting in Uncontested Elections of Directors

	Subproposal No. 2 –	Approval of Repeal of Article Ninth to Delete Existing Control Share Acquisition Provisions and Opt Back into the Provisions of the Ohio Control Share Acquisition Act

4.	Approval of Amendments to the Regulations

	Subproposal No. 1 –	Composition, Term and Election of Directors

	Subproposal No. 2 –	Modernization and Clarification Amendments

	Subproposal No. 3 –	Amendment to Advance Notice Requirements for Shareholder Meetings

	Subproposal No. 4 –	Future Amendments to the Regulations

Who can vote?

     People who owned Lubrizol common shares at the close of business on March 6, 2009 can vote at the annual meeting. On March 6, 2009, there were __________ outstanding Lubrizol common shares. Each share is entitled to one vote. This proxy statement and the enclosed proxy card were mailed to shareholders on or about March 25, 2009.

How do I vote?

     You can vote any one of three ways:

  By Telephone: Call the toll-free number (at no cost to you) on the proxy card to vote by phone. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded.

If you vote by telephone, you do not need to return the proxy card.

  Over the Internet: Visit the web site listed on the proxy card to vote over the Internet. Internet voting is available 24 hours a day. As with telephone voting, you will be given the opportunity to confirm that your vote has been properly recorded.

If you vote over the Internet, you do not need to return the proxy card.

  By Mail: Mark, sign, date and mail the proxy card to Broadridge Financial Solutions, Inc. in the enclosed postage-paid envelope.

     If you sign and return the proxy card or use the telephone or Internet voting procedures, but do not indicate how you wish to vote, your shares will be voted FOR Proposals One, Two Three and Four and each of the Subproposals of Proposals Three and Four. If you indicate that you abstain, you will be counted as present at the annual meeting for purposes of determining whether there is a majority of outstanding shares at the meeting and you will be counted as voting (but not for or against) that issue. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. For Proposals One and Two, a broker non-vote will be counted as present at the annual meeting for purposes of determining whether there is a majority of outstanding shares at the meeting. If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on Proposals One and Two even if the broker does not receive voting instructions from you.

     We are not aware of any other business that will be presented at the annual meeting. But, if there is other business that is properly presented at the meeting, your signature on a proxy card or through the telephone or Internet procedures gives authority to J. L. Hambrick, Chairman, President and Chief Executive Officer, C. P. Cooley, Senior Vice President, Treasurer and Chief Financial Officer, and L. M. Reynolds, Corporate Secretary and Counsel, to vote on those matters in their best judgment.

     Please note: If you are a beneficial owner, please refer to the information forwarded by your bank, broker or other holder of record to see which voting options are available to you.

Can I revoke my vote?

     You may revoke your proxy at any time before it is voted at the meeting by:

  notifying Lubrizol's corporate secretary in writing;

  voting at a later time by telephone or over the Internet;

  returning a later-dated proxy card; or

  voting in person at the annual meeting.

Who tabulates the vote?

      Broadridge Financial Solutions, Inc. serves as the independent tabulator of votes and inspector of elections. It will report the voting results to us. However, it will not identify to us how you voted on any issue unless:

  there is a contested election for the Board of Directors;

  it is required by law; or

  you request it.

Who is paying for this proxy solicitation?

     We are paying for the cost of soliciting your vote, including the cost of mailing the proxy statement and proxy card as well as the costs of the telephone and Internet voting procedures. We will, upon request, reimburse brokerage houses, custodians, nominees and others for the out-of-pocket and reasonable clerical expenses they incur in connection with this proxy solicitation. We have retained Georgeson Inc. to assist in the solicitation of proxies at an anticipated cost of approximately $10,000.

How can I help Lubrizol save money by reducing the number of proxy materials sent to my house?

     We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, we are saving money on printing and mailing costs by sending only one proxy statement and annual report to shareholders who have the same last name and address and do not participate in electronic delivery of proxy materials (unless they have told us otherwise). Shareholders who participate in householding will continue to receive separate proxy cards.

     If you hold stock through a bank, broker or other holder of record, you can contact them about receiving single or multiple copies of the proxy statements and annual reports.

Instead of receiving a paper copy, can I access the proxy statement and the annual report electronically?

     The proxy statement and 2008 annual report are on our Internet site at www.lubrizol.com/investors/annualreport.asp.

     You can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on the enclosed proxy card. If you chose this option, we will furnish you with instructions next year containing the Internet address to access our proxy statement and annual report, but you will not receive paper copies of either document.

     If you hold stock through a bank, broker or other holder of record, check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet. Most shareholders who hold stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to access our proxy statement and annual report.

PROPOSAL ONE - ELECTION OF DIRECTORS

     The authorized number of Lubrizol directors currently is fixed at eleven, divided into three classes. Two classes have three members and one class has five members. J. A. Blumberg and W. P. Madar are retiring with this Annual Meeting, in accordance with the Board of Directors Governance Guidelines. The directors in each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting. If shareholders approve Subproposal No. 1 of Proposal Four to declassify the Board, starting with the election of directors in 2010, the class of directors whose term expires in 2010 will be elected for a one-year term.

     The Organization and Compensation Committee recommended, and the Board approved, the nomination of the following four people for election as directors at this annual meeting:

  Forest J. Farmer, Sr.

  Michael J. Graff

  James E. Sweetnam

  Phillip C. Widman

     Each of these persons currently is a director and is being nominated for a three-year term, which will end in 2012. If any of these nominees becomes unavailable for election, your signed proxy will be voted for the election of any person who is recommended by the Organization and Compensation Committee or will be voted in favor of holding a vacancy to be filled by the directors. The individuals who receive the greatest number of votes will be elected to the open director positions. However, the Board has adopted a majority voting policy, described below, to assure that, in an uncontested election, a director who fails to receive a majority of shareholder votes cast will not continue to serve, except with the express consent of the Board.

Majority Voting Policy

     This policy provides that, in an uncontested election, a director nominee who receives more “withhold” votes than “for” votes promptly will offer to resign from the Board. The Board then will decide, within 90 days after the voting results are certified, whether to accept the resignation offer, and we will promptly disclose the Board’s decision in a press release. If the Board decides to reject the resignation offer, the press release will indicate the reasons for that decision.

     The following information is presented for each person who is being nominated for election as a director and for each other director who will continue in office after the meeting:

NOMINEES FOR ELECTION

FOREST J. FARMER, SR., age 68, is President and Chief Executive Officer of The Farmer Group. He is also Chairman, Chief Executive Officer and President of Trillium Teamologies, a technology and engineering services company. Mr. Farmer was associated with Chrysler Corporation from 1968 to 1994 where he held various management positions including General Plants Manager for Car and Truck Assembly Operations. From 1988 until 1994, he was President of Acustar, Inc., an automotive components subsidiary of Chrysler Corporation. Mr. Farmer became a Lubrizol director in January 1997. Mr. Farmer graduated from Purdue University in 1965 with a B.S. degree in biology and physical education. He is a member of the Board of Directors of Saturn Electronics and Engineering, Inc. and American Axle & Manufacturing.

MICHAEL J. GRAFF, age 53, joined Air Liquide in April 2007 and is President and Chief Executive Officer of Air Liquide USA LLC, Chairman of the Board of Air Liquide Canada and heads Air Liquide’s Industrial Gas operations and business in North America and the Caribbean from its Houston, Texas headquarters. Mr. Graff has 30 years of experience in the energy, chemicals and polymers industries across the Americas, Asia and Europe. He has served as president and chief executive officer of several global chemical and polymer businesses and began his career with Amoco and BP, plc. His experience includes executive leadership roles and expertise in a variety of fields, including basic and specialty chemicals, polyesters, the marketing and refining of transportation fuels, lube oils, hydrogen, business development, engineering and construction. Mr. Graff holds a bachelor’s degree in chemical engineering from Illinois Institute of Technology and a master’s degree in chemical engineering from Purdue University. He studied business at the University of Chicago and completed executive management programs at the Wharton School of the University of Pennsylvania, the University of Cambridge and the Stanford University Law School. Mr. Graff became a Lubrizol director in February 2009. He serves on the Board of Directors for the American Chemistry Council (ACC) and on the Executive Committee of the Society for Chemical Industries. He has served as a board member of several international chemical and polymer companies, the America Plastics Council and of the executive committee and the New Directions industrial advisory board for the department of chemical engineering at Purdue University.

JAMES E. SWEETNAM, age 56, is Chief Executive Officer - Truck Group, Eaton Corporation, a global $15.4 billion diversified power management company. He also serves as a member of Eaton’s Office of the Chief Operating Officer, and in that capacity has responsibility for operations in Latin America and the Caribbean and for environmental, health and safety. Mr. Sweetnam assumed his current position in July 2001 after serving as Operations Vice President – Heavy-Duty Transmissions, Clutch and Aftermarket Operations for Eaton’s Truck business since January 2000. He joined Eaton in 1997 as Vice President and General Manager for the Truck business’ Heavy-Duty Transmission Division. From 1993 to 1997, Mr. Sweetnam was Vice President at Cummins Engine Company and Group Managing Director for Holset Engineering Co., Ltd., a subsidiary of Cummins. From 1989 to 1993, he was President, Cummins Electronics and from 1988 to 1989, he was Executive Director, Drivetrains for Cummins. Mr. Sweetnam has a bachelor of science degree in applied science and engineering from the U.S. Military Academy at West Point and a master of business administration degree from Harvard University. Mr. Sweetnam became a Lubrizol director in 2007. He is on the Board of Trustees of ideastream.

PHILLIP C. WIDMAN, age 54, has been Senior Vice President and Chief Financial Officer of Terex Corporation, a diversified global manufacturing business, since 2002. Prior to joining Terex, Mr. Widman served as Executive Vice President, Chief Financial Officer of Philip Services Corporation, an industrial outsourcing and metal services company, from 1998 to 2001, and as an independent consultant from 2001 to 2002. Prior to joining Philip Services, Mr. Widman worked at Asea Brown Boveri Ltd. for 11 years in various financial and operational capacities in the transportation, power generation and power distribution businesses. During his last two years at Asea, he served as Vice President, Chief Financial Officer and Supply Management of its diverse businesses in the United States. Additionally, Mr. Widman’s experience includes 12 years with Unisys Corporation in a variety of financial roles. Mr. Widman holds a B.B.A. in Accounting from the University of Michigan and an M.B.A from Eastern Michigan University. He became a Lubrizol director in November 2008.

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

ROBERT E. ABERNATHY, age 54, is Group President – North Atlantic Consumer Products, Kimberly-Clark Corporation, a global health and hygiene company with consumer products brands including KLEENEX®, HUGGIES®, KOTEX® and DEPEND®. Mr. Abernathy joined Kimberly-Clark in 1982 and is responsible for the businesses in North America and Europe. His past responsibilities in Kimberly-Clark have included global operations and business leadership roles. He was appointed Vice-President – North American Diaper Operations in 1992; Managing Director of Kimberly-Clark Australia Pty. Limited in 1994; Group President of the Corporation’s Business-to-Business segment in 1998; Group President – Developing and Emerging Markets in 2003; and his current position in 2008. He became a Lubrizol director in 2006. Mr. Abernathy received a B.S. degree in chemistry from the University of Alabama in 1976 and a M.S. from the Institute of Paper Chemistry in 1978. Mr. Abernathy’s term as a Lubrizol director expires in 2011.

JAMES L. HAMBRICK, age 54, is Chairman of the Board, President and Chief Executive Officer of The Lubrizol Corporation. Mr. Hambrick joined Lubrizol as a co-operative education student in 1973 and was hired full time in 1978. His career has encompassed a variety of responsible positions in operations, marketing, technology and business development. During the 1990’s, Mr. Hambrick led market development activities in the former Soviet Union and in China. He was elected Vice President of Asia-Pacific in April 2000, President in January 2003, Chief Executive Officer on April 26, 2004 and Chairman of the Board on January 3, 2005. He received a B.S. degree in chemical engineering from Texas A&M University in 1978. He is a member of the American Institute of Chemical Engineers and serves on the Boards of American Chemistry Council, Hospice of Western Reserve, University Hospitals, Greater Cleveland Partnership and Northeast Ohio Council on Higher Education. Mr. Hambrick’s term as a Lubrizol director expires in 2010.

GORDON D. HARNETT, age 66, retired in May 2006 as Chairman and Chief Executive Officer of Brush Engineered Materials Inc., the world's largest producer of beryllium and beryllium-containing engineered products. Prior to joining Brush in 1991, Mr. Harnett had been Senior Vice President of The B.F. Goodrich Company. From 1977 to 1988, he held a series of senior executive positions with Tremco Inc., a wholly owned subsidiary of B.F. Goodrich, including President and Chief Executive Officer from 1982 to 1988. From 1969 through 1976, Mr. Harnett worked for McKinsey & Co., including a two-year assignment in Tokyo. Mr. Harnett became a Lubrizol director in 1995. Mr. Harnett graduated from Miami University in 1964 with a B.S. degree in business administration. He received an M.B.A. from Harvard University in 1969. Mr. Harnett is a director of PolyOne Corporation, EnPro Industries, Inc. and Acuity Brands, Inc. In addition, he is a director of University Hospitals Case Medical Center. Mr. Harnett’s term as a Lubrizol director expires in 2010.

DOMINIC J. PILEGGI, age 57, is Chairman and Chief Executive Officer of Thomas & Betts Corporation, a leading producer of connectors and components for worldwide electrical markets. Mr. Pileggi was elected Senior Vice President of Thomas & Betts in 2000, Group President-Electrical in 2000, Chief Operating Officer in 2003, President in 2003, Chief Executive Officer in 2004 and Chairman in 2006. Prior to joining Thomas & Betts, Mr. Pileggi was President of EMS Division of Viasystems, Inc., a provider of electronics manufacturing services. Mr. Pileggi became a Lubrizol director in 2005. He is also a director of Thomas & Betts Corporation. Mr. Pileggi received a B.A. in economics from Rutgers University. Mr. Pileggi’s term as a Lubrizol director expires in 2011.

HARRIETT TEE TAGGART, age 60, currently manages a professional practice, Taggart Associates, and is actively engaged as an advisor and investor in early stage business ventures. She also serves as an endowment investment committee member, evaluating global portfolio managers and asset allocation strategies, for several major non-profit organizations. From 1983 through 2006, Dr. Taggart was a Partner, Senior Vice President, and sector portfolio manager at Wellington Management, a global investment company for pension fund, endowment, and mutual fund clients with over $500 billion in assets under management. In the decade prior to joining Wellington, Dr. Taggart held a number of senior manager positions in federal and state-level agencies. Dr. Taggart became a Lubrizol director in 2007. Dr. Taggart graduated from Smith College in 1970 with a B.A. in anthropology. She received an M.A. in planning from Harvard University in 1973 and a Ph.D. in planning and capital markets from Massachusetts Institute of Technology in 1981. Dr. Taggart is a director of Albemarle Corporation and The Hanover Group, on the Board of Trustees of Reed College, a member of the Dean’s Alumni Leadership Council of the Kennedy School of Government at Harvard University, and an active member of the New England Chapter of the National Association of Corporate Directors. Dr. Taggart’s term as a Lubrizol director expires in 2011.

DIRECTOR INDEPENDENCE

       In addition to the independence criteria under the New York Stock Exchange listing standards, the Board adopted the following categorical standards to determine director independence:

Former Employees. A director will not be considered independent if during any of the past three years he or she has been an employee or whose immediate family member has been an executive officer of Lubrizol or any of its subsidiaries.

Compensation. A director will not be considered independent if the director or an immediate family member has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Lubrizol, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

Auditors or Former Auditors. A director will not be considered independent if: (a) the director is a current partner or employee of Lubrizol’s internal or external auditor; (b) the director has an immediate family member who is a current partner of Lubrizol’s internal or external auditor; (c) the director has an immediate family member who is a current employee of Lubrizol’s internal or external auditor and who personally works on Lubrizol’s audit; or (d) the director or an immediate family member was within the last three years a partner or employee of Lubrizol’s internal or external auditor and personally worked on Lubrizol’s audit during that time.

Interlocking Directorates. A director will not be considered independent if during any of the past three years he or she, or an immediate family member, has been an executive officer of another company for which a Lubrizol executive officer serves on the board of directors.

Immediate Family Members: Spouses, parents, children, siblings, mothers- and fathers-in law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone who shares the director’s home.

Attorneys, Investment Bankers, Consultants. A director will not be considered independent if he or she is affiliated with a firm that is an attorney, investment banker, consultant or similar advisor to Lubrizol.

Significant Customer or Supplier. A director will not be considered independent if he or she is affiliated with or whose immediate family member is an executive officer of a customer that represents more than the greater of $1 million or 2% of Lubrizol’s total consolidated gross revenues. A director will not be considered independent if he or she is affiliated with or whose immediate family member is an executive officer of a supplier of which Lubrizol represents more than the greater of $1 million or 2% of its total consolidated gross revenues.

Significant Charitable Contribution Recipient. A director will not be considered independent if he or she is employed as an executive officer of a not-for-profit entity of which Lubrizol represents more than the greater of $1 million or 2% of its consolidated gross revenues.

These standards are contained in The Lubrizol Corporation Board of Directors Governance Guidelines.

Independence Determination

      The Board has determined that each of Robert E. Abernathy, Jerald A. Blumberg, Forest J. Farmer, Sr., Michael J. Graff, Gordon D. Harnett, William P. Madar, Dominic J. Pileggi, James E. Sweetnam, Harriett Tee Taggart and Phillip C. Widman meet these standards of independence as well as the independence standards required by the New York Stock Exchange. In making this determination the Board considered the following relationships, none of which the Board determined to affect independence:

  Mr. Abernathy is an executive officer of Kimberly-Clark Corporation, which purchased less than $1.2 million of product from us during 2008. This amount is less than .02% of our 2008 revenues.

  Mr. Graff is an executive officer of Air Liquide USA LLC, an affiliate of Air Liquide Group, which sold less than €4 million of product to us during 2008. This amount is less than .03% of Air Liquide’s 2008 revenues.

  Mr. Sweetnam is an executive officer of Eaton Corporation, which purchased less than $450,000 of product from us during 2008. This amount is less than .01% of our revenues. In addition, Eaton sold less than $75,000 of product to us during 2008. This amount is less than .0005% of Eaton’s 2008 revenues.

  Mr. Widman is an executive officer of Terex Corporation, which purchased less than $12,000 of product from us during 2008. This amount is less than .0003% of our 2008 revenues.

LEAD DIRECTOR

      Pursuant to the Board of Director Governance Guidelines, the Chair of the Organization and Compensation Committee serves as the lead director, who presides over executive sessions of the independent directors. You may communicate with the independent directors of the Board through the lead director by sending a letter marked “Confidential” and addressed to:

Lead Director, The Lubrizol Corporation Board of Directors
c/o Leslie M. Reynolds, Corporate Secretary
The Lubrizol Corporation
29400 Lakeland Boulevard
Wickliffe, OH 44092

      You also may send an email to the lead director through Lubrizol’s corporate secretary at leslie.reynolds@lubrizol.com by indicating “Lead Director” in the subject line. The corporate secretary will forward these emails to the lead director.

ANNUAL MEETING ATTENDANCE

      The Lubrizol Corporation Board of Directors Governance Guidelines provides that the expectation for attendance at meetings is 100%, including the Annual Meeting of Shareholders. Each of the then current directors attended the Annual Meeting of Shareholders on April 28, 2008.

BOARD/COMMITTEE MATTERS

     The Board of Directors held six meetings during 2008. The Board has several committees, including an Organization and Compensation Committee and an Audit Committee. The Board has adopted written charters for these committees. All of the directors attended at least 75% of the meetings of the Board and of the committees on which he or she served during 2008, except James E. Sweetnam, who attended 62% of the meetings. But for absence during a February 2008 hospitalization, Mr. Sweetnam would have attended 85% of the meetings.

Organization and Compensation Committee

     The Organization and Compensation Committee is made up of all of the independent directors and its responsibilities include corporate governance, director nominations and executive compensation. While many companies use a subset of the Board to direct organization and compensation matters, we believe that having all the independent directors as members of the committee results in more robust discussions, the offering of differing viewpoints and the sharing of alternative experiences, all leading to a more thorough and complete consideration of executive compensation and benefit programming proposals.

     Dominic J. Pileggi, chair of this committee, currently is the lead director. The chair of this committee serves as the lead director for purposes of chairing regularly scheduled meetings of independent directors and for other responsibilities that the independent directors designate.

     The committee held six meetings during 2008. The agenda for committee meetings is determined by its chair with the assistance of the chairman of the board and vice president of human resources. In addition to the independent directors, other regular attendees at the committee meetings include the chief executive officer, vice president of human resources and corporate secretary.

     Pursuant to its charter, the committee’s principal functions are to:

  Annually review the written charter and corporate governance and perform a self-assessment.

  Review and approve the proxy statement, including the Organization and Compensation Committee Report and the Compensation Discussion and Analysis.

  Determine criteria for selecting new directors and review and recommend candidates for election as directors.

  Review and recommend candidates for election as officers.

  Oversee evaluation of the Board of Directors and management.

  Set the compensation for the Board of Directors.

  Review and approve company goals and objectives relevant to the compensation of the chief executive officer.

  Evaluate the performance of the chief executive officer.

  Approve the compensation of the chief executive officer in light of the goals and objectives based on the performance evaluation.

  Review and authorize officer compensation and executive employment agreements.

  Assure effective succession planning is conducted for the chief executive officer and other executive officers.

  Make recommendations to the Board with respect to approval of executive benefit plans, incentive compensation plans and equity-based plans and any amendments.

  Approve awards and vesting acceleration (if applicable) to executive benefit plans, incentive compensation plans and equity-based plans.

Director Nominations

       The Organization and Compensation Committee identifies nominees for director through discussions with the directors or other entities that may come in contact with qualified persons. If desired, the committee will retain a search firm to identify nominees and will approve search firm fees to be paid by Lubrizol. This committee will consider shareholder recommendations for director nominations. These recommendations should be submitted in writing to Lubrizol’s corporate secretary by January 1st before the next annual meeting.

       During 2008, the company paid a fee to a third-party search firm to help identify and evaluate potential nominees.

       Mr. Graff, who was approved by the Organization and Compensation Committee for inclusion on our proxy card for the first time for election by the shareholders to the Board, was recommended to the committee by the chief executive officer, Mr. Hambrick.

       Mr. Widman, who was approved by the Organization and Compensation Committee for inclusion on our proxy card for the first time for election by the shareholders to the Board, was recommended to the committee by the chief executive officer, Mr. Hambrick.

       The committee reviews and assesses the following criteria for all nominees for director, regardless of the source of the recommendation: independence; diversity; age; judgment; skill; integrity; willingness to make the required time commitment; the interplay of the candidate’s experience with the experience of the other Board members; and skills necessary to satisfy the needs of the Board at the time of the vacancy.

Compensation Committee Interlocks and Insider Participation

       As described under “Director Independence” above, the Board has determined that each of the directors who served during 2008, other than James L. Hambrick, is independent under the rules of the New York Stock Exchange and the Board’s independence criteria. And, as mentioned, the committee consists of all of the independent directors: Robert E. Abernathy, Jerald A. Blumberg, Forest J. Farmer, Sr., Michael J. Graff, Gordon D. Harnett, William P. Madar, Dominic J. Pileggi, James E. Sweetnam, Harriett Tee Taggart and Phillip C. Widman. None of the members of the committee during 2008 or as of the date of this proxy statement is or has been an officer or employee of Lubrizol and no executive officer of Lubrizol served on the compensation committee or board of any company that employed any member of the committee or Board.

Executive Compensation

       The Organization and Compensation Committee approves the compensation packages for each of the executive officers and for the directors. The committee considers recommendations from the chief executive officer, chief financial officer and vice president of human resources and peer group and market survey information provided by its compensation consultant, Mercer.

     Mercer and management have worked with the committee to establish an annual calendar detailing the topics to be covered at each meeting. The decisions made by the committee are the responsibility of the committee and may reflect factors and considerations other than the information and recommendations provided by Mercer.

     In carrying out its responsibilities, the committee recognizes the importance of assuring that pay practices are reasonable and tied to performance, and that the corporate governance practices related to executive compensation are designed to inform the committee of all aspects of compensation. For example, the committee has:

  conducted its annual review of total remuneration practices, which included reviewing summary descriptions of all elements of compensation, compensation paid-to-date, and a detailed analysis for each of the named executive officers;

  completed the formal annual evaluation process of the chief executive officer; and

  conducted its annual review of succession candidates for the named executive officers and other key executive positions.

Compensation Committee Report

     The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with Mercer and management. Based on these reviews and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Lubrizol’s proxy statement.

Dominic J. Pileggi, Chair	Gordon D. Harnett
Robert E. Abernathy	William P. Madar
Jerald A. Blumberg	James E. Sweetnam
Forest J. Farmer, Sr.	Harriett Tee Taggart
Michael J. Graff	Phillip C. Widman

Audit Committee

     The members of the Audit Committee during 2008 were William P. Madar (Chair), Robert E. Abernathy, Gordon D. Harnett, Harriett Tee Taggart and Phillip C. Widman. None of the members sit on more than three audit committees of public companies.

     The Board of Directors has determined that (1) each of these members of the Audit Committee is financially literate under the New York Stock Exchange rules, (2) Phillip C. Widman is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K, and (3) as described under “Director Independence” above, each of these members of the Audit Committee is independent under the New York Stock Exchange listing standards and the Board’s independence standards.

     Pursuant to its charter, the principal functions of the Audit Committee are to:

  Annually appoint the independent registered public accountant and evaluate with management the performance of the independent registered public accountant. The independent registered public accountant ultimately is accountable to the Board and the Audit Committee.

  Review with the independent registered public accountant and internal auditors the planned scope and results of audits and pre-approve all audit and non-audit services performed by the independent registered public accountant.

  Hold conferences and review with the independent registered public accountant matters that affect the financial statements and the results of the independent registered public accountant’s reviews, annual audit and reports.

  Review the adequacy and effectiveness of the internal audit function.

  Oversee Lubrizol’s internal control structure.

  Review, address and retain complaints received by Lubrizol regarding accounting, internal accounting controls or auditing matters.

  Provide oversight of the activities of the chief ethics officer and review procedures for monitoring compliance with Lubrizol’s Ethical and Legal Conduct Guidelines.

  Discuss risk assessment and risk management policies.

  Annually review the written charter and perform a self-assessment.

  Obtain advice and assistance from outside advisors, as desired.

  Set clear hiring policies for employees or former employees of the independent registered public accountant.

  Periodically report the activities of the committee to the Board.

     In performing its functions, the Audit Committee acts in an oversight capacity for Lubrizol’s management processes and systems, internal control structure, financial reporting and risk management. It is not responsible for preparing or assuring the accuracy of Lubrizol’s financial statements or filings, or conducting audits of financial statements.

Audit Committee Report

     The Audit Committee reviews Lubrizol’s financial reporting process on behalf of the Board of Directors. The committee held four meetings during 2008. Committee members also met to review quarterly financial statements prior to the public release of earnings for the quarter. The committee has reviewed and discussed the audited financial statements for 2008 separately with management and Lubrizol’s independent registered public accountant. The discussions with the independent registered public accountant included matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the committee has received the written independence disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accountant the independent registered public accountant’s independence. Based on the review of the audited financial statements and the discussions described above, the committee recommended to the Board of Directors that the audited financial statements be included in Lubrizol’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

William P. Madar, Chair	Harriett Tee Taggart
Robert E. Abernathy	Phillip C. Widman
Gordon D. Harnett

GOVERNANCE GUIDELINES/COMMITTEE CHARTERS/ETHICS GUIDELINES

     The Board of Directors Governance Guidelines and all the committee charters are located on our Internet site at www.lubrizol.com/investors/governance/default.asp. Lubrizol’s Ethical and Legal Conduct Guidelines also are located on our Internet site at www.lubrizol.com/about/ethics-guidelines/default.asp. A printed copy of these documents is available free of charge to any shareholder who requests.

DIRECTOR COMPENSATION

2008 Director Compensation

     Directors received an annual retainer fee of $60,000 plus an annual grant of restricted stock units under the 2005 Stock Incentive Plan equal in value to $75,000 on the date of the 2008 Annual Meeting of Shareholders. Directors who were appointed during the year received a grant of a pro-rata amount of restricted stock units as of the date of appointment. The number of restricted stock units was based on the closing stock price of Lubrizol common shares on the date of grant. The restricted stock units vest at the next Annual Meeting of Shareholders. No meeting fees were paid. Each director (other than the committee chair) received an additional annual retainer of $7,500 for each committee on which he/she serves. The chair of the Audit Committee received $13,500 for serving on that committee and the chair of the Organization and Compensation Committee received $21,000 for serving on that committee and for serving as Lead Director. All retainer fees were paid in quarterly installments.

     The 2005 Stock Incentive Plan is discussed in detail below under in footnote (2) to the “Summary Compensation Table.”

Deferral Programs, Director Perquisites and Other Benefits

Deferred Compensation Plan for Directors

     Directors who are not Lubrizol employees may participate in the Deferred Compensation Plan for Directors. Under this plan, directors may elect to defer up to 100% of their annual retainer fee and restricted stock units and have these amounts credited to various cash investment accounts and/or a share unit account. The investment returns of the cash investment accounts equal the performance of investment portfolios designated by the Organization and Compensation Committee. The portfolios mirror the investment funds in our qualified Employees’ Profit Sharing and Savings Plan. The number of share units credited to the share unit account is based on the closing price of Lubrizol common shares on the day the share units are credited to the account and includes additional share units credited for quarterly dividends paid on the Lubrizol common shares. Prior to the year of deferral, directors may elect payment of their accounts at a specified date, or between six and 12 months after separation from service. They may elect to receive payment in the form of a single lump sum payment, periodic payments over a period of up to 20 years or a lump sum followed by periodic payments over a period of up to 20 years.

Travel Expenses

      Upon our invitation, we pay the travel expenses for directors’ spouses to accompany them on Board-related trips. The total amount paid for spousal travel for any of the individual directors during 2008 did not exceed $5,000.

Matching Gift Program

      Directors are eligible to participate in The Lubrizol Foundation’s Matching Gift Program, which is open to all of our employees and directors. The Foundation will match dollar-for-dollar gifts to educational institutions and other charitable organizations up to an aggregate of $5,000 per donor each year.

Director Stock Options

      Prior to 2005, directors received an automatic grant of 2,500 stock options under the 1991 Stock Incentive Plan on the date of each Annual Meeting of Shareholders. The aggregate number of option awards outstanding at December 31, 2008 for each person who was a director as of December 31, 2008 was: Mr. Abernathy - 0; Mr. Blumberg - 625; Mr. Farmer – 4,000; Mr. Harnett – 17,000; Mr. Madar – 10,000; Mr. Pileggi - 0; Mr. Sweetnam - 0; Dr. Taggart – 0; and Mr. Widman – 0.

Director Compensation Table

      The following table shows the compensation of each non-employee director for the fiscal year ended December 31, 2008.

	Fees
	Earned Or	Stock	All Other
	Paid in	Awards	Compensation
Name	Cash ($)	($)(1)	($)(2)	Total ($)
R. E. Abernathy	$75,000	$73,333	$5,000	$153,333
J. A. Blumberg	70,000	73,333	—	143,333
F. J. Farmer	70,833	73,333	1,250	145,416
G. D. Harnett	75,000	73,333	5,000	153,333
W. P. Madar	81,000	73,333	5,000	159,333
D. J. Pileggi	81,000	73,333	—	154,333
J. E. Sweetnam	70,000	73,333	5,000	148,333
H. T. Taggart	75,000	73,333	5,000	153,333
P. C. Widman(3)	12,500	10,414	—	22,914
____________________

(1)	This column shows the dollar amount recognized for financial statement reporting purposes of restricted stock units in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R). On April 23, 2007, the date of the 2007 Annual Meeting of Shareholders, 1,195 restricted stock units were granted to each of the directors then in office under the 2005 Stock Incentive Plan. The number of restricted stock units was determined by dividing $70,000 by the closing price of Lubrizol common shares on April 23, 2007, the date of grant, of $58.57. For financial reporting purposes, the dollar value of the grant is amortized straight-line over the period earned (12 months from the date of grant). No dividends are credited to these restricted stock units. On April 28, 2008, each director who had been a director on April 23, 2007, received 1,195 Lubrizol common shares representing the $70,000 worth of restricted stock units that had been granted under the 2005 Stock Incentive Plan on April 23, 2007. The value on April 28, 2008 of each director’s shares based on the closing price of Lubrizol common shares on that date of $59.07 was $70,588.65.

On April 28, 2008, the date of the 2008 Annual Meeting of Shareholders, 1,269 restricted stock units were granted to each of the directors then in office under the 2005 Stock Incentive Plan. The number of restricted stock units was determined by dividing $75,000 by the closing price of Lubrizol common shares on April 28, 2008, the date of grant, of $59.07. On November 11, 2008, 939 restricted stock units were granted to Mr. Widman under the 2005 Stock Incentive Plan, determined by dividing $31,250 by the closing price of Lubrizol common shares on November 11, 2008, of $33.27. These restricted stock units will vest April 27, 2009. For financial reporting purposes, the dollar value of these grants is amortized straight-line over the period earned (number of months from the grant date to the vesting date). No dividends are credited to these restricted stock units. The value at December 31, 2008 of each director’s 1,269 restricted stock units based on the year-end closing price of Lubrizol common shares of $36.39 was $46,178.91 and the year-end value of Mr. Widman’s restricted stock units was $37,170.

(2)	This column reflects the cost of matching gift payments under The Lubrizol Foundation’s Matching Gift Program, which is open to all Lubrizol employees and directors. The annual maximum amount payable under the Matching Gift Program is $5,000.

(3)	Mr. Widman was appointed to the Board on November 11, 2008.

DIRECTOR SHARE OWNERSHIP GUIDELINES

     We have share ownership guidelines that require each nonemployee director to own at least 5,200 Lubrizol common shares. Shares counted for this purpose include shares owned by the director and/or by the director’s spouse and share units that are payable only in shares under the deferred compensation plans for directors. New directors have five years to reach this target. All the directors who have at least five years of service on the Board have met the ownership guidelines.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND LARGE BENEFICIAL OWNERS

     The following table shows the number of Lubrizol common shares beneficially owned as of January 31, 2009 by each director, each executive officer named in this proxy statement and by all officers and directors as a group. Each person has sole voting and investment power for all the shares shown, unless otherwise noted. Counting his exercisable options, Mr. Hambrick owns 1.06% of Lubrizol common shares. No other executive officer or director owns more than 1% of Lubrizol common shares. All executive officers and directors as a group own approximately 2.6% of Lubrizol common shares.

	Amount and Nature of Beneficial Ownership
Name of		Direct	Employee	Exercisable	Deferred
Beneficial Owner	Total	Ownership (1)	Plan (2)	Options (3)	Share Units (4)
Robert E. Abernathy	3,696	1,000	—	—	2,696
Joseph W. Bauer	92,587	12,343	342	65,775	14,127
Jerald A. Blumberg	14,788	3,229	—	625	10,934
Donald W. Bogus	159,207	4,955	2,936	103,500 (5)	47,816 (6)
Charles P. Cooley	198,324	10,078	3,159	168,761	16,326
Forest J. Farmer, Sr.	20,351	225	—	4,000	16,126
Michael J. Graff(7)	N/A	N/A	N/A	N/A	N/A
James L. Hambrick	715,522	14,977	17,246	493,775	189,524
Gordon D. Harnett	42,742	200	—	17,000	25,542
Stephen F. Kirk	169,452	43,967	292	72,500	52,693
William P. Madar	45,830	3,597	—	10,000	32,233
Dominic J. Pileggi	5,315	1,000	—	—	4,315
James E. Sweetnam	1,195	1,195	—	—	—
Harriett Tee Taggart	1,195	1,195	—	—	—
Phillip C. Widman	3,000	3,000	—	—	—
All Executive Officers and
Directors as a Group	1,753,611	115,426	53,668	1,111,001	473,516
____________________

(1)	This column includes shares owned by or jointly with family members, including 1,195 of Dr. Taggart’s shares, 3,000 of Mr. Widman’s shares, 114 of Mr. Hambrick’s shares, 12,944 of Mr. Kirk's shares, 1,600 of Mr. Bauer’s shares and 19,835 of the shares held by the group, for which each has shared voting and investment power.

(2)	This column shows shares held in the Employees’ Profit Sharing and Savings Plan, for which the individuals indicated have sole voting power and limited investment power.

(3)	This column shows shares covered by stock options that currently are exercisable or will be exercisable by April 1, 2009.

(4)	This column shows the indirect share ownership held by directors and officers under various deferred compensation plans described in this proxy statement. Share units attributable to Lubrizol matching contributions under the Executive Council Deferred Compensation Plan on or after January 1, 2004 will be paid solely in cash and are not shown in this table.

(5)	The committee approved the full vesting of Mr. Bogus’ outstanding options effective January 2, 2009, Mr. Bogus’ retirement date.

(6)	This amount includes 2,443 share units under the Supplemental Retirement Plan for Donald W. Bogus. Share units attributable to additions to the plan on or after January 1, 2004 will be paid solely in cash and are not shown in this table.

(7)	Mr. Graff was appointed to the Board on February 23, 2009.

Five Percent Beneficial Owners

     The following table lists each person we know to be an owner of more than 5% of our shares as of December 31, 2008.

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class
OppenheimerFunds, Inc.
Two World Financial Center	7,942,742 (1)	11.81%	(1)
225 Liberty Street
New York, NY 10281

Barclays Global Investors (Deutschland) AG
Apianstrasse 6	7,048,837 (2)	10.48%	(2)
D-85774
Unterfohring, Germany

Janus Capital Management LLC
151 Detroit Street	3,835,123 (3)	5.7%	(3)
Denver, CO 80206
____________________

(1)	This information was obtained from a Schedule 13G dated January 26, 2009 filed by OppenheimerFunds, Inc., which is an investment advisor registered under the Investment Advisors Act of 1940. OppenheimerFunds, Inc. and its affiliates reported sole voting power as to zero shares, shared voting power as to 7,942,742 shares, sole investment power as to zero shares and shared investment power as to 7,942,742 shares.

(2)	This information was obtained from a Schedule 13G dated February 6, 2009 filed by Barclays Global Investors (Deutschland) AG, which is an investment advisor registered under the Investment Advisors Act of 1940. Barclays Global Investors (Deutschland) AG and its affiliates reported sole voting power as to 5,776,058 shares, shared voting power as to zero shares, sole investment power as to 7,048,837 shares and shared investment power as to zero shares.

(3)	This information was obtained from a Schedule 13G dated February 17, 2009 filed by Janus Capital Management LLC, which is an investment advisor registered under the Investment Advisors Act of 1940. Janus Capital Management LLC and its affiliates reported sole voting power as to zero shares, shared voting power as to 3,835,123 shares, sole investment power as to zero shares and shared investment power as to 3,835,123 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Program, Objectives and Policies

1.Q	What are the core objectives of Lubrizol’s Executive Compensation Program?

1.A	The core objectives of our compensation program for the named executive officers are to:

  ensure a fair and competitive level of compensation;

  maximize total shareholder return by emphasizing both the short- and long-term performance of the business;

  provide incentives to achieve objective measures of financial performance and objective and subjective measures of operational performance; and

  align named executive officer interests with those of our shareholders by requiring the ownership of a specified level of Lubrizol stock.

2.Q	How do you accomplish these objectives?

2.A	We accomplish these objectives by offering the named executive officers a combination of fixed and variable pay, short- and long-term incentives, and cash and equity compensation.

Oversight of Executive Compensation Program

3.Q	Who oversees the Executive Compensation Program?

3.A	The Executive Compensation Program is managed by the Organization and Compensation Committee with support from its executive compensation consultant, Mercer.

4.Q	Who makes up the Organization and Compensation Committee?

4.A	As noted under “Board/Committees Matters”, the committee is comprised entirely of all of the independent directors.

5.Q	What tools does the committee use to base its executive compensation decisions?

5.A	The committee can use any or all of the following tools to make compensation decisions for the named executive officers:

  peer and non-peer group survey information regarding base and annual and long-term incentive pay, and recommendations made by its compensation consultant, Mercer;

  recommendations from the chief executive officer, chief financial officer and vice president of human resources;

  company financial performance;

  business segment performance;

  annual review of individual performance of the named executive officers;

  internal pay comparisons among the named executive officers;

  annual review of all components of named executive officer compensation, including base salary, annual and long-term incentive pay, stock option grants, the dollar value to the executive and the cost to Lubrizol of all perquisites and other personal benefits, the earnings and accumulated payment obligations under Lubrizol’s non-qualified deferred compensation plans, the actual projected payment obligations under Lubrizol’s excess and supplemental retirement plans and the actual projected payment obligations under various termination and change-in-control scenarios.

In any given year, the committee’s compensation decisions may reflect factors and considerations other than those described above and the committee has the discretion to make changes to the compensation program.

6.Q	Does the committee play a role in the selection and management of the executive compensation consultant?

6.A	Yes, the committee is responsible for the selection, periodic review and approval of the payment of its executive compensation consultant. The committee has the sole authority to continue or terminate its relationship with Mercer.

7.Q	Can you describe in more detail the kinds of services and information the executive compensation consultant provides to the committee?

7.A	The compensation consultant annually provides to the committee:

  a comprehensive report detailing Lubrizol’s performance relative to its peer group with respect to earnings per share from continuing operations as adjusted for restructuring and impairment charges (EPS), earnings before interest, taxes, depreciation and amortization (EBITDA), return on average assets, return on average equity and total shareholder return (TSR);

  a comparison of the actual base, annual and long-term incentive payments and incentive award grants for the named executive officers to those of the company’s peer group and to comparable professional positions in other industries; and

  information related to relevant trends in executive compensation practices and other special studies the committee may request from time to time, including a review of the compensation discussion and analysis in the proxy statement.

8.Q	What other business relationships exist between Mercer and Lubrizol?

8.A	Mercer’s executive compensation consultants do not provide any other services to Lubrizol. However, other business segments of Mercer do provide consultation services to Lubrizol. In 2008, we paid to Mercer approximately $110,000 for executive compensation-related work and approximately $6,300 for U.S. broad-based compensation consulting and actuarial assistance. Approximately $120,000 was paid by our international locations to Mercer to purchase local salary surveys for benchmarking purposes and for benefits consultation support.

9.Q	How does the executive compensation consultant work with management?

9.A	While it is recognized that Mercer’s primary relationship is with the committee, we believe that to best meet its commitments, Mercer must work for the committee while working with management.

In order to provide effective advice to the committee, Mercer will:

  request that management provide compensation and benefits data along with financial projections and other relevant operational data not otherwise readily available from public sources;

  work with management to ensure Mercer understands the scope of the various executive jobs so that benchmarking is accurate;

check factual and data analyses with management to ensure its accuracy; and review draft reports with management team members as directed by the committee chair.

Factors Considered by the Committee in 2008

10.Q	In 2008, what material factor(s) did the committee use to base its named executive officer base salary and annual and long-term incentive compensation target award compensation decisions?

10.A	In 2008, the material factor affecting base salary and individual annual and long-term incentive compensation target awards was the peer group benchmark information provided by Mercer.

11.Q	Did any other factors play a material role in the compensation decisions?

11.A	While the committee reviewed all of the factors specified in Q&A 5 above, in 2008 the results of these reviews, other than the peer group benchmarking review, did not affect materially the committee’s compensation decisions.

12.Q	In 2008, were there any material differences in compensation policies with respect to individual named executive officers?

12.A	There were no material differences in the application of our compensation policies among our named executive officers. Differences in the amount of 2008 compensation for the individual named executive officers were a function of an individual’s position, scope and responsibility, based on a review of peer group information. For example, the chief executive officer has greater responsibility for company results than any other of the named executive officers. His compensation reflects that responsibility (that is, he makes more than the other named executive officers), in accordance with our benchmark comparison with other chief executive officers in our peer group.

13.Q	In considering all elements of compensation in 2008, what were the committee’s general conclusions?

13.A	Based on its annual review of all compensation components, the committee found the named executive officers’ total compensation (and, in the case of the termination and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

Peer Group

14.Q	What peer group is used to make benchmarking comparisons?

14.A	The committee has adopted the group of public companies from the Fortune 1000 chemical index as the company’s peer group for the purposes of benchmarking compensation practices and levels and to assess the company’s relative financial performance.

15.Q	What companies make up this peer group?

15.A	The public companies contained in the peer group as of January 1, 2009 were:

  Air Products and Chemicals

  Albemarle

  A. Schulman

  Ashland

  Avery Dennison

  Cabot Corporation

  Celanese

  CF Industries

  Chemtura

  Cytec Industries

  Dow Chemical

  Dupont

  Eastman Chemical

  Ecolab

  Ferro Corporation

  FMC

  Georgia Gulf

  Huntsman

  International Flavors and Fragrances

  Monsanto Company

  Mosaic

  Nalco Holding

  PolyOne

  PPG Industries

  Praxair

  Rockwood Holdings

  Rohm and Haas

  RPM International

  Scotts Miracle-Gro

  Sherwin Williams

  Sigma-Aldrich Corporation

  Solutia

  Terra Industries

  UAP Holding

  Valhi, Inc.

  Valspar

  Westlake Chemical

  W. R. Grace

16.Q	Why did the committee choose such a large group?

16.A	The committee considered using a subset of this group but determined that using the entire group:

is a better model for comparative purposes given our unique portfolio of product lines; and results in less overall year-to-year volatility in the benchmarks we use.

17.Q	Could the peer group used for comparisons change in the future?

17.A	The committee may determine that it is in the best interest of Lubrizol to change the peer group from time to time as the companies listed in the Fortune 1000 chemical index change, and/or as our business portfolio changes.

Elements of Pay

18.Q	What are the elements of pay that make up Lubrizol’s executive compensation program?

18.A	Our executive compensation program consists of base salary, annual cash incentive pay, long-term equity incentive pay, retirement plans, perquisites and other benefits.

Base Salary

19.Q	How does the committee determine base salaries for the named executive officers?

19.A

In 2008, the committee targeted base salaries for the named executive officers to be paid at approximately the 50th percentile of salaries for persons having similar jobs (based on position, scope and responsibility) in the peer group. The committee authorized a 5% increase in Mr. Hambrick’s base salary that became effective in October 2008. The committee authorized other named executive officers’ base salary increases in 2008 ranging from between 0 – 5%. These increases were intended to keep base salary pay in line with our peer group median pay practice. Mr. Kirk, who was promoted to Chief Operating Officer in September 2008, received a 5% merit increase in July 2008 and a 10% promotional increase in October 2008.

Performance-Based Incentive Compensation

20.Q	How do annual and long-term incentive programs fit into the overall compensation strategy?

20.A	One of the key goals of our compensation programs is to reward named executive officers for achieving annual and long-term performance objectives. A significant part of the executive’s compensation is tied to achieving these performance objectives. We believe that our performance-based incentive program is designed to provide incentives to the named executive officers to meet challenging performance objectives, which, in turn, provide value to our shareholders through superior performance.

21.Q	What are the annual and long-term incentive performance objectives intended to accomplish?

21.A	The committee sets annual and long-term performance objectives to encourage steady earnings growth.

Annual Incentive Pay

22.Q	What is the purpose of the Annual Incentive Pay Program?

22.A	The purpose of the annual cash incentive pay program (AIP) is to motivate the named executive officers to achieve specific annual performance objectives that are of particular importance to the success of the company during the fiscal year.

23.Q	How did the committee set 2008 individual target awards?

23.A	The committee benchmarked the annual incentive pay individual target awards for the named executive officers to be at the 50th percentile for persons having similar jobs (based on position, scope and responsibility) in the peer group. Target awards are expressed as a percentage of base salary and in 2008 ranged from 50% to 100% of base salary for the named executive officers as shown below:

	Current	Target	Target
Name	Base Salary	Percentage	Award Value
J. L. Hambrick	$951,000	100%	$951,000
C. P. Cooley	463,063	70%	324,144
S. F. Kirk	441,456	70%	309,019
D. W. Bogus	377,663	50%	188,832
J. W. Bauer	345,592	60%	207,355

For 2008, the committee increased Mr. Bauer’s incentive award target from 50% to 60% of base salary and reduced Mr. Bogus’ annual incentive award target from 70% to 50% of base salary to better align the annual incentive opportunity with similar positions in the peer group and to address changing job scope and responsibilities. The annual incentive award targets for the other named executive officers generally were in line with the peer group median.

24.Q	How did the 2008 AIP work?

24.A	At the beginning of 2008, the committee granted AIP target awards to the named executive officers based on a balanced scorecard that used a combination of financial and operating performance objectives. The committee set minimum threshold, target and maximum levels of performance for each objective. Possible payouts ranged from 50% of the target award at minimum threshold performance to 200% of the target award at maximum performance, with 100% of the target award being paid at target performance. The dollar value of the minimum threshold, target and maximum performance levels of the 2008 AIP grant shown below is based on current base salary.

	Threshold	Target	Maximum
	(50% of	(100% of	(200% of
Name	Target Award)	Target Award)	Target Award)
J. L. Hambrick	$475,500	$951,000	$1,902,000
C. P. Cooley	162,072	324,144	648,288
S. F. Kirk	154,510	309,019	618,038
D. W. Bogus	94,416	188,832	377,663
J. W. Bauer	103,678	207,355	414,710

25.Q	How were the balanced scorecard objectives set in 2008?

25.A	For 2008, at the consolidated level the committee based 70% of the balanced scorecard on the financial metrics of Adjusted EPS (50%) and return on invested capital (ROIC) (20%). See Q&A 27 for definitions of Adjusted EPS and ROIC metrics. In order for any payments to be made under the program, Adjusted EPS performance had to meet a minimum threshold.

The remaining 30% of the consolidated scorecard was tied to a number of objective and subjective growth objectives related to acquisitions, organic growth and organizational development, none of which individually was material to the outcome of the scorecard.

Mr. Hambrick, Mr. Cooley and Mr. Bauer had 100% of their target award based on the consolidated balanced scorecard.

26.Q	Were similar objectives set at the business segment level?

26.A	Yes. We have two business segments. Mr. Kirk was President of the Lubrizol Additives segment (LZA) through September of 2008 and is now Chief Operating Officer. Mr. Bogus was the President of Lubrizol Advanced Materials segment (LZAM) in 2008. Their AIP target awards were based 25% on consolidated results and 75% on their respective business segment results.

To provide greater line-of-sight for Mr. Kirk and Mr. Bogus, the committee based 70% of each business segment’s balanced scorecard on the financial metrics of adjusted unit operating income (Adjusted UOI) (50%) and return on gross investment (ROGI) (20%). See Q&A 27 for definitions of Adjusted UOI and ROGI. The remaining 30% of each business segment scorecard was tied to a number of objective and subjective growth objectives related to acquisitions, organic growth and organizational development, none of which individually was material to the outcome of the scorecard.

27.Q	What were the performance measures and targets for 2008 AIP? Why were they chosen? How difficult was it to reach target?

27.A	In developing the performance measures and weightings, the committee determined that internal measurements of performance that are not calculated in accordance with U.S. generally accepted accounting principles (Non-GAAP measures), are valuable in determining performance of Lubrizol and its segments. Accordingly, the measures of Adjusted EPS, return on invested capital and segment Adjusted UOI are used for the calculation of incentive compensation because Lubrizol and the committee believe that these Non-GAAP measures are a good indicator of Lubrizol’s achievement of its business objectives and a significant driver of stock price performance.

Adjusted EPS

The primary performance measure is Adjusted EPS, which accounted for 50% of the weighting for the 2008 consolidated balanced scorecard. Adjusted EPS is earnings per share calculated in accordance with U.S. generally accepted accounting principles adjusted for special or unusual items that the committee believes should not impact the annual incentive. These adjustments include charges related to actions that benefit Lubrizol’s long-term performance, such as restructuring, facility closures, divestitures, and acquisition transaction and integration costs. Adjustments also include the effects of changes in accounting standards that occur after the committee establishes the performance targets, as well as certain asset and goodwill impairments. Pre-tax goodwill impairment charges totaled $363.0 million in 2008. In 2008, the adjustments totaled $5.06 per share and consisted of restructuring and impairment charges related to our performance coatings and engineered polymers product lines and to the closure of an LZA facility in Canada. The committee selected Adjusted EPS as the primary objective performance measure because it believes that the consistent achievement of EPS growth targets is an important factor in the creation of shareholder value.

Target Adjusted EPS in the 2008 AIP was a 0.7% increase over 2007 Adjusted EPS. The committee believed that the target was sufficiently challenging given that the long-term growth rate of the lubricant additives industry is estimated to be 0-1% and that the LZA segment comprises approximately two-thirds of our revenues. The minimum threshold Adjusted EPS achievement required for any payment, target Adjusted EPS, maximum Adjusted EPS level at which a payment could be earned and actual Adjusted EPS for 2008 were as follows:

	Threshold	Target	Maximum	2008
Performance	Payment	Payment	Payment	Actual
Measure	Opportunity	Opportunity	Opportunity	Performance
Adjusted EPS	$3.65	$4.25	$4.67	$4.09

Return on Invested Capital (ROIC)

ROIC was 20% of the consolidated scorecard’s weighting and is calculated as after-tax operating income, adjusted on the same basis as Adjusted EPS, divided by Average Invested Capital. Average Invested Capital is calculated as the average of debt plus equity less Excess Cash for the previous five quarter-ends beginning with the quarter ending December 31, 2008. Since the impact of the goodwill impairment charges of $363.0 million was not included in the computation of Adjusted EPS, we did include the impaired goodwill as an add-back in our calculation of Average Invested Capital. Excess Cash is defined as the cash balance in excess of 2% of annual revenues. The committee selected ROIC as a performance measure because it encourages management to achieve appropriate returns on investments in the business. For 2008, the minimum threshold ROIC, target ROIC, maximum performance ROIC and actual ROIC were as follows:

	Threshold	Target	Maximum	2008
Performance	Payment	Payment	Payment	Actual
Measure	Opportunity	Opportunity	Opportunity	Performance
ROIC	9.6%	10.9%	11.9%	10.4%

The committee believes target ROIC is equivalent to target Adjusted EPS in terms of difficulty to achieve.

Adjusted UOI

Segment adjusted unit operating income before interest and taxes (Adjusted UOI) was 50% of the weighting for each segment’s balanced scorecard, and consisted of unit operating income adjusted on the same basis as Adjusted EPS. The committee gave Adjusted UOI a 50% weighting at the segment level because it is a measure of segment earnings performance, which is important to making reinvestments in assets and technology, repaying Lubrizol’s indebtedness and distributing cash to shareholders. The committee selected Adjusted UOI as the primary performance measure for the operating segments because it believes that the steady achievement of earnings growth targets is an important factor in the creation of shareholder value.

Target Adjusted UOI for the LZA segment in the 2008 AIP was an 11.9% increase over 2007 Adjusted UOI. The committee believes that the target was sufficiently challenging given that the long-term growth rate of the lubricant additives industry is estimated to be 0-1%. The minimum threshold Adjusted UOI, target Adjusted UOI, maximum performance Adjusted UOI and actual Adjusted UOI for the LZA segment were as follows (dollars in millions):

	Threshold	Target	Maximum	2008
Performance	Payment	Payment	Payment	Actual
Measure	Opportunity	Opportunity	Opportunity	Performance
LZA Adjusted UOI	$379	$432	$464	$422

The adjustments for the year consisted of $5.6 million of restructuring and impairment charges related to the closure of a Canadian LZA facility.

The committee believes that the target Adjusted UOI for the LZAM segment was sufficiently challenging since it substantially exceeds the average of the growth rates of the markets that the LZAM segment serves. For 2008, the minimum threshold Adjusted UOI, target Adjusted UOI, maximum performance Adjusted UOI and actual Adjusted UOI for the LZAM segment were as follows (dollars in millions):

	Threshold	Target	Maximum	2008
Performance	Payment	Payment	Payment	Actual
Measure	Opportunity	Opportunity	Opportunity	Performance
LZAM Adjusted UOI	$131	$152	$163	$94

The adjustments for the year consisted $388.5 million of restructuring and impairment charges, of which $25.4 million were related to business improvement initiatives or facility impairments in the performance coatings product line, and $363.0 million were related to goodwill impairments in the performance coatings and engineered polymers product lines.

Adjusted EBITDA

Adjusted EBITDA is defined as segment earnings before interest, taxes, depreciation and amortization, adjusted on the same basis as Adjusted EPS.

Return on Gross Investment (ROGI)

ROGI for each segment accounted for 12.5% of the segment balanced scorecards’ weightings and is calculated as Adjusted EBITDA after taxes divided by average segment gross investment. Segment gross investment consists of gross property, plant and equipment, working capital, intangible assets and goodwill. Average segment gross investment is calculated as the average segment gross investment for the previous five quarter-ends beginning with the quarter ending December 31, 2008. The committee selected ROGI as a performance measure because it encourages segment management to achieve appropriate returns on investments in the businesses.

For 2008, the minimum threshold ROGI, target ROGI, maximum performance ROGI and actual ROGI performance for the LZA and LZAM segments were as follows:

	Threshold	Target	Maximum	2008
	Payment	Payment	Payment	Actual
Segment	Opportunity	Opportunity	Opportunity	Performance
LZA	12.0%	13.2%	14.0%	12.9%
LZAM	6.6%	7.1%	7.4%	5.9%

The target ROGI for the LZAM segment was lower than the target ROGI for the LZA segment because the LZAM segment’s gross investment includes the purchase price for the acquisition of Noveon International, Inc., which was completed in June 2004. The committee believes target ROGI for the two segments is equivalent to target Adjusted UOI in terms of difficulty to achieve.

28.Q	What were the 2008 annual incentive plan payouts to the named executive officers?

28.A	The actual payouts for 2008 based on consolidated and segment performance target achievement (expressed as a percent of base salary) were: Mr. Hambrick – 84.12%; Mr. Cooley – 58.8%; Mr. Kirk – 63.43%; Mr. Bogus – 17.05%; and Mr. Bauer – 50.41%. AIP cash payments for 2008, paid in 2009, are shown below:

			% Actual
			Performance
	Current		Compared to
	Base	Target	Target	Payment
Name	Salary	Award	Performance	%	Payment
J. L. Hambrick	$951,000	100%	84.01%	84.12%	$800,000
C. P. Cooley	463,063	70%	84.01%	58.8%	272,300
S. F. Kirk	441,456	70%	90.61%	63.43%	280,000
D. W. Bogus	377,663	50%	34.13%	17.05%	64,400
J. W. Bauer	345,592	60%	84.01%	50.41%	174,200

These payments are reported in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” and reflect the fact that actual consolidated Adjusted EPS did not reach plan target and the other consolidated and segment goals for 2008 did not exceed plan target levels.

Long-Term Equity Incentive Compensation

29.Q	Why do you provide a long-term equity compensation program in addition to the annual incentive program?

29.A	The long-term equity incentive compensation program encourages the named executive officers to focus on Lubrizol’s long-term performance and provides an opportunity for them to increase their ownership stake through equity awards. Equity awards, which consist of stock options and performance share units (payable in shares of Lubrizol stock), are intended to align executives’ interests with those of our shareholders and to assist executives in meeting their equity ownership requirements.

30.Q	Why are both stock options and performance share units granted?

30.A	The committee chose the combination of stock options and performance share units to focus the named executive officers’ attention on achieving steady growth in corporate earnings and long-term share price appreciation.

31.Q	How are award levels set?

31.A	The committee used peer group data provided by Mercer to establish the long-term incentive award opportunities for the named executive officers. The committee annually determines dollar-based awards (detailed in Q&A 34) and the value of these awards were then denominated 50% in stock options (using the Black-Scholes value on the date of grant) and 50% in performance share units (using the closing price of shares on the date of grant). Share units vest after three years if specific performance objectives are met. Stock options also vest over a three-year period. The award is designed to provide long-term compensation at the 50th percentile of our peer group. For 2009, due to the current economic environment, the mix of options/performance shares will be shifted to 30% options/70% performance shares. This change was made after careful review of the incentive opportunity provided, consideration of share usage and the continuing desire to align the named executive officers’ interests with those of the shareholders through a strong pay for performance orientation.

32.Q	Are previous awards considered when a grant is made?

32.A	No. Long-term incentive awards provide the named executive officers with the opportunity for a specific level of long-term compensation opportunity on an annual basis without regard to previous payments or grants.

33.Q	When are stock options and performance share unit awards granted?

33.A	The committee granted the 2008 stock options and the 2008-2010 performance share unit award at its 2008 February committee meeting, which occurred more than a week after earnings for 2007 were released.

34.Q	What was the grant value at target of the long-term incentive award (stock options and performance share units) for each named executive officer in 2008?

34.A	In 2008, the target award percentage (as a percentage of salary) and the grant value at target of the long-term incentive award for each of the named executive officers were:

	Grant Date		Grant Value
Name	Base Salary	Target Award %	at Target
J. L. Hambrick	$905,603	325%	$2,943,209
C. P. Cooley	441,012	160%	705,619
S. F. Kirk	382,213	150%	573,320
D. W. Bogus	377,663	150%	566,495
J. W. Bauer	326,030	125%	407,538

As a result of the committee’s annual total remuneration analysis, which includes competitive benchmarking and peer data reviews provided by Mercer, grant targets for the named executive officers (with the exception of Mr. Bauer’s, whose target remained the same) declined in 2008 as follows: Mr. Hambrick’s from 350% to 325%; Mr. Cooley’s from 175% to 160%, Mr. Kirk’s from 175% to 150% and Mr. Bogus’ from 175% to 150%. For 2009, Mr. Kirk’s target will be increased to 160% in consideration of his new assignment.

35.Q	Where can I find more information on the stock option plan?

35.A	The stock option plan is discussed in greater detail under footnote (2) to the “Summary Compensation Table.”

36.Q	How are performance share units earned by the named executive officers?

36.A	Performance share units are earned based on achieving specified long-term financial performance objectives. The performance measures can be based on both corporate and segment performance objectives or solely on corporate performance objectives.

37.Q	What is the performance measure for the previous performance share unit grants?

37.A	For the 2005-2007 performance period, which was paid in 2008, the performance measure for the corporate-level participants, Mr. Hambrick, Mr. Cooley and Mr. Bauer, was a three-year consolidated cumulative Adjusted EBITDA target (see the definition of Adjusted EBITDA in Q&A 27). This measure was used following our acquisition of Noveon International, Inc. in June 2004 because the committee decided to direct focus on cash flow from operations as a result of the significant additional debt we incurred for the acquisition. The committee used three-year segment cumulative Adjusted EBITDA targets for the segment participants, Mr. Kirk and Mr. Bogus, to direct their focus on segment results.

The performance measure for the 2006, 2007 and 2008 performance share unit grants is three-year cumulative Adjusted EPS for all participants (see the definition of “Adjusted EPS” in Q&A 27). The committee made this change from 2005 for two reasons. First, the committee believes that the benefits of segment line-of-sight incentives are achieved with the annual incentive pay plan and that better long-term focus is achieved when all participants share the same long-term performance objective. Second, the committee believes that earnings per share is the appropriate measure of earnings performance because it reflects the effects of capital spending (through depreciation), and takes into account capital structure decisions (through interest expense and shares outstanding) and tax planning.

38.Q	What are the specific three-year cumulative Adjusted EPS targets for the 2006, 2007 and 2008 performance share unit grants?

38.A	For the 2006-2008 performance period, the three-year cumulative Adjusted EPS required for target performance share payment was established by using a compound annual growth rate of 8.5%. A compound annual growth rate of 5% is required for minimum threshold payment (50%), and a compound annual growth rate of 15.5% is required for the maximum payment (200%). The committee believes that the target was sufficiently challenging given the degree to which it exceeds the average long-term growth rates of the markets that we serve.

For the 2007-2009 performance period, the three-year cumulative Adjusted EPS required for target performance share payment was established by using a compound annual growth rate of 7.8%. A compound annual growth rate of 4.3% is required for minimum threshold payment (25%), and a compound annual growth rate of 17.1% is required for the maximum payment (200%). The committee believes that the target was sufficiently challenging given the degree to which it exceeds the average long-term growth rates of the markets that we serve.

For the 2008-2010 performance period, the three-year cumulative Adjusted EPS required for target performance share payment was established by using a compound annual growth rate of 8.5%. A compound annual growth rate of 2.5% is required for minimum threshold payment (25%), and a compound annual growth rate of 20.0% is required for the maximum payment (200%). The committee believes that the target was sufficiently challenging given the degree to which it exceeds the average long-term growth rates of the markets that we serve.

39.Q	Why were the 2008 grant’s Adjusted EPS growth rates different than the 2007 grant’s Adjusted EPS growth rates?

39.A	At the time of each grant, the committee sets the minimum threshold, target and maximum achievement levels based on factors that include historical and projected performance. Based on our performance trajectory over the prior three years, the committee believed that it was appropriate to increase the 2008 grant’s target growth rate.

40.Q	For the 2006 performance share unit grants, payable in 2009, what were the performance metrics, plan achievement and performance share payments for the named executive officers?

40.A	For the 2006 performance share unit grant, a three-year cumulative Adjusted EPS target of $8.87 was set under which performance share units would vest and be paid if met. The minimum threshold (50%) level of performance was set at $8.31 and the maximum (200%) level was set at $10.11. All participants’ awards were based on this metric. Actual 2006- 2008 Adjusted EPS was $11.16.

The committee believes that the targets were sufficiently challenging given the degree to which they exceeded the average long-term growth rates of the markets that we serve.

In February 2009, the committee authorized performance share payments for the 2006- 2008 performance period as follows:

	Target Performance	Performance
	Shares at Time of	Percentage
Name	Grant	Achieved	Shares Paid
J. L. Hambrick	34,920	200%	69,840
C. P. Cooley	7,660	200%	15,320
S. F. Kirk	7,330	200%	14,660
D. W. Bogus	7,330	200%	14,660
J. W. Bauer	4,490	200%	8,980

41.Q	Will the target long-term incentive grant opportunities remain the same for the 2009- 2011 performance period?

41.A	With the exception of the target incentive grant opportunity for Mr. Bogus, who retired on January 2, 2009, and Mr. Kirk, the targets for the other named executive officers will remain the same. Mr. Kirk’s target opportunity was increased from 150% to 160% for the 2009- 2011 in consideration of his new assignment.

Officer Share Ownership Guidelines

42.Q	Are named executive officers required to own Lubrizol stock?

42.A	Yes. The committee has established ownership guidelines to further align the interests of the named executive officers with those of shareholders. Our guidelines require the named executive officers to hold Lubrizol common shares having a value between two and five times their base salary, depending on their position. New officers have five years to reach this target. Once the officer has met his/her ownership guidelines, he/she is not required to hold additional shares. The ownership guideline for each named executive officer, shown as a multiple of base salary, is: Mr. Hambrick – 5; Mr. Cooley – 3; Mr. Kirk – 3; Mr. Bogus – 3 and Mr. Bauer – 2.

43.Q	What shares are included when determining whether an individual’s share ownership guidelines are met?

43.A	Shares counted for this purpose include shares owned by the named executive officer and/or his spouse, share units that are payable only in shares under the deferred compensation plans and shares held in the Employees’ Profit Sharing and Savings Plan.

44.Q	Have all of the named executive officers reached their ownership requirements?

44.A	Yes. Each of the named executive officers has met his ownership guidelines.

Retirement Plans

45.Q	What retirement plans are made available to the named executive officers; do they differ from those offered to the general employee population?

45.A	The qualified and nonqualified retirement plans provided to the named executive officers are those that are offered to all qualifying U.S. non-union employees including the Lubrizol Corporation Pension Plan, Employees’ Profit Sharing and Savings Plan, Excess Defined Benefit Plan and Excess Defined Contribution Plan. These plans are designed to work together with Social Security benefits to provide employees generally with 30 years of service with retirement income that is approximately 70% of final pay at retirement.

46.Q	Are there any other retirement plans offered to the named executive officers?

46.A	The retirement plan benefits along with Social Security benefits for our employees generally, as a percentage of pay at retirement, exceed those benefits for our named executive officers. To partially narrow this difference, we have the Officers’ Supplemental Retirement Plan, in which Mr. Hambrick and Mr. Kirk are the current named executive officer participants. Mr. Bogus was a participant until his retirement on January 2, 2009. Mr. Hambrick, as chief executive officer, and Mr. Kirk as chief operating officer, automatically are participants and Mr. Bogus became a participant in 2008 because his Employment Agreement provided for participation if he remained employed until the later of age 60 or January 1, 2008. The purpose of this plan is to work together with the other retirement plans and Social Security benefits to provide participants with retirement income after 30 years of service that is approximately 60% of final average pay (defined as the average of the three highest years of pay out of the last 10 years).

47.Q	Where can I find more information on the company’s retirement plans?

47.A	The Pension Plan is discussed in detail in footnote (1) to the “Pension Benefits” table. The Excess Defined Benefit Plan is discussed in detail in footnote (2) to the “Pension Benefits” table. The Officers’ Supplemental Retirement Savings Plan is discussed in detail in footnote (3) to the “Pension Benefits” table. The Employees’ Profit Sharing and Savings Plan is discussed in detail under the heading “Employees’ Profit Sharing and Savings Plan.”

Nonqualified Deferred Compensation Plans

48.Q	What nonqualified deferred compensation plans are offered to the named executive officers?

48.A	We sponsor the Executive Council Deferred Compensation Plan and the Senior Management Deferred Compensation Plan.

49.Q	Who is eligible to participate in the Executive Council Deferred Compensation Plan?

49.A	The Executive Council Deferred Compensation Plan covers our top officers including our named executive officers. We offer this plan to help the officers achieve their share ownership requirement through the elective deferral of up to 90% of their annual incentive pay into share units, which accumulate share dividends and are paid in shares three years after deferral. The plan provides a 25% match on officer deferrals, which is fully vested and paid in cash when the shares are paid. The committee changed the eligibility requirements for this plan. Effective with elections made for the 2009 deferral period, once an executive officer reaches his/her share ownership guideline, he/she is no longer eligible to participate in this plan.

50.Q	Why is this 25% match provided to participants?

50.A	The purpose of the 25% match is to act as an incentive to the named executive officers to defer their annual incentive pay into Lubrizol shares and to achieve their share ownership requirements. As with other benefits and perquisites, the committee periodically reviews this plan to make sure it is a competitive offering, as noted above.

51.Q	Who is eligible to participate in the Senior Management Deferred Compensation Plan? Why is this plan provided?

51.A	The Senior Management Deferred Compensation Plan is offered to our top managers including our named executive officers. This plan allows participants to defer up to 90% of their cash and long-term performance share compensation so that they may further align themselves with our shareholders and have an additional opportunity to save for retirement.

All of the nonqualified deferred compensation plans are described in detail under the “Nonqualified Deferred Compensation” table.

Welfare Plans

52.Q	What welfare plans are made available to the named executive officers; do they differ from those offered to the general employee population? Why are they offered?

52.A	We offer a health care plan that provides medical, dental and prescription drug coverage for U.S. employees. We also offer group life insurance and short- and long-term disability plans that cover all U.S. non-union employees. The purpose of these plans is to provide competitive basic benefits to our employees and to help us attract and retain employees.

The named executive officers participate in these plans under the same terms as the rest of the participants, except for Mr. Hambrick and Mr. Bogus who participate in the Executive Death Benefit Plan rather than the group life insurance plan. Mr. Hambrick, became a participant when he became Chief Executive Officer, and Mr. Bogus became a participant in 2008 because his Employment Agreement provided for participation if he remained employed until the later of age 60 or January 1, 2008. The purpose of the Executive Death Benefit Plan is to provide continuing life insurance after retirement in consideration of the participant’s service to Lubrizol. This plan is described in detail in footnote (1) to the termination table for Mr. Hambrick under “Potential Payments Upon Termination or Change in Control.”

Perquisites

53.Q	Does the company provide perquisites to the named executive officers?

53.A	Yes. We provide the following perquisites to the named executive officers:

  Executive physicals: offered to the named executive officers and their spouses to help ensure their health and to facilitate early detection of any medical issues. The cost of these physicals is included in their income and is grossed up for the taxes to encourage them to use the benefit.

  Financial planning services: offered to help the named executive officers maintain their focus on Lubrizol by minimizing the time they need to spend on financial planning and tax return preparation. The cost is included in their income and is grossed up for the taxes to encourage them to use the benefit.

  Business club memberships: offered to the named executive officers primarily for business purposes as required in the performance of their duties. Any personal use of these clubs is paid for by the officers.

  Business-related travel for spouses: while such travel occurs infrequently, it is included in the executive’s income and is grossed up for taxes if approved by the chief executive officer or, in the case of the chief executive officer, if approved by the Chair of the Organization and Compensation Committee.

The total incremental cost to Lubrizol of these perquisites in 2008 was less than $30,000 for any of the individual named executive officers.

Employment Agreements

54.Q	Does Lubrizol have employment or change-in-control agreements with the named executive officers?

54.A	Each of our named executive officers has an Employment Agreement that provides for payment under specified conditions after a change in control of the company, as described in detail in the “Change of Control”, “Termination With Cause After a Change in Control” and “Termination Without Cause or Termination by the Named Executive Officer for Good Reason Upon a Change in Control” sections under the heading “Potential Payments Upon Termination or Change in Control.”

55.Q	Why does Lubrizol have these agreements?

55.A	We offer these agreements to ensure that the named executive officers continue to act in the best interest of our shareholders if a change in control of the company were to occur.

56.Q	Can the named executive officer receive payments under the agreement apart from payments required due to termination within specified periods?

56.A	Yes. In addition to payment upon a change in control for terminations without cause or for employee termination for good reason during the three years after a change in control, the agreement provides for payment for employee termination for any reason during a 90-day period starting on the first anniversary of the change in control.

57.Q	Why is this exception included?

57.A	The reason for this provision is to encourage executives to stay for a one-year transition period after a change in control and to provide the named executive officer with a choice of whether to stay with the company after having completed the transition to the new owners.

58.Q	Does the agreement provide for the gross-up of excise taxes; if so, why?

58.A	Yes. If the named executive officer incurs excise tax due to the application of Section 280G of the Internal Revenue Code of 1986, as amended, the officer would receive an additional cash payment for the excise tax. The reason for the tax gross-up is so the officer will be in the same financial position if the excise tax did not apply.

59.Q	How are levels of payments and benefits determined under these agreements?

59.A	The committee periodically engages outside counsel in the review of terms and conditions found in the change in control agreements, comparing our terms and conditions to those of our peer group. The last review occurred in 2007 and the committee determined that based on the peer group data, in the aggregate, the terms and conditions are reasonable and not excessive.

60.Q	Are there any other existing agreements between named executive officers and the company? If so, what is the reason for these agreements?

60.A	Messrs. Cooley, Kirk and Bogus each have Employee Retention Agreements, which we entered into when Mr. Hambrick was named president in 2003. The agreements were offered to help ensure continuity of the top business team and maintain focus on Lubrizol’s long-term goals during Mr. Hambrick’s succession to the role of chief executive officer. These agreements are discussed in detail in footnote (2) under the “Options Exercised and Stock Vested” table.

Additionally, each of our named executive officers is covered by an Indemnification Agreement that provides for the reimbursement for any legal fees incurred by him in defending a lawsuit brought against him in his capacity as an officer. Indemnification is not provided for willful neglect of duties as an officer. The reason for these agreements is so the named executive officers can focus on running the business to achieve annual and long-term goals without having undue concern about lawsuits in their capacity as officers.

Stock Option Forfeitures

61.Q	Are stock options subject to forfeiture?

61.A	Yes. Stock options granted under the 2005 Stock Incentive Plan require that any outstanding options will be forfeited if the named executive officer is terminated with cause. “Cause” is defined as described in the “Termination With Cause After a Change in Control” section under the heading “Potential Payments Upon Termination or Change in Control.”

Tax Deductibility of Compensation

62.Q	Is all compensation paid to named executive officers deductible under Section 162(m) of the Internal Revenue Code?

62.A	Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation in excess of $1 million paid to specified executive officers of public companies. The committee’s approach with respect to qualifying compensation paid to the named executive officers for tax purposes is that executive compensation plans generally will be designed and implemented to maximize tax deductibility. However, non-deductible compensation still may be paid to provide the committee with the flexibility to structure executive compensation programs in ways that best promote the interests of Lubrizol and its shareholders. The non-deductible compensation for 2008 was as follows: Mr. Hambrick - $734,344. All the compensation for Messrs. Cooley, Kirk, Bogus and Bauer for 2008 was deductible by Lubrizol.

Compensation Tables

Summary Compensation Table

     The following table shows the compensation of each named executive officer for the fiscal year ended December 31, 2008.

							Change in
							Pension Value
							& Non-
						Non-Equity	Qualified
				Stock	Options	Incentive Plan	Deferred	All Other
Name and Principal				Awards	Awards	Compensation	Compensation	Compensation
Position	Year	Salary ($)		($) (1)	($) (2)	(3)	Earnings (4)	(5)	Total
J. L. Hambrick	2008	$933,495		$1,842,053	$1,557,766	$ 800,000	$ 3,096,856	$ 127,515	$ 8,357,685
Chairman,	2007	889,017	(6)	3,698,496	1,402,014	1,642,000	172,933	394,711	8,199,171
President &	2006	856,069	(6)	1,289,463	1,250,183	9,515,017	1,799,861	364,377	15,074,970
CEO

C. P. Cooley	2008	446,100		424,632	364,134	272,300	228,501	51,836	1,787,503
Sr. V.P.,	2007	424,857		907,718	321,411	560,000	97,933	45,840	2,357,759
Treasurer &	2006	404,626		356,911	271,991	2,195,204	54,694	50,995	3,334,421
CFO

S. F. Kirk	2008	396,473		390,172	314,908	280,000	666,699	163,211	2,211,463
Sr. V.P. & COO	2007	371,713		767,773	284,677	494,000	253,079	52,508	2,223,750
	2006	355,935		457,106	248,765	1,968,233	306,823	85,574	3,422,436

D. W. Bogus	2008	377,663		389,891	312,356	64,400	270,969	136,358	1,551,637
Sr. V.P.	2007	369,283		643,276	282,329	182,000	146,678	149,229	1,772,795
	2006	355,565		154,999	246,504	1,817,316	128,564	138,743	2,841,691

J. W. Bauer	2008	333,554		238,507	206,847	174,200	314,386	79,100	1,346,594
V.P. and	2007	319,246		473,179	180,028	295,000	112,781	62,083	1,442,317
General Counsel	2006	305,774		162,977	159,252	1,384,083	59,800	33,507	2,105,393
____________________

(1)	This column reflects the dollar amount recognized for financial statement reporting purposes with respect to the specified fiscal year in accordance with SFAS No. 123R, regarding performance share units granted pursuant to the long-term incentive program and, for Messrs. Cooley, Kirk and Bogus in 2007 and 2006, regarding the 15,000 retention share units granted pursuant to Employee Retention Agreements discussed in detail in footnote (2) to the “Option Exercises and Stock Vested” table. The amounts that relate to the retention share units in 2006 and 2007 inadvertently were omitted in the March 18, 2008 and March 14, 2007 proxy statements. However, the full amount of the retention share grant was included in the Summary Compensation Table in the March 17, 2004, March 16, 2005 and March 15, 2006 proxy statements, prior to the disclosure rule change that went into effect with the March 14, 2007 proxy statement. Finally, for Messrs. Cooley, Kirk, Bogus and Bauer, the amount for 2006 reflects a correction made to a previous calculation error.

Long-Term Incentive Program

Under the long-term incentive program the Organization and Compensation Committee can approve minimum threshold, target and maximum awards for the named executive officers based on a three-year cumulative performance objective as selected by the committee. If performance meets the objective, the named executive officer would receive 100% payment of their performance share target award. The awards can be paid in cash, Lubrizol common shares, stock options or any combination thereof as determined by the committee. If the award is payable in common shares, there are no voting or dividend rights associated with the shares until the end of the performance period and payments, if any, are made. The payment percentage will vary up or down based upon the actual three-year performance. However, the three-year performance must meet a minimum threshold before any payment can be made. The committee has the right in its sole discretion to reduce the amount of this award. See Q&A 38 and 40 under the heading “Compensation, Discussion and Analysis” for the performance measure targets for the 2006, 2007 and 2008 performance share unit grants under the long-term incentive program. The outstanding share units for these grants as of December 31, 2008 are shown in the “Outstanding Equity Awards at Fiscal Year-End” table.

(2)	This column reflects the dollar amount recognized for financial statement reporting purposes with respect to the specified fiscal year in accordance with SFAS No. 123R of stock options granted to the named executive officers. The assumptions used to determine this amount are those disclosed in Note 16 to the Lubrizol Consolidated Financial Statements for the applicable year, except that for proxy statement purposes the calculation does not take into account any assumption for forfeitures.

2005 and 1991 Stock Incentive Plans

On April 25, 2005, the shareholders approved the 2005 Stock Incentive Plan. This plan replaced our 1991 Stock Incentive Plan, which was terminated by the Board with respect to future grants effective November 15, 2004. Outstanding grants under the 1991 Plan remain effective subject to their terms.

The 2005 Stock Incentive Plan allows for grants of incentive and nonstatutory stock options, as well as stock appreciation rights, restricted and nonrestricted stock and stock unit awards. Any of our employees and our subsidiaries' employees is eligible to be selected to participate in the plan. The plan is administered by the Organization and Compensation Committee, which selects participants and determines the type, amount and dates of awards granted.

There were 1,955,040 Lubrizol common shares available for grant under the plan as of the end of 2008. Options typically vest 50% one year after grant, 75% two years after grant and 100% three years after grant and have a ten-year exercise period. All outstanding options become fully exercisable upon a change in control. Under the 2005 Stock Incentive Plan, the option award requires forfeiture of any outstanding options if the executive officer is terminated for cause.

The provisions of the 1991 Stock Incentive Plan are the same in all material respects as the 2005 Stock Incentive Plan, except that outstanding option awards are not subject to forfeiture if the executive officer is terminated for cause.

Lubrizol has never dated a stock option other than its date of grant nor has it ever priced an option using less than the fair market value of Lubrizol common shares on the date of grant.

(3)

For 2007 and 2008, this column reflects the amount of cash earned during 2007 and 2008, respectively, under the annual incentive plan, which was paid in 2008 and 2009, respectively. For 2006, the column reflects the amount of cash earned during 2006 under the annual incentive plan and the amount earned during 2006 for the 2004-2006 performance period under the long-term incentive pay program, both of which were paid in 2007.

Annual Incentive Plan

The annual incentive plan is described in Q&A 22-28 under the heading “Compensation Discussion and Analysis.” If a named executive officer terminates, retires or dies prior to the end of the year, he will not receive a payment from this plan. Payment upon a change in control is described in detail under “Potential Payments Upon Termination or Change in Control”, below.

(4)	This column reflects the aggregate change in the actuarial present value of the named executive officers’ accumulated pension benefit under the Pension Plan, the Excess Defined Benefit Plan and the Officers’ Supplemental Retirement Plan. These plans are described in detail under the “Pension Benefits” table.

(5)	This column reflects our contributions for the applicable year to the Employees’ Profit Sharing and Savings Plan for these executives, including accruals to the related Excess Defined Contribution Plan.

This column also reflects our contributions credited to the officers’ accounts for the applicable year in the Executive Council Deferred Compensation Plan and Supplemental Retirement Plan for Donald W. Bogus.

This column also reflects our payment of: taxes on behalf of the officer relating to the use of financial planning services and annual physicals; the dollar value of any insurance premiums paid by the company with respect to life insurance for the benefit of the named executive officers; the incremental cost to the company of business club memberships, which are available for personal use; annual physicals for the executive and the spouse, the cost of which is included in the named executive officers’ incomes; financial planning, the cost of which is included in the named executive officers’ incomes; the cost of spousal travel for business-related purposes; and the incremental cost to the company for personal use of sports and other entertainment tickets that are purchased by the company for business use, when the tickets are not used for client entertainment purposes.

(6)	The 2007 and 2006 salary information for Mr. Hambrick has been updated to reflect an additional $16,586 and $16,025, respectively. These amounts, which we inadvertently omitted from his salary in the previous two proxy statements, result from Mr. Hambrick’s participation in Lubrizol’s vacation sell program. This program is open to all employees and allows an employee to choose to sell one or more weeks of vacation each year.

Grants of Plan-Based Awards

The following table shows plan-based awards that were made for fiscal year 2008.

		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under
		Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)
								All Other
								Option
								Awards:
								Number
								of	Base
								Securities	Price	Grant Date
								Under-	of	Fair Value
								Lying	Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	($/Sh)	Awards
J. L.
Hambrick	2/18/08	$ 452,801	$ 905,603	$ 1,811,206	—	—	—	—	$—	$—
	2/18/08	—	—	—	6,295	25,180	50,360	—	—	1,471,771
	2/18/08	—	—	—	—	—	—	119,900	58.45	1,471,173

C. P.
Cooley	2/18/08	154,354	308,708	617,417	—	—	—	—	—	—
	2/18/08	—	—	—	1,510	6,040	12,080	—	—	353,038
	2/18/08	—	—	—	—	—	—	28,700	58.45	352,149

S. F. Kirk	2/18/08	133,774	267,549	535,098	—	—	—	—	—	—
	2/18/08	—	—	—	1,225	4,900	9,800	—	—	286,405
	2/18/08	—	—	—	—	—	—	23,400	58.45	287,118

D. W.
Bogus	2/18/08	59,009	188,832	377,663	—	—	—	—	—	—
	2/18/08	—	—	—	1,213	4,850	9,700	—	—	283,483
	2/18/08	—	—	—	—	—	—	23,100	58.45	283,437

J. W.
Bauer	2/18/08	97,809	195,618	391,236	—	—	—	—	—	—
	2/18/08	—	—	—	873	3,490	6,980	—	—	203,991
	2/18/08	—	—	—	—	—	—	16,600	58.45	203,682

(1)	These columns show the plan-based non-equity incentive awards that were made under the Annual Incentive Plan for fiscal year 2008. Payment under this award was approved at the February 23, 2009 committee meeting and is reflected in the “Summary Compensation Table.” Actual payment was based on base salary as of December 31, 2008.

(2)	These columns show the plan-based equity incentive awards that were made under the long- term incentive program for the 2008-2010 performance period. The SFAS No. 123R grant date fair value shown in the last column of this table is based on payment at target, multiplied by the closing price on the date of grant of $58.45.

(3)	This column shows the plan-based option awards that were made under the 2005 Stock Incentive Plan during 2008. The SFAS No. 123R grant date fair value shown in the last column of this table is based on the Black-Scholes method of valuing stock options on the date of grant, excluding the potential impact of forfeitures.

Outstanding Equity Awards at Fiscal Year-End

     The following table shows outstanding equity awards for each named executive officer as of December 31, 2008.

	Option Awards					Stock Awards
						Equity Incentive
						Plan Awards:	Equity Incentive Plan
	Number of	Number of				Number of	Awards: Market or
	Securities	Securities				Unearned	Payout Value of
	Underlying	Underlying	Option			Shares, Units or	Unearned Shares,
	Unexercised	Unexercised	Exercise	Market	Option	Other Rights	Units or Other Rights
	Options (#)	Options (#)	Price	Price	Expiration	That Have Not	That Have Not
Name	Exercisable	Unexercisable	($) (1)	($) (1)	Date	Vested (#) (2)	Vested ($)
J. L.
Hambrick	16,500	—	$ 30.365	$30.700	3/26/11	—	$—
	16,500	—	30.365	30.700	3/26/11	—	—
	16,500	—	34.075	33.770	3/25/12	—	—
	163,900	—	39.440	40.360	4/25/15	—	—
	143,700	—	43.065	43.050	12/12/15	—	—
	51,150	51,150	53.070	53.070	2/20/17	—	—
	—	119,900	58.450	58.450	2/19/18	—	—
	—	—	—	—	—	69,840	2,541,478
	—	—	—	—	—	52,614	1,914,623
	—	—	—	—	—	0	0

C. P.
Cooley	13,000	—	30.365	30.700	3/26/11	—	—
	27,000	—	30.365	30.700	3/26/11	—	—
	27,000	—	34.075	33.770	3/25/12	—	—
	2,036	—	34.075	33.770	3/22/09	—	—
	35,200	—	39.440	40.360	4/25/15	—	—
	31,500	—	43.065	43.050	12/12/15	—	—
	12,450	12,450	53.070	53.070	2/20/17	—	—
	—	28,700	58.450	58.450	2/19/18	—	—
	—	—	—	—	—	15,320	577,495
	—	—	—	—	—	12,802	465,865
	—	—	—	—	—	0	0

S. F. Kirk	29,500	—	39.440	40.360	4/25/15	—	—
	15,100	—	43.065	43.050	12/12/15	—	—
	10,800	10,800	53.070	53.070	2/20/17	—	—
	—	23,400	58.450	58.450	2/19/18	—	—
	—	—	—	—	—	14,660	533,477
	—	—	—	—	—	11,100	403,929
	—	—	—	—	—	0	0

D. W.
Bogus	28,700	—	39.440	40.360	4/25/15	—	—
	30,200	—	43.065	43.050	12/12/15	—	—
	10,750	10,750	53.070	53.070	2/20/17	—	—
	—	23,100	58.450	58.450	2/19/18	—	—
	—	—	—	—	—	14,660	533,477
	—	—	—	—	—	11,082	403,274
	—	—	—	—	—	0	0

J. W.
Bauer	8,500	—	34.075	33.770	3/25/12	—	—
	20,500	—	39.440	40.360	4/25/15	—	—
	18,500	—	43.065	43.050	12/12/15	—	—
	6,650	6,650	53.070	53.070	2/20/17	—	—
	—	16,600	58.450	58.450	2/19/18	—	—
	—	—	—	—	—	8,980	326,782
	—	—	—	—	—	6,864	249,781
	—	—	—	—	—	0	0
____________________

(1)	For options awarded prior to November 14, 2006, the option exercise price is the average of the high and low prices of Lubrizol common shares on the date of grant. For options awarded on or after November 14, 2006, the option exercise price is the closing price of Lubrizol common shares on the date of grant. The market price shown in the table is the closing price of Lubrizol common shares on the date of grant.

(2)	Awards of performance share units under the long-term incentive program vest upon the achievement of the performance measure at the end of the three-year performance period for the individual award. This column shows the outstanding awards that had not yet vested as of December 31, 2008. The awards are shown in the following performance-period order: 2006-2008, 2007-2009, 2008-2010. The award for the 2006-2008 performance period vested upon the approval of the payment of the award by the committee on February 23, 2009. The shares were issued in February 2009 from the 2005 Stock Incentive Plan and will be shown in the “Options Exercises and Stock Vested” table in next year’s proxy statement. The amount shown in the table for the 2006-2008 performance period is the number of shares actually issued in February 2009 (see Q&A 40). The award for the 2007-2009 performance period will vest if performance is achieved and upon approval of the committee at its February 2010 meeting. The award is reported in this table as paying at 185%. The award for the 2008-2010 performance period will vest if performance is achieved and upon approval of the committee at its February 2011 meeting. The award is reported in this table as paying at zero. The market value for each of these awards is based on using the closing price of Lubrizol common shares on December 31, 2008 of $36.39.

Option Exercises and Stock Vested

     The following table shows stock vested for the named executive officers during the fiscal year ended December 31, 2008. No options were exercised during 2008.

	Stock Awards (1)
	Number of	Value
	Shares	Realized
	Acquired on	on Vesting
Name	Vesting (#)	($)
J. L. Hambrick	64,400	$3,764,180
C. P. Cooley	28,846 (2)	1,669,548
S. F. Kirk	28,698 (2)	1,660,898
D. W. Bogus	17,818 (2)	1,024,962
J. W. Bauer	8,050	470,522
____________________

(1)	These columns reflect the shares that vested during 2008 pursuant to the award of performance share units under the long-term incentive program for the 2005-2007 performance period. The committee approved the payment of the shares at its February 18, 2008 meeting. February 18, 2008 was a U.S. national holiday. Therefore, the value realized on vesting is based on the closing price of Lubrizol common shares on February 19, 2008 of $58.45.

(2)	For Messrs. Cooley, Kirk and Bogus these columns also reflect 15,000 shares that vested on January 1, 2008 pursuant to the terms of their respective Employment Retention Agreements. The value of the 15,000 shares on January 1, 2008 was $860,250 based on the closing price of Lubrizol common shares on January 2, 2008 (since January 1 was a holiday) of $57.35. Under these agreements, 15,000 common shares were to be paid each to Messrs. Cooley, Kirk and Bogus if he remained employed by Lubrizol until January 1, 2008. In addition, the agreement for Mr. Kirk provides for participation in the Executive Death Benefit Program and the Officers’ Supplemental Retirement Plan when he reaches age 60, provided that he is still employed by Lubrizol on that date. Mr. Bogus’ agreement provides for participation in the Executive Death Benefit Program. His agreement also provides for participation in the Officers’ Supplemental Retirement Plan with a guaranteed payment of at least $100,000 as of January 2, 2009, his retirement date.

Pension Benefits

     The following table shows the pension benefit information for the named executive officers as of December 31, 2008. No payments were made to any of the named executive officers during 2008. We do not grant extra years of service under any of the pension benefit plans.

		Number of	Present
		Years of	Value of
		Credited	Accumulated
Name	Plan Name	Service (#)	Benefit ($)
J. L. Hambrick	Pension Plan (1)	30	$620,548
	Excess Defined Benefit Plan (2)	30	3,835,916
	Officers’ Supplemental
	Retirement Plan (3)	30	3,363,030
C. P. Cooley	Pension Plan (1)	11	211,369
	Excess Defined Benefit Plan (2)	11	456,730
S. F. Kirk	Pension Plan (1)	30	866,740
	Excess Defined Benefit Plan	30	1,758,373
D. W. Bogus	Pension Plan (1)	9	291,788
	Excess Defined Benefit Plan (2)	9	542,719
J. W. Bauer	Pension Plan (1)	23	491,238
	Excess Defined Benefit Plan (2)	23	610,293
____________________

     Our actuarial assumptions used to determine the present value of the accumulated benefit at December 31, 2008 were as follows: the measurement date is December 31, 2008; the discount rate is 5.96%; and the rate of compensation increases is 4.29% for the qualified Pension Plan and 3.86% for the nonqualified Excess Defined Benefit Plan and the Officers’ Supplemental Retirement Plan.

(1)	Pension Plan

We have the Pension Plan, a qualified defined benefit plan for non-union employees, including the executive officers. Benefits under the Pension Plan are based on a final average pay formula or a career average pay formula, whichever produces the higher benefit to the employee. The final average pay formula is (28.5% of final average pay + 15% of final average pay in excess of Social Security covered compensation level) multiplied by credited service (up to 30 years) divided by 30.

Final average pay is an average of an employee's highest five consecutive years out of the last 10 years of pay. Pay for the plans consists of base salary (unreduced for elective before-tax savings contributions and before-tax cafeteria plan contributions), bonus, overtime pay, shift premium differentials, vacation and holiday pay, paid annual variable compensation and long-term disability benefits.

The career average pay formula is 1.35% of credited average compensation multiplied by credited service (no maximum). Credited average compensation is pay, as described above, for each year of service.

Both the final average pay formula and the career average pay formula provide a benefit at age 65, the normal retirement age, in a 10-year certain and life annuity form of benefit. Other payment options available to all employees are a joint and 100%, 75% or 50% survivor annuity, a 15-year certain and life annuity and a life annuity. Employees hired before February 1, 1984 may also elect a lump sum payment option. Each of the payment options are the actuarial equivalent of the 10-year certain and life annuity.

Normal retirement age is age 65, but full unreduced benefits are payable at age 62. Employees who retire on or after age 55 may begin their benefit immediately with a 3% reduction in the benefit for every year prior to age 62 that the benefit begins.

Employees become 100% vested in their benefit at age 55 or after five years of service. Employees who are eligible for a lump sum payment option and who terminate with a vested benefit prior to age 55 may elect to take an immediate actuarially reduced distribution in any form of payment option available.

If the employee dies prior to receiving the benefit, the surviving spouse, if any, will receive a 50% survivor annuity for the rest of the surviving spouse’s life. This benefit is subsidized fully by Lubrizol.

(2)	Excess Defined Benefit Plan

The Excess Defined Benefit Plan, a nonqualified defined benefit plan, provides highly paid employees with the portion of their retirement benefits not payable from the qualified Pension Plan because of tax law limitations and/or as a result of deferrals of base salary or annual incentive pay into a non-qualified deferred compensation plan. The benefit formulae are the same as under the Pension Plan. The definition of pay is the same as under the Pension Plan except that for the Excess Defined Benefit Plan the pay includes cash deferred under the deferred compensation plans.

Both the final average pay formula and the career average pay formula provide a benefit at age 65, the normal retirement age, in a 10-year certain and life annuity form of benefit. The plan automatically pays the actuarial equivalent of the normal benefit in a single lump sum payment paid within 60 days after the later of six months following the separation from service or the beginning of the calendar year following the year in which the participant separated from service. This plan uses the same actuarial factors as the Pension Plan.

Normal retirement age is age 65, but full unreduced benefits are payable at age 62. Employees who retire on or after age 55 may begin their benefit immediately with a 3% reduction in the benefit for every year prior to age 62 that the benefit begins.

Employees become 100% vested in their benefit at the earliest of five years of service, age 55, death, disability or upon a change in control of the company.

If the employee dies prior to receiving the benefit, the surviving spouse, if any, will receive a 50% survivor annuity for the rest of the surviving spouse’s life. This benefit is subsidized fully by Lubrizol.

(3)	Officers’ Supplemental Retirement Plan

We maintain the Officers’ Supplemental Retirement Plan, a nonqualified defined benefit plan, in which Mr. Hambrick and Mr. Bogus are the current participants. The benefit is 2% of final average pay multiplied by up to 30 years of service. Final average pay under this plan is the average of the highest three consecutive years of pay during the last 10 years. The definition of pay is the same as under the Pension Plan except that for the Officers’ Supplemental Retirement Plan, the pay includes base salary and annual incentive deferrals under the deferred compensation plans.

The plan computes benefits on the basis of a 10-year certain and life annuity. Benefits are reduced for Social Security and payments made under the Pension Plan, the Excess Defined Benefit Plan, the Excess Defined Contribution Plan and any other Lubrizol-provided retirement benefit under any other qualified or nonqualified plan. The plan automatically pays the actuarial equivalent of the normal benefit in a single lump sum payment paid within 60 days after the later of six months following the separation from service or the beginning of the calendar year following the year in which the participant separated from service. This plan uses the same actuarial factors as the Pension Plan.

Normal retirement age is age 65, but full unreduced benefits are payable at age 62. Participants who separate from service on or after age 55 may begin their benefit immediately with a 3% reduction in the benefit for every year prior to age 62 that the benefit begins.

Employees become 100% vested in their benefit at the earliest of five years of service, age 55, death, disability or upon a change in control of the company.

If the participant dies prior to receiving the benefit, the surviving spouse, if any, will receive a 50% survivor annuity for the rest of the surviving spouse’s life. This benefit is subsidized fully by Lubrizol.

Nonqualified Deferred Compensation

     The following table shows by plan the contributions, earnings, aggregate withdrawals or distributions and balances made to the Excess Defined Contribution Plan, the Senior Management Deferred Compensation Plan, the Executive Council Deferred Compensation Plan and the Supplemental Retirement Plan for Donald W. Bogus during the year ended December 31, 2008.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
Name	in Last FY ($)	in Last FY ($)	Last FY ($)	Distributions	Last FYE
				($)	($)
J. L. Hambrick	$—	$41,715	$(53,638)	$—	$97,381	(1)
	3,387,762	—	(2,768,182)	—	5,427,630	(2)
	—	—	(1,047,577)	—	2,323,431	(3)
Total	$3,387,762	$41,715	$(3,869,397)	$—	$7,848,442

C. P. Cooley	$—	$12,327	$(43,749)	$—	$45,567	(1)
	—	—	(122,650)	(2,108,684)	671,329	(2)
	—	—	(210,813)	—	467,565	(3)
Total	$—	$12,327	$(377,212)	$(2,108,684)	$1,184,461

S. F. Kirk	$—	$11,559	$5,568	$—	$129,076	(1)
	827,566	—	(640,282)	—	3,017,468	(2)
	444,600	111,150	(345,092)	—	671,739	(3)
Total	$1,272,166	$122,709	$(979,806)	$—	$3,818,283

D. W. Bogus	$—	$11,099	$ (21,119)	$—	$42,604	(1)
	827,566	—	(534,710)	—	903,460	(2)
	163,800	40,950	(559,189)	—	1,205,731	(3)
	—	29,125	(86,061)	—	186,020	(4)
Total	$991,366	$81,174	$(1,201,079)	$—	$2,337,815

J. W. Bauer	$—	$7,003	$(30,288)	$—	$62,801	(1)
	83,389	—	(293,081)	—	716,006	(2)
	147,500	36,875	(112,128)	—	217,623	(3)
Total	$230,889	$43,878	$(435,497)	$—	$996,430

____________________

(1)	Excess Defined Contribution Plan

(2)	Senior Management Deferred Compensation Plan

(3)	Executive Council Deferred Compensation Plan

(4)	Supplemental Retirement Plan for Donald W. Bogus

Excess Defined Contribution Plan

     The Excess Defined Contribution Plan provides highly paid employees with the portion of the profit sharing contribution that cannot be contributed to the Employees’ Profit Sharing and Savings Plan, a qualified defined contribution plan, because of tax law limitations and/or as a result of deferrals into a non-qualified deferred compensation plan. This plan also provides participants with a portion of the company match that cannot be contributed to the qualified Employees’ Profit Sharing and Savings Plan as a result of deferrals into a non-qualified deferred compensation plan. The investment funds in this plan are the same as in the qualified Employees’ Profit Sharing and Savings Plan. Upon a separation from service, the participant will receive a single lump sum cash payment payable within 60 days after the later of six months after the separation or the beginning of the calendar year following the year in which the separation occurred. Employees become 100% vested in their benefit at the earliest of age 55, death, disability or upon a change in control of the company. If a participant dies, payment will be made to the participant’s beneficiary.

Senior Management Deferred Compensation Plan

     Under the Senior Management Deferred Compensation Plan, senior management may elect to defer up to 90% of their base salary, annual incentive pay, long-term incentive pay payable in cash and any compensation payable in shares. The participant may elect to invest in a number of cash investment accounts designated by the Organization and Compensation Committee and a share unit account. The cash investment accounts mirror the investment funds and investment returns provided under the Employees’ Profit Sharing and Savings Plan, a qualified defined contribution plan. Participants may elect to transfer their investment funds daily, the same as under the Employees’ Profit Sharing and Savings Plan.

     The number of share units credited to the share unit account is based on the closing price of Lubrizol common shares on the day the share units are credited to the account and includes additional share units credited for quarterly dividends paid on Lubrizol common shares.

     Prior to the year of deferral, participants can elect payment at a specified date, or between six and 12 months after separation from service. They can elect to receive payment in the form of a single lump sum payment, periodic payments over a period of up to 20 years or a lump sum followed by periodic payments over a period of up to 20 years. At least 12 months prior to a distribution, a participant may make an election to change the payment date or form of payment provided that the distribution occurs at least five years after the original date of distribution.

     The committee may accelerate the distribution of part or all of one or more of a participant’s accounts for reasons of a severe financial hardship that cannot be met using other resources. If a participant dies, payment will be made to the participant’s beneficiary. For all distributions, cash will be paid with respect to the cash accounts and Lubrizol common shares will be issued equal to the number of share units in the participant’s Lubrizol share unit account.

Executive Council Deferred Compensation Plan

     Under the Executive Council Deferred Compensation Plan, executive officers who have not met their ownership guidelines may defer up to 90% of their annual incentive pay. Deferred amounts are converted into share units based on the average closing price of Lubrizol common shares for each of the 10 consecutive trading days commencing on the fourth business day following the release of earnings for the year in which the annual incentive pay is earned. Lubrizol matches 25% of the amount deferred. Additional share units are credited for quarterly dividends paid on Lubrizol common shares. At the end of the deferral period, which is at least three years, Lubrizol shares are issued in a single lump sum equal to the number of share units in the participant's account. For units attributable to match, the distribution will be made in cash based on the closing price of Lubrizol common shares on the date the account becomes payable. These share units will be paid in cash at the end of three years, unless further deferred. A participant may elect at least 12 months prior to a distribution to change the date of that distribution to another in-service year or six months after the participant has separated from service, provided that the new distribution date is at least five years after the original distribution date. The Organization and Compensation Committee may accelerate the distribution of part or all of one or more of a participant’s accounts for reasons of an unforeseeable emergency (as defined by U.S. Treasury Department regulations) that cannot be met using other resources. If a participant dies, payment will be made to the participant’s beneficiary. The balance of the deferred share units payable in shares for Messrs. Hambrick, Cooley, Kirk, Bogus and Bauer as of January 31, 2009 are included in the “Deferred Share Units” column under the “Security Ownership of Director, Executive Officers and Large Beneficial Owners” table.

Supplemental Retirement Plan for Donald W. Bogus

     Under the Supplemental Retirement Plan for Donald W. Bogus, a nonqualified deferred compensation retirement plan, 500 share units are credited to an account each April 1st until Mr. Bogus’ retirement from Lubrizol. Mr. Bogus retired on January 2, 2009. The committee amended this plan to provide for 500 share units to be credited to his account on January 2, 2009. The account also is credited with additional share units for quarterly dividends paid on Lubrizol shares. Mr. Bogus will receive his plan balance in a single lump sum payment, payable in cash or common shares as he elects, within 60 days after the later of six months following his retirement or the beginning of the calendar year following his retirement. Any cash amount will be determined by multiplying the number of share units by the closing price of Lubrizol common shares on the date of his separation from service. For units credited after January 1, 2004, the distribution will be made in cash only. The balance of the share units payable in shares for Mr. Bogus as of January 31, 2009 is included in the “Deferred Share Units” column under the “Security Ownership of Director, Executive Officers and Large Beneficial Owners” table.

Employees’ Profit Sharing and Savings Plan

     We have the Employees’ Profit Sharing and Savings Plan, a qualified defined contribution plan for employees, which includes the named executive officers. Each year, the Board of Directors determines the portion of Lubrizol profits that will be contributed to the plan. Profit-sharing contributions are allocated to employees' accounts based on their pay. Pay consists of base salary (unreduced for elective before-tax savings contributions and before-tax cafeteria plan contributions), bonus, overtime pay, shift premium differentials, vacation and holiday pay, paid annual variable compensation and long-term disability benefits.

     In addition, employees, including the named executive officers, may contribute up to 75% of their pay to the plan as a before-tax contribution. Employees also may make after-tax contributions subject to an overall limit of 75% of pay for their total before-tax and after-tax contributions. Lubrizol matches 50% of the employee's before-tax and after-tax contributions up to 6% of the employee's pay.

     Employees direct the investment of their contributions, the company match and profit-sharing contribution among a Lubrizol common share fund and 18 other funds with a range of investment characteristics.

     Employees vest in profit-sharing and matching contributions at a rate of 33% per year of service. They become 100% vested at age 55 or upon death regardless of the number of years of service they have. The plan allows distribution of an employee's vested account balance after retirement, death or other termination of employment. Each of the named executive officers is fully vested in his profit-sharing and matching contributions.

     Upon the death of the participant, the account balance becomes payable to the surviving spouse or other designated beneficiary.

     Distributions are paid in a lump sum, partial payments or monthly, quarterly or annual installments over a fixed period of time as elected by the participant.

     The account balances in this plan as of December 31, 2008 of the named executive officers were: Mr. Hambrick, $1,044,306; Mr. Cooley, $364,134; Mr. Kirk, $1,081,761; Mr. Bogus, $274,249; and Mr. Bauer, $163,711.

Potential Payments Upon Termination or Change in Control

     The following discussion and tables show the special payments that would be triggered by various termination and change in control scenarios for our named executive officers, in addition to the normal payments upon termination under the plans described in this proxy statement, which would be paid out regardless of the reason for termination.

Voluntary Termination prior to Age 55

     There are no special payments under any of the plans described in this proxy statement that would be triggered upon a voluntary termination.

Retirement at Age 65

     Upon retirement at age 65, the named executive officer’s stock options would fully vest and he would have the rest of the option term to exercise the options.

     The named executive officer would be able to use the financial planning award granted in the year of retirement under the Financial Planning Program during the year after his retirement.

     Under the long-term incentive program, the named executive officer would receive payment at the end of the three-year performance period based on the number of full months that elapsed since the date of his award to his retirement, assuming the performance threshold was met and the committee approved payment.

     Since none of the named executive officers has reached age 65, the tables below do not contain an age 65 column.

Early Retirement at Age 55 But Less Than 65

     The Pension Plan provides for early retirement subsidized reduction factors for all participants who retire on or after age 55 but prior to age 65. The earliest retirement age at which a participant may receive an unreduced pension benefit is age 62. Messrs. Kirk and Bauer currently are over age 55 but under age 62, and are eligible for the subsidized early retirement reduction factors. Mr. Bogus, for purposes of the pension calculation, is age 62 and, therefore, eligible for an unreduced pension. In other words, he no longer is eligible for subsidized early retirement reduction factors.

     The named executive officer would be able to use the financial planning award granted in the year of retirement under the Financial Planning Program during the year after his retirement. The tables below show the maximum amount of the award he could use plus tax gross-up assuming he retired on December 31, 2008 and had not used any award for 2008.

     Under the long-term incentive program, the named executive officer would receive payment at the end of the three-year performance period based on the number of full months that elapsed since the date of his award to his retirement, assuming the performance threshold was met and the committee approved the payment. Assuming Messrs. Kirk, Bogus and Bauer retired on December 31, 2008, their respective tables below show the value of the estimated payment in shares under the long-term incentive program.

     Since only Messrs. Kirk, Bogus and Bauer have reached age 55, their tables are the only ones that contain an early retirement column.

Death

     Upon death, the named executive officer’s stock options would become fully vested and his estate would have one year to exercise the options. The tables below show the income to the estate assuming the named executive officer died on December 31, 2008 and his estate exercised all his options that became fully vested upon death using the year-end closing price of Lubrizol common shares of $36.39.

     The named executive officer’s family would be able to use the financial planning award granted in the year of death under the Financial Planning Program during the year after his death. The tables below show the maximum amount of the award the family could use plus tax gross-up assuming the named executive officer died on December 31, 2008 and had not used any award for 2008.

     Under the long-term incentive program, the named executive officer’s beneficiary would receive payment at the end of the three-year performance period payment based on the number of full months that elapsed since the date of his award to his death, assuming the performance threshold was met and the committee approved payment. Assuming the named executive officer died on December 31, 2008, the tables below show the value of the estimated payment in shares under the long-term incentive program.

Involuntary Termination With or Without Cause

     There are no special payments under any of the plans described in this proxy statement that would be triggered upon an involuntary termination with or without cause. Therefore, the tables do not include columns for these kinds of terminations. Upon an involuntary termination with cause, the named executive officer would forfeit any outstanding stock options that were granted on and after April 25, 2005. The term “with cause” is the same as is defined under “Termination With Cause After a Change in Control”, below.

Change in Control

Definition of Change in Control

     “Change in control” for purposes of the Annual Incentive Plan, Employment Agreements, the Officers’ Supplemental Retirement Plan, the Excess Defined Benefit Plan, the Excess Defined Contribution Plan, the 2005 Stock Incentive Plan and the Supplemental Retirement Plan for Donald W. Bogus is defined as when a person or a group buys enough stock to own more than 50 percent of the total fair market value or total voting power of Lubrizol stock;

  when a person or a group buys during the preceding 12 months enough stock to own 30% or more of the total voting power of Lubrizol stock;

  when a majority of members of the board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the board of directors before the date of the appointment or election; or

  when a person or a group buys during the preceding 12 months enough Lubrizol assets to own 40% or more of the assets.

Long-Term Incentive Program

     Under the long-term incentive program, upon a change in control, the named executive officers would receive the number of pro-rata common shares determined as follows:

1.	No payout if 12 months has not elapsed since the date of the award.

2.	If more than 12 months has elapsed since the date of the award:

(a) Determine the measurement growth rate for each full year that has elapsed in the three-year period as of the date of the change in control.

(b) The three-year cumulative measurement growth will be imputed as either the one-year measurement growth (if the change in control occurs during the second year) or the two-year cumulative measurement growth (if the change in control occurs during the third year).

(c) Payout is then pro-rated based on number of full months that have elapsed since the date of the award.

     Assuming the change in control occurred on December 31, 2008, the tables below show the value of the number of shares the named executive officer would receive under the long-term incentive program using the year-end closing price of Lubrizol common shares of $36.39.

1991 and 2005 Stock Incentive Plans

     Under the 1991 and 2005 Stock Incentive Plans, upon a change in control any unvested options would become immediately vested. The tables show the income earned assuming the change in control occurred on December 31, 2008 and the named executive officer exercised all of his previously unvested options using the year-end closing price of Lubrizol common shares on December 31, 2008 of $36.39.

Termination With Cause After a Change in Control

     Upon termination “with cause” occurring on or within three years after a change in control, the named executive officer would receive the payments described above under “Change in Control”, except that under the 2005 Stock Incentive Plan, the officer would forfeit his outstanding stock options that were granted on and after April 25, 2005.

     The definition of “with cause” is if the named executive officer commits:

-	an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment;

-	intentional wrongful damage of Lubrizol’s property;

-	intentional wrongful disclosure of Lubrizol’s confidential information; or

-	intentional wrongful engagement in any competitive activity.

Termination Without Cause or Termination by the Named Executive Officer for Good Reason Upon a Change in Control

     On or within three years after a change in control, upon termination without cause or if the named executive terminates for “good reason”, the named executive officer would receive the payments described above under “Change in Control.” The term “good reason” for this purpose is defined as:

-	failure to maintain the named executive officer in substantially the same position;

-	a significant adverse change in the nature and scope of the named executive officers duties and responsibilities;

-	a good faith determination by the named executive officer that he is unable to carry out his duties and responsibilities;

-	the reorganization of Lubrizol unless the successors continue to honor the named executive officer’s Employment Agreement; or

-	the relocation of Lubrizol’s executive officers more than 25 miles away.

     Under the Employment Agreements upon termination without cause or upon the named executive officer’s good reason within three years after a change in control, the named executive officer would receive a severance payment equal to three times his annual base salary based on the highest amount of annual base salary he had ever received as a Lubrizol employee; three times the highest annual incentive payment he ever received; three years’ accrual under the Pension Plan, Excess Defined Benefit Plan and Officers’ Supplemental Retirement Plan; three years’ worth of profit-sharing contributions under the Employees’ Profit Sharing and Savings Plan and Excess Defined Contribution Plan; three years of company match at the highest rate under the Employees’ Profit Sharing and Savings Plan; three years of COBRA premiums; three years of executive physicals for the named executive officer and his spouse; three years of business club membership dues; premiums for three years of life insurance coverage; three years of financial planning; and three years of long-term disability premiums. In addition, if the payment under his Employment Agreement, plus other payments under any other program or pay practice triggered by a change in control, qualified as “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, Lubrizol would pay the excise tax that is grossed-up for taxes. The tables for each named executive officer below show the named executive officer’s income under his respective Employment Agreement assuming the change in control and the termination without cause or termination by the named executive officer for good reason occurred on December 31, 2008.

     The Employment Agreement imposes a one-year noncompete obligation if severance is paid under the agreement.

     The following table shows the amounts payable under the Pension Plan, Excess Defined Benefit Plan, Officers’ Supplemental Retirement Plan, Employees’ Profit Sharing and Savings Plan, Excess Defined Contribution Plan, Senior Management Deferred Compensation Plan, Supplemental Retirement Plan for Donald W. Bogus and Executive Council Deferred Compensation Plan for the named executive officers regardless of any termination of employment as of December 31, 2008. These amounts are shown elsewhere in the proxy statement and are shown in aggregate here for illustration purposes.

	J. L.	C. P.		D. W.
Plan	Hambrick	Cooley	S. F. Kirk	Bogus	J. W. Bauer
Pension Plan	$620,548	$211,369	$866,740	$291,788	$491,238

Excess Defined Benefit
Plan	3,835,916	456,730	1,758,373	542,719	610,293

Officers’ Supplemental
Retirement Plan	3,363,030	—	—	—	—

Profit Sharing and
Savings Plan	1,044,306	342,175	1,081,761	275,249	163,711

Excess Defined
Contribution Plan	97,381	45,567	129,076	42,604	62,801

Senior Management
Deferred Compensation
Plan	5,427,630	671,329	3,017,468	903,460	716,006

Supplemental Retirement
Plan for Donald W. Bogus	—	—	—	186,020	—

Payment under Retention
Agreement for Donald W.
Bogus	—	—	—	50,000	—

Executive Council
Deferred Compensation
Plan	2,323,431	467,565	671,739	1,205,731	217,623
Total	$16,712,242	$2,194,735	$7,525,157	$3,497,571	$2,261,672

     The following table shows the amounts payable under different change in control and termination scenarios for Mr. Hambrick.

				Termination
			Termination	Without Cause
			With Cause	or With Good
			Upon a	Reason Upon
		Change in	Change in	a Change in
Payment Type	Death ($)	Control ($)	Control ($)	Control ($)
Stock Options	$—	$—	$—	$—

Long-Term Incentive
Program Shares	3,817,893	3,817,893	3,817,893	3,817,893

Financial Planning	25,264	—	—	—

Severance	—	—	—	8,261,897

Life Insurance Benefit (1)	2,265,000	—	—	—

Excise Tax Gross-Up	—	—	—	5,220,079
Subtotal	6,108,157	3,817,893	3,817,893	17,299,869

Amount From Table
Above	16,712,242	16,712,242	16,712,242	16,712,242
Grand Total	$22,820,399	$20,530,135	$20,530,135	$34,012,111
____________________

(1)	This is the benefit payable to Mr. Hambrick’s beneficiary under the Executive Death Benefit Plan assuming he died on December 31, 2008. This plan provides for payment of 250% of the participant’s specified base salary if he dies prior to age 70. Mr. Hambrick’s specified base salary is as of October 2007. From 70 to age 75, the payment would be 150% and over age 75 the payment would be 100%. If the participant retires between 55 and 65, the plan provides for payment of 250% of his specified base salary if he dies during the first five years after retirement, 150% if he dies during years six through 10 after retirement and 100% if he dies 11 years or more after retirement.

     The following table shows the amounts payable under different change in control and termination scenarios for Mr. Cooley.

				Termination
			Termination	Without Cause
			With Cause	or With Good
			Upon a	Reason Upon
		Change in	Change in	a Change in
Payment Type	Death ($)	Control ($)	Control ($)	Control ($)
Stock Options	$—	$—	$—	$—

Long-Term Incentive
Program Shares	888,072	888,072	888,072	888,072

Financial Planning	25,264	—	—	—

Severance	—	—	—	3,415,754

Excise Tax Gross-Up	—	—	—	—
Subtotal	913,336	888,072	888,072	4,303,826

Amount From Table
Above	2,194,735	2,194,735	2,194,735	2,194,735
Grand Total	$3,108,071	$3,082,807	$3,082,807	$6,498,561

     The following table shows the amounts payable under different change in control and termination scenarios for Mr. Kirk.

					Termination
					Without
					Cause or
				Termination	With Good
				With Cause	Reason
		Early		Upon a	Upon a
		Retirement	Change in	Change in	Change in
Payment Type	Death ($)	($)	Control ($)	Control ($)	Control ($)
Stock Options	$—	$—	$—	$—	$—

Long-Term Incentive
Program Shares	802,763	802,763	802,763	802,763	802,763

Financial Planning	25,264	25,264	—	—	—

Severance	—	—	—	—	3,028,338

Excise Tax Gross-Up	—	—	—	—	—

Pension Plan	—	550,447	—	550,447	550,447
Subtotal	828,027	1,378,474	802,763	1,353,210	4,381,548

Amount From Table
Above	7,525,157	7,525,157	7,525,157	7,525,157	7,525,157
Grand Total	$8,353,184	$8,903,631	$8,327,920	$8,878,367	$11,906,705

     The following table shows the amounts payable under different change in control and termination scenarios for Mr. Bogus.

					Termination
					Without
					Cause or
				Termination	With Good
				With Cause	Reason
		Early		Upon a	Upon a
		Retirement	Change in	Change in	Change in
Payment Type	Death ($)	($)	Control ($)	Control ($)	Control ($)
Stock Options	$—	$—	$—	$—	$—
Long-Term Incentive Program Shares	802,326	802,326	802,326	802,326	802,326
Financial Planning	25,264	25,264	—	—	—
Severance	—	—	—	—	2,788,979
Supplemental Retirement
Plan for Donald W. Bogus(1)	69,323	—	69,323	69,323	69,323
Life Insurance Benefit(2)	945,000	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	1,453,108
Subtotal	1,841,913	827,590	871,649	871,649	5,113,736

Amount From Table Above	3,497,571	3,497,571	3,497,571	3,497,571	3,497,571
Grand Total	$5,339,484	$4,325,161	$4,369,220	$4,369,220	$8,611,307
____________________

(1)	Upon a change in control or upon death Mr. Bogus’ account would be credited with the difference between the current number of common share units and 6,000 common shares units. The amount shown in the table is the value of this difference as of December 31, 2008, based on the year-end closing price of Lubrizol common shares of $36.39.

(2)	This is the benefit payable to Mr. Bogus’ beneficiary under the Executive Death Benefit Plan assuming he died on December 31, 2008. The plan is described in footnote (1) to the termination table for Mr. Hambrick above. Mr. Bogus’ specified base salary for purposes of this plan is as of January 1, 2008.

     The following table shows the amounts payable under different change in control and termination scenarios for Mr. Bauer.

					Termination
					Without
					Cause or
				Termination	With Good
				With Cause	Reason
		Early		Upon a	Upon a
		Retirement	Change in	Change in	Change in
Payment Type	Death ($)	($)	Control ($)	Control ($)	Control ($)
Stock Options	$—	$—	$—	$—	$—
Long-Term Incentive Program Shares	493,303	493,303	493,303	493,303	493,303
Financial Planning	25,264	25,264	—	—	—
Severance	—	—	—	—	2,287,253
Excise Tax Gross-Up	—	—	—	—	1,044,646
Pension Plan	—	352,870	—	352,870	352,870
Subtotal	518,567	871,437	493,303	846,173	4,178,072

Amount From Table Above	2,261,672	2,261,672	2,261,672	2,261,672	2,261,672
Grand Total	$2,780,239	$3,133,109	$2,754,975	$3,107,845	$6,439,744

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and some persons who own more than 10% of our shares, to file reports of share ownership and change in ownership with the Securities and Exchange Commission, with a copy to us. We are not aware of any shareholder who owns more than 10% of our shares and is required to file these reports.

     Based solely on a review of the copies of the forms furnished to us during or for 2008, and written statements from officers and directors, we believe that all officers and directors timely filed all reports required during 2008 and any prior year.

RELATED PERSON TRANSACTIONS

     Our written Ethical and Legal Conduct Guidelines that apply to all of our employees, including our executive officers and directors, provide that a conflict of interest could arise if the employee or director, or his/her spouse, relative or close friend has a personal stake in a company that is our vendor or potential vendor, is one of our customers or potential customers or competes with Lubrizol. In that situation, the employee or director must not use his/her position with Lubrizol to influence the bidding process or negotiation in any way.

     For fiscal year 2008, a questionnaire was sent to each executive officer asking if they are aware of any potential conflicts of interest. These responses were reviewed by the chief ethics officer, who reviewed them with the corporate controller and the director of internal audit. They further investigated potential conflicts of interest.

     At the end of each year, each director and executive officer must respond to a questionnaire that requires him/her to identify any Lubrizol transaction, arrangement or loan that has occurred during the year, or any proposed transaction, that involves his/her spouse, his/her relatives, or any entity with which he/she or his/her relatives are associated (as partner, officer, director, trustee, shareholder or otherwise). Any responses are reviewed by the chief executive officer and general counsel.

     Based on a review of the annual questionnaires, there have been no related party transactions with directors or executive officers since the beginning of 2008 that are required to be reported under Item 404(a) of Regulation S-K. In making a determination of the independence of each non-employee director, the Board considered the following, which also is described above under “Director Independence-Independence Determination”:

  Mr. Abernathy is an executive officer of Kimberly-Clark Corporation, which purchased less than $1.2 million of product from us during 2008. This amount is less than .02% of our 2008 revenues.

  Mr. Graff is an executive officer of Air Liquide USA LLC,  an affiliate of Air Liquide Group, which sold less than €4 million of product to us during 2008. This amount is less than .03% of Air Liquide’s 2008 revenues.

  Mr. Sweetnam is an executive officer of Eaton Corporation, which purchased less than $450,000 of product from us during 2008. This amount is less than .01% of our revenues. In addition, Eaton sold less than $75,000 of product to us during 2008. This amount is less than .0005% of Eaton’s 2008 revenues.

  Mr. Widman is an executive officer of Terex Corporation, which purchased less than $12,000 of product from us during 2008. This amount is less than .0003% of our 2008 revenues.

Transactions with 5% Shareholders

     There were no transactions during 2008 with shareholders who as of December 31, 2008 held 5% or more of our shares.

PROPOSAL TWO –
APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTANT

     The Audit Committee appointed Deloitte & Touche LLP, independent registered public accountant, to audit the financial statements of Lubrizol for the year ending December 31, 2009. The Board of Directors recommends that you confirm this appointment.

     During 2008, Lubrizol engaged Deloitte & Touche LLP to render a variety of services, including the integrated audit of Lubrizol’s financial statements and internal control over financial reporting. A Deloitte & Touche LLP representative will attend the annual meeting, have the opportunity to make a statement and be available to answer questions.

Independent Registered Public Accountant Fees

     The following table presents fees for professional audit services by Deloitte & Touche LLP for the audit of our annual financial statements for the years ended December 31, 2008 and 2007, the audit of management’s assessment of the effectiveness of internal control over financial reporting, including Management’s Report on Internal Control Over Financial Reporting for the years ended December 31, 2008 and 2007, and fees billed for other services by Deloitte & Touche LLP during those periods:

	2008	2007
Audit Fees(1)	$3,721,181	$3,564,748
Audit-Related Fees(2)	49,614	37,193
Tax Fees(3)	185,042	293,209
All Other Fees(4)	—	—
Total	$3,955,837	$3,895,150
____________________

(1)	Fees for audit services billed for 2008 and 2007 consisted of:
  Audit of the annual financial statements;

  Audit of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002;

  Reviews of the quarterly financial statements; and

  Statutory and regulatory audits.
(2)	Fees for audit-related services billed in 2008 and 2007 consisted of:
  Agreed-upon procedure engagements; and

  Financial accounting and reporting consultations.
(3)	Fees for tax services billed in 2008 and 2007 consisted of the following compliance and tax planning advice:
  Assistance with tax return compliance in certain foreign jurisdictions;

  Assistance with federal, state and local income tax compliance;

  Assistance with foreign tax audits; and

  Tax consulting, primarily in certain foreign jurisdictions.

     In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that these services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche LLP and management to determine that the services are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002.

     All audit and non-audit services performed by Deloitte & Touche LLP must be pre-approved by the Audit Committee. The committee adopted a pre-approval policy, which provides that between committee meetings the Chair of the Audit Committee, after considering the effect of these services on the auditor’s independence, may pre-approve audit and non-audit services up to $25,000 for each engagement, not to exceed $75,000 in the aggregate. All services approved by the Chair are reported to the Audit Committee at its next meeting. All services provided by Deloitte & Touche LLP during 2008 were pre-approved by the Audit Committee or pursuant to the pre-approval policy.

INTRODUCTION TO PROPOSALS THREE AND FOUR

     The Board recommends the adoption of amendments to our Amended Articles of Incorporation and Regulations (also known as bylaws in other jurisdictions). The proposals presented for shareholder consideration include the adoption of a declassified board, majority voting in uncontested elections of directors and deletion of our control share acquisition provisions. The remaining items are intended generally to streamline and update our Regulations consistent with applicable law, good corporate governance standards and our current operating practices. The Board unanimously recommends that shareholders approve the proposals set forth below.

     The recommended amendments to the Amended Articles of Incorporation and the Regulations are reflected in Appendices A and B. Appendix C is marked to show the recommended changes to the Regulations. We encourage you to read carefully each Appendix in its entirety, but we provide the summary descriptions below to assist in the review of each proposal.

     The recommended amendments are separated into subproposals to make it easier for shareholders to consider and vote on the proposed changes. Each subproposal will be voted separately, and the adoption or rejection of one subproposal will not affect the adoption or rejection of any other subproposal. Abstentions and broker non-votes will have the same effect as votes cast against the proposal as each abstention and broker non-vote will be one less vote for the proposal.

PROPOSAL THREE –
APPROVAL OF AMENDMENTS TO THE
AMENDED ARTICLES OF INCORPORATION

Subproposal No. 1 – Approval of Majority Voting in Uncontested Elections of Directors

     The Board recommends that shareholders approve an amendment to our Amended Articles of Incorporation to adopt a majority voting standard in uncontested elections of directors.

     Prior to 2008, Ohio corporations were required to use a plurality voting standard for director elections. In an uncontested election (an election in which the number of candidates equals or is less than the number of available director seats), plurality voting results in a nominee being elected if he or she receives even a single “for” vote. Therefore, under the plurality voting standard “withhold” votes have no effect on the election, assuming the nominee receives at least one “for” vote.

     Effective January 1, 2008, Ohio law was amended to give Ohio corporations the discretion to adopt alternative voting standards for director elections by modifying their articles of incorporation. Now that the majority voting standard is available, the Board recommends the addition of the following language to Article Fifth of the Amended Articles of Incorporation:

In order for a nominee to be elected as a director of the company in an uncontested election, the nominee must receive a greater number of votes cast “for” his or her election than “withheld.” Shareholder abstentions will not count either as “for” or “withheld.” In a contested election, the nominees receiving the greatest number of votes “for” will be elected. An election will be considered contested if, as of the record date, there are more nominees for election than director positions to be filled in that election.

     The Board believes that the adoption of this majority voting standard will give shareholders a greater voice in determining Board composition. The Board also is proposing to include this language in our Regulations. If adopted, the change will be effective for the 2010 Annual Meeting of Shareholders.

     Although the plurality voting standard has applied to date in the election of directors, the Board of Directors Governance Guidelines requires a director standing for re-election and failing to receive a majority vote to submit promptly an offer to resign. The Board then has 90 days to determine whether to accept or reject the offer to resign and to issue a press release explaining its decision. We will keep this policy in place following the vote on this proposal and it will apply in the event a director standing for re-election in an uncontested election fails to receive a majority of “for” votes. It is necessary and appropriate to retain this policy because without it, under Ohio law, an incumbent who is not re-elected would remain in office until a successor was elected.

Vote Required for Approval

     Approval of this Subproposal No. 1 of Proposal Three requires the affirmative vote of holders of a majority of the outstanding shares.

The Board of Directors recommends that shareholders vote FOR this proposal.

Subproposal No. 2 – Approval of Repeal of Article Ninth to Delete Existing Control Share Acquisition Provisions and Opt Back into the Provisions of the Ohio Control Share Acquisition Act

     In September 2008, the Board conducted a review of our current takeover defenses, including those provided by state law, and trends in corporate governance policies and practices. As a part of this review, the Board concluded that it is in the best interests of shareholders and the company to repeal Article Ninth of the Amended Articles of Incorporation, which relates to control share acquisitions of our common shares similar to the Ohio Control Share Acquisition Act contained in Section 1701.831 of the Ohio Revised Code. The Board believes that this proposal, together with its decision to allow for the October 2007 expiration of our shareholder rights plan (commonly known as a “poison pill”), improves our corporate governance practices.

     Ohio’s Control Share Acquisition Act requires persons who want to acquire 20%, 33 1/3% and 50% of a company’s shares to provide notice to the company. The company then must call a special meeting of shareholders to vote on the proposed control share acquisition. Except as described below, Article Ninth is similar to Ohio’s Control Share Acquisition Act.

     There are two features of Article Ninth that are not in the Ohio statute. First, under Article Ninth, once the company receives the notice of a person who wishes to make a control share acquisition, the company need not call a special meeting of shareholders to vote on the acquisition if the Board concludes that the acquisition could not be consummated for financial or legal reasons. Second, Article Ninth gives the company the automatic ability to withhold voting and dividend rights from shareholders who acquire shares in violation of Article Ninth. If Article Ninth is repealed, these two features no longer will apply.

     There are two features of Ohio’s Control Share Acquisition Act that are not in Article Ninth. First, under Ohio law, the company can reschedule the special meeting of shareholders to vote on the control share acquisition if the acquirer changes the terms of its offer. Second, under Ohio law, any party who, after the first public announcement of the proposed control acquisition, acquires more than 0.5% of the outstanding shares of the company may not vote at the special meeting.

     In the mid-1980’s, our shareholders voted to opt out of Ohio’s Control Share Acquisition Act and instead to adopt Article Ninth. Article Ninth was perceived as providing stronger defenses against a change in control transaction than the Ohio statutory framework.

     The repeal of Article Ninth effectively causes the company to “opt back into” the Ohio Control Share Acquisition Act, consistent with most other Ohio public companies, and forego the takeover restrictions of Article Ninth.

     We are not aware of any pending or threatened takeover attempt and have no present intention to initiate a sale of the company.

Vote Required for Approval

     Approval of Subproposal No. 2 of Proposal Three requires the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares.

The Board of Directors unanimously recommends that shareholders vote FOR this proposal.

PROPOSAL FOUR –
APPROVAL OF AMENDMENTS TO THE REGULATIONS

     Our Regulations (commonly known as “bylaws”) have not been comprehensively revised or modified in many decades. In order to reflect modern standards of corporate governance, including the annual election of directors, the majority voting standard for directors (also addressed in Proposal Three above) and the interests of shareholders to have information about the proponents of proposals and special business at meetings, the Board recommends that our Regulations be amended, clarified and modernized in accordance with the following Proposal Four.

     Proposal Four is organized in subproposals. (Please see the additional information set out in the “Introduction to Proposals Three and Four” on page 59 of this proxy statement.)

Vote Required for Approval

     Approval of each of the subproposals of this Proposal Four requires the affirmative vote of holders of a majority of the outstanding shares.

The Board of Directors unanimously recommends that shareholders vote FOR each of the subproposals of this Proposal Four.

Subproposal No. 1 – Composition, Term and Election of Directors

  This subproposal eliminates the current classified board structure. Currently, the Board is divided into three classes, with directors elected to staggered three-year terms. The Board recommends declassification of the Board after consideration of the advantages and disadvantages of maintaining a classified board structure and after weighing several other factors, including the views of shareholders expressed by the number of votes cast in favor of eliminating Board classification at the 2008 annual meeting.

Under the proposed amendment, the annual election of all directors would be phased in over a three-year period, with directors having unexpired terms ending at the annual meetings to be held in 2010, 2011 and 2012 serving through the end of their respective terms. In effect, one class of the directors would be elected to a one-year term in 2010, two classes of the directors would be elected to a one-year term in 2011, and in 2012 all directors would be elected to a one-year term. See Article II, Section 3(a) of the amended Regulations.

  This subproposal requires a majority vote in uncontested elections for directors. The current Regulations are silent on the vote required for the election of directors. If majority voting is adopted, Ohio law requires that the voting standard be reflected in the Articles of Incorporation. Proposal Three above, if approved, effects that amendment. The Board believes it is sensible to include the same provision in the Regulations because the Regulations contain other provisions relating to the composition, term and election of directors. If approved, this proposal will result in all of those related items appearing in a cohesive, single set of regulations. See Article II, Section 3(b) of the amended Regulations.

  This subproposal gives the Board exclusive authority to fix the number of directors within the shareholder-approved range. Under the current Regulations shareholders have set the range of the number of directors as nine to and including thirteen. The shareholders or the Board can then fix the number within the range. The proposed amendments maintain the existing authorized range of directors but reserve the right to fix the number of directors within the range to the Board. The Board will continue to have flexibility to increase or reduce the number of directors within the range as needs or requirements change or as opportunities to recruit qualified candidates arise. As amended, the Regulations will preserve the right of shareholders to determine the range of the number of directors as any future amendment of this section requires the approval of shareholders. See Article II, Section 1 and Article VI, Section 3 of the amended Regulations.

  This subproposal clarifies the vote required to remove a director with or without cause. The current Regulations state that a director may be removed without cause by a two-thirds affirmative vote but are silent with respect to the vote required for removal for cause. The proposed amendments expressly state that a director may be removed with or without cause by a two-thirds vote. The vote required is not changing. The proposed amendments also delete reference to removal of a class of directors in light of the proposal to declassify the Board summarized above. See Article II, Section 4 of the amended Regulations.

Subproposal No. 2 – Modernization and Clarification Amendments

In recent years, a number of changes in Ohio law, federal securities law and the rules and regulations of the New York Stock Exchange have been adopted or proposed that enable, and in some cases require, corporations to take advantage of technological advances. Our existing Regulations do not take advantage of many of these changes. None of the proposed changes in this subproposal diminish or negatively impact the existing substantive rights of shareholders.

  This subproposal adds flexibility for scheduling the date of the annual meeting of shareholders. The existing Regulations require that the annual meeting be held on the fourth Monday of April of each year. The proposed amendments provide greater flexibility for the Board in setting the date, time and place of the annual meeting of shareholders by providing that the meeting be held at such date, time and place as the Board shall determine. See Article I, Section 1 of the amended Regulations.

  This subproposal provides flexibility for the delivery of notices and specifies the earliest date notices may be given prior to a meeting. The proposed amendments expressly allow notice of shareholder meetings to be given by personal or overnight delivery, by mail or any other means of communications authorized by a shareholder and revise the time frame for delivery of notices to be consistent with Ohio law. See Article I, Section 3(a) of the amended Regulations.

  This subproposal clarifies the requirement to provide notices to transferees of shares to notices of meetings. The proposed amendments make clear that it is not necessary for the company to provide notice of a meeting to a transferee of shares when the transfer occurs after the record date for the meeting. In addition, the proposed amendments provide that adjournment of a meeting may be accomplished simply by announcement at the meeting. See Article I, Section 3(a) and Section 4 of the amended Regulations.

  This subproposal clarifies the provisions of the Regulations regarding the quorum for a shareholders meeting. The proposed amendments maintain the current quorum requirement of a majority of the shares, but clarify that shares present at a meeting in person, by proxy or by use of communications equipment will be counted to determine a quorum to hold a shareholder meeting. See Article I, Section 4 of the amended Regulations.

  This subproposal clarifies the provisions of the Regulations regarding the conduct of shareholder meetings. Under Ohio law, the Board generally has the authority to set rules and procedures governing the conduct of meetings. Accordingly, the proposed amendments to the Regulations provide for this authority. See Article I, Section 5 of the amended Regulations.

  This subproposal allows modern methods to be used to give notice of special Board meetings. The current Regulations specify that notice of these meetings may be made by letter, telegram or in person. The proposed amendments expressly allow notice of Board meetings to be given by personal or overnight delivery, mail or any other means of communications authorized by the directors. This amendment will allow the company to take advantage of changes in technology and applicable law. See Article II, Section 6 of the amended Regulations.

  This subproposal provides flexibility for the Board to form committees. The current Regulations contain specific provisions regarding the formation of committees. The proposed amendments provide that the Board may create from among its members an Executive Committee or any other committee or committees, consisting of one or more directors, and the committees may prescribe their own rules for calling and holding meetings and the method of procedures for meetings, so long as all these actions are in compliance with law. We will continue to comply with the New York Stock Exchange and Securities and Exchange Commission rules regarding committee composition. The proposed changes are intended to streamline extraneous provisions regarding committees of the Board, give the Board greater flexibility to authorize action by a subset of its members and reflect changes in applicable law. See Article III of the amended Regulations.

  This subproposal provides flexibility for the Board to elect officers and modernizes the description of the duties of the corporate officers. The proposed amendments modernize provisions regarding authority and duties of officers, and allow the Board to respond to any future changes in Ohio law regarding officers without further amendment of the Regulations. Specifically, the proposed amendments provide that the Board shall elect a Chief Executive

Officer and such other officers as are required by law (i.e., President, Secretary and Treasurer), and in its discretion, one or more other officers and assistant officers, each to serve at the pleasure of the Board. In addition, the proposed amendments modernize the provisions by expressly providing that officers will have the authority and will perform the duties that are customary for their respective offices or as may be specified from time to time by the Board. See Article IV, Sections 1 and 2 of the amended Regulations.

  This subproposal provides flexibility as to when the Board may hold an organization meeting to elect officers. The proposed amendments delete the requirement to convene an organization meeting of the Board immediately after each annual meeting of shareholders. This change is intended to give the Board greater flexibility in determining when to convene its meetings and to streamline the Regulations by removing unnecessary provisions. Removal of this provision will not violate or be inconsistent with any provisions of Ohio law.

  This subproposal clarifies and updates the provisions governing the ability of the company to indemnify its directors, officers and agents. The amendments (1) clarify that directors and officers elected by the Board are entitled to indemnification and the advancement of expenses in defending themselves, in accordance with Ohio law and (2) are consistent with our existing indemnification agreements. In addition, the company may determine, in its discretion, whether to indemnify and advance expenses for other employees and agents. The revised Regulations also provide that the advancement of expenses terminates upon final disposition of the matter (or, in a criminal matter, upon a conviction, guilty plea or plea of no contest). The amendments expressly state that funds will not be advanced to support personal counterclaims of a current or former officer or director. The proposed amendments also expressly clarify that no future amendment of the indemnification provisions will affect adversely, on a retroactive basis, the rights of any indemnified person. We are not aware of existing circumstances that would result in the advancement of expenses under the current agreements or under the proposed Regulations. See Article V of the amended Regulations.

Subproposal No. 3 – Amendments to Advance Notice Requirements for Shareholder Meetings

  This subproposal specifies procedural requirements for a shareholder requesting a special meeting. The proposed amendments outline the procedures for shareholder requests for a special meeting; the timing for delivery of the meeting notice; and the convening of the meeting. In addition, the proposed amendments set forth the information required to be provided to the company when submitting the request, such as the number of shares held by the shareholder. The Board believes that all of the terms of these amendments reflect modern, accepted notice requirements consistent with sound governance. See Article I, Section 2 and Section 3(b) of the amended Regulations.

  This subproposal clarifies provisions regarding business that may be properly brought at shareholder meetings. The proposed amendments do not change the scope of business that properly may be brought before an annual meeting, but clarify the scope of business that properly may be brought before a special meeting is limited to that which is specified in the notice of the meeting or otherwise brought before the meeting by the chair of the meeting or by the Board. This proposal is intended to ensure that the focus of the business conducted at a special meeting is the purpose for which the meeting is called. See Article I, Section 5 and Section 6(a) and Article II, Section 2(a) of the amended Regulations.

  This subproposal clarifies and updates the procedural requirements for advance notice of shareholder proposals to be made at an annual or special meeting, including the nomination of directors. The proposed amendments more expressly clarify that the procedural requirements for a shareholder to nominate a person for election as a director at an annual meeting, or a special meeting called for the purpose of electing directors, are separate from the procedural requirements for other business proposed by a shareholder at an annual meeting. The proposed amendments do not change the existing timeframes for advance notice of nominations or other business, but change the date of reference for advance notice for an annual meeting. The proposed amendments specify additional information that a shareholder must provide when proposing business or nominating a person for election as a director, including an update on changes in ownership of the company’s stock that represent one percent or more of the outstanding shares of the company and information on hedging arrangements and short positions and similar arrangements that involve acquiring, voting, holding or disposing of the company’s stock. In addition, for nominations of persons for election as a director, the proposed amendments require: (1) additional information that the Board may request about the nominee, such as the nominee’s independence from the company and any potential conflicts of interest, and (2) a representation from the nominee that the nominee will comply with the Board of Directors Governance Guidelines and company policies. As amended, these additional information requirements are intended to better enable the company to gather pertinent information about the interests of shareholders in the business or nominee proposed and to assure that shareholders and the Board have a reasonable opportunity to consider the proposed business or nominee. See Article I, Section 6 and Article II, Section 2 of the amended Regulations.

Subproposal No. 4 – Future Amendments to the Regulations

  This subproposal allows the Board to amend those portions of the Regulations that it is authorized to amend by Ohio law and modifies the vote required to amend the Regulations by shareholders consistent with Ohio law. While shareholders retain the right to amend any provision of the Regulations, the proposed amendments add a provision to allow the Board to amend the Regulations without shareholder approval in the instances where that action is permitted by Ohio law. For example, the Board would be able to make ministerial and other changes to the Regulations without the time and expense of seeking shareholder approval, so long as the amendments do not divest or limit shareholders’ power to adopt, amend or repeal the Regulations. We will provide prompt notice to shareholders of any amendments made by the Board. In addition, consistent with Ohio law, the vote required to amend the Regulations is revised to provide that the Regulations may be amended by a majority of outstanding shares. See Article VI, Section 3 of the amended Regulations.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2010 ANNUAL MEETING

     Any shareholder who wants to present a proposal at the 2010 Annual Meeting of Shareholders and have it included in our proxy materials must send us the proposal no later than November 25, 2009 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Shareholder proposals submitted after that date but no later than February 25, 2010 may be presented at the annual meeting but will not be included in the proxy materials. If a shareholder proposal is received after February 25, 2010, the persons named on the proxy card may vote in their discretion regarding the proposal all of the shares for which we have received proxies for the Annual Meeting. If Subproposal No. 3 of Proposal Four above is approved, the proposal must be received no later than February 26, 2010.

     Any shareholder who wants to nominate a person for election as a director must provide notice to the Secretary of the company no later than February 25, 2010. If Subproposal No. 3 of Proposal Four above is approved, the notice must be received no later than February 26, 2010.

THE LUBRIZOL CORPORATION

L. M. Reynolds
Secretary

March 25, 2009

Appendix A

PROPOSED AMENDMENTS TO ARTICLE FIFTH AND ARTICLE NINTH
OF THE LUBRIZOL CORPORATION
AMENDED ARTICLES OF INCORPORATION

     FIFTH: Except as otherwise provided in these Articles of Incorporation or in the Regulations, the holders of a majority of the outstanding shares are authorized to take any action which, but for this provision, would require the vote or other action of the holders of more than a majority of such shares. In order for a nominee to be elected as a director of the company in an uncontested election, the nominee must receive a greater number of votes cast “for” his or her election than “withheld.” Shareholder abstentions will not count either as “for” or “withheld.” In a contested election, the nominees receiving the greatest number of votes “for” will be elected. An election will be considered contested if, as of the record date, there are more nominees for election than director positions to be filled in that election.

*      *     *

     NINTH: [REPEALED IN ITS ENTIRETY]

     ~~No person shall make a Control Share Acquisition without first obtaining the prior authorization of the Corporation's shareholders at a special meeting of shareholders called by the Board of Directors in accordance with this Article Ninth.~~

     ~~Section 1. PROCEDURE. Any Person who proposes to make a Control Share Acquisition shall deliver a notice ("Notice") to the Corporation at its principal place of business that sets forth all of the following information:~~

     ~~(A) The identity of the Person who is giving the Notice;~~

     ~~(B) A Statement that the Notice is given pursuant to this Article Ninth.~~

     ~~(C) The number and class of shares of the Corporation owned, directly or indirectly, by the Person who gives the Notice;~~

     ~~(D) The range of voting power (as specified in Section 6(B)(1)) under which the proposed Control Share Acquisition would, if consummated, fall;~~

     ~~(E) A description in reasonable detail of the terms of the proposed Control Share Acquisition; and~~

     ~~(F) Representatives, supported by reasonable information, that the proposed Control Share Acquisition would be consummated if shareholder approval is obtained and, if consummated, would not be contrary to law and that the Person who is giving the Notice has the financial capacity to make the proposed Control Share Acquisition.~~

     ~~Section 2. CALL OF SPECIAL MEETING OF SHAREHOLDERS. The Board of Directors of the Corporation shall, within ten (10) days after receipt by the Corporation of a Notice that complies with Section 1, call a special meeting of shareholders to be held not later than fifty (50) days after receipt of the Notice by the Corporation, unless the Person who delivered the Notice agrees to a later date, to consider the proposed Control Share Acquisition; provided that the Board of Directors shall have no obligation to call such a meeting if they make a determination with ten (10) days after receipt of the Notice that the proposed Control Share Acquisition could not be consummated for financial or legal reasons.~~

     ~~The Board of Directors may adjourn such special meeting of shareholders if prior to such meeting the Corporation has received a Notice from any other Person and the Board of Directors has determined that the Control Share Acquisition proposed by such other Person, or a merger, consolidation or sale of assets of the Corporation, should be presented to shareholders at an adjourned meeting or at a special meeting held at a later date.~~

     ~~For purposes of making a determination that a special meeting of shareholders should not be allowed pursuant to this Section 2, no such determination shall be deemed void or voidable with respect to the Corporation merely because one or more of its directors or officers who participated in deliberations regarding such determination may be deemed to be other than disinterested, if in any such case the material facts of the relationship giving rise to a basis for self-interest are known to the directors and the directors, in good faith reasonably justified by the facts, make such determination by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum. For purposes of this paragraph, "disinterested directors" shall mean directors whose material contacts with the Corporation are limited principally to activities as a director or shareholder. Persons who have substantial, recurring business or professional contacts with the Corporation shall not be deemed to be "disinterested directors" for purposes of this provision. A director shall not be deemed to be other than a "disinterested director" merely because he would no longer be a director if the proposed Control Share Acquisition were approved and consummated.~~

     ~~Section 3. NOTICE OF SPECIAL MEETING. The Corporation shall, as promptly as practicable, give notice of the special meeting of shareholders called pursuant to Section 2 to all shareholders of record as of the record date set for such meeting. Such notice shall include or be accompanied by a copy of the Notice and by a statement of the Corporation, authorized by the Board of Directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control Share Acquisition.~~

     ~~Section 4. REQUIREMENTS FOR APPROVAL The Person who delivered the Notice may make the proposed Control Share Acquisition if both of the following occur:~~

     ~~(A) The Shareholders of the Corporation authorize such acquisition at the special meeting of shareholders called pursuant to Section 2, at which meeting a quorum is present, by the affirmative vote of a majority of the Voting Stock represented at such meeting in person or by proxy and by a majority of the portion of such Voting Stock represented at such meeting in person or by proxy excluding the votes of Interested Shares. A quorum shall be deemed to be present at such special meeting if at least a majority of the issued and outstanding Voting Stock, and a majority of such Voting Stock excluding Interested Shares, are represented at such meeting in person or by proxy.~~

     ~~(B) Such acquisition is consummated, in accordance with the terms so authorized, not later than three hundred sixty (360) days following shareholder authorization of the Control Share Acquisition.~~

     ~~Section 5. VIOLATIONS OF RESTRICTION. Any Voting Stock issued or transferred to any Person in violation of this Article Ninth shall hereinafter be called "Excess Shares." In the event that any Person acquires Excess Shares, then, in addition to any other remedies which the Corporation may have at law or in equity as a result of such acquisition, the Corporation shall have the right to redeem, or to deny voting rights or other shareholder rights appurtenant to such Excess Shares. The Corporation additionally shall have the right to regard the Person who holds Excess Shares as having acted as an agent on behalf of the Corporation in acquiring the Excess Shares and to hold such Excess Shares on behalf of the Corporation. As the equivalent of treasury securities for such purposes, the Excess Shares shall not be entitled to any voting rights, shall not be considered to be outstanding for quorum or voting purposes, and the Person who holds Excess Shares shall not be entitled to receive dividends, interest or any other distribution with respect to the Excess Shares. Any Person who receives dividends, interest or any other distribution with respect to Excess Shares shall hold the same as agent for the Corporation and, following a permitted transfer, for the transferee thereof. Notwithstanding the foregoing, any Person who holds Excess Shares may transfer the same (together with any distributions thereon) to any Person who, following such transfer, would not own shares in violation of this Article Ninth. Upon such permitted transfer, the Corporation shall pay or distribute to the transferee any distributions on the Excess Shares not previously paid or distributed.~~

     ~~Section 6. DEFINITIONS. As used in this Article Ninth:~~

     ~~(A) "Person" includes, without limitation, an individual, a corporation (whether nonprofit or for profit), a partnership, an unincorporated society or association, and two or more persons having a joint or common interest.~~

     ~~(B)(1) "Control Share Acquisition" means the acquisition, directly or indirectly, by any Person, of shares of the Corporation that, when added to all other shares of the Corporation in respect of which such Person, directly or indirectly, may exercise or direct the exercise of voting power as provided in this Section 6(B)(1), would entitle such Person, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the Corporation in the election of directors within any of the following ranges of such voting power:~~

~~(a) One-fifth or more but less than one-third of such voting power;  (b) One-third or more but less than a majority of such voting power; or  (c) A majority or more of such voting power.~~

     ~~A bank, broker, nominee, trustee, or other Person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this Article Ninth shall, however, be deemed to have voting power only of shares in respect of which such Person would be able to exercise or direct the exercise of votes at a special meeting of shareholders called pursuant to Section 2 of this Article Ninth without further instruction from others. For purposes of this Article Ninth, the acquisition of securities immediately convertible into shares of the Corporation with voting power in the election of directors shall be treated as an acquisition of such shares.~~

     ~~(2) The acquisition of any shares of the Corporation does not constitute a Control Share Acquisition for the purposes of this Article Ninth if the acquisition is consummated in any of the following circumstances:~~

     ~~(a) By underwriters in good faith and not for the purpose of circumventing this Article Ninth in connection with an offering to the public of securities of the Corporation;~~

     ~~(b) By bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this Article Ninth;~~

     ~~(c) Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this Article Ninth;~~

     ~~(d) Pursuant to a merger, consolidation, combination or majority share acquisition adopted or authorized by shareholder vote in compliance with the provisions of Article Seventh of these Articles of Incorporation and Section 1701.78 or 1701.83 of the Ohio Revised Code if the Corporation is the surviving or new corporation in the merger or consolidation or is the acquiring corporation in the combination or majority share acquisition;~~

     ~~(e) Under such circumstances that the acquisition does not result in the Person acquiring shares of the Corporation being entitled, immediately thereafter and for the first time, directly or indirectly, to exercise or direct the exercise of voting power of the Corporation in the election of directors within the range of one-fifth or more but less than one-third of such voting power, or within any of the ranges of voting power specified in Section 6(B)(1)(a), (b) or (c) which is higher than the range of voting power applicable to such Person immediately prior to such acquisition;~~

     ~~(f) Prior to [of the Merger]; or~~

     ~~(g) Pursuant to a contract existing prior to [date of the Merger].~~

     ~~The acquisition by any Person of shares of the Corporation in a manner described under this Section 6(B)(2) shall be deemed to be a Control Share Acquisition authorized pursuant to this Article Ninth within the range of voting power specified in Section 6(B)(1)(a), (b) or (c) that such Person is entitled to exercise after such acquisition, provided that, in the case of an acquisition in a manner described under Section 6(B)(2)(b) or (c), the transferor of shares to such Person had previously obtained any authorization of shareholders required under this Article Ninth in connection with such transferor's acquisition of shares of the Corporation.~~

     ~~(3) The acquisition of shares of the Corporation in good faith and not for the purpose of circumventing this Article Ninth from any Person whose Control Share Acquisition had previously been authorized by shareholders in compliance with this Article Ninth, or from any Person whose previous acquisition of shares would have constituted a Control Share Acquisition but for Section 6(B)(2), does not constitute a Control Share Acquisition for the purpose of this Article Ninth unless such acquisition entitles any Person, directly or indirectly, alone or with others, to exercise or direct the exercise of voting power of the Corporation in the election of directors in excess of the range of such voting power authorized pursuant to this Article Ninth, or deemed to be so authorized under Section 6(B)(2).~~

     ~~(C) "Interested Shares" means Voting Stock with respect to which any of the following persons may exercise or direct the exercise of the voting power:~~

     ~~(1) any Person whose Notice prompted the calling of a special meeting of shareholders pursuant to Section 2;~~

     ~~(2) any officer of the Corporation elected or appointed by the directors of the Corporation; and~~

     ~~(3) any employee of the Corporation who is also a director of the Corporation.~~

     ~~(D) "Voting Stock" means all securities of the Corporation entitled to vote generally in the election of directors, and, for purposes of Section 5 of this Article Ninth, shall mean securities of the Corporation immediately convertible into securities entitled to vote generally in the election of directors.~~

     ~~Section 7. PROXIES. No proxy appointed for or in connection with the Shareholder authorization of a Control Share Acquisition pursuant to this Article Ninth is valid if it provides that it is irrevocable. No such proxy is valid unless it is sought, appointed, and received both:~~

     ~~(A) In accordance with all applicable requirements of law; and~~

     ~~(B) Separate and apart from the sale or purchase, contract or tender for sale or purchase, or request or invitation for tender for sale or purchase, of shares of the Corporation.~~

     ~~Section 8. REVOCABILITY OF PROXIES. Proxies appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article Ninth shall be revocable at all times prior to the obtaining of such shareholder authorization, whether or not coupled with an interest.~~

     ~~Section 9. AMENDMENTS. Notwithstanding any other provisions of these Articles of Incorporation or the Regulations of the Corporation or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, the Articles of Incorporation or the Regulations of the Corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Voting Stock, voting as a single class, shall be required to alter, amend or repeal this Article Ninth or adopt any provisions in the Articles of Incorporation or Regulations of the Corporation which are inconsistent with the provisions of this Article Ninth.~~

     ~~Section 10. LEGEND ON SHARE CERTIFICATES. Each certificate representing shares of the Corporation's capital stock shall contain the following legend:~~

     ~~Transfer of the shares represented by this Certificate is subject to the provisions of Article Ninth of the Corporation's Articles of Incorporation as the same may be in effect from time to time. Upon written request delivered to the Secretary of the Corporation at its principal place of business, the Corporation will mail to the holder of this Certificate a copy of such provisions without charge within five (5) days after receipt of written request therefor. By accepting this Certificate the holder hereof acknowledges that it is accepting same subject to the provisions of said Article Ninth as the same may be in effect from time to time and covenants with the Corporation and each shareholder thereof from time to time to comply with the provisions of said Article Ninth as the same may be in effect from time to time.~~

Appendix B

AMENDED AND RESTATED REGULATIONS
OF THE LUBRIZOL CORPORATION

ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting.

     The annual meeting of shareholders of the Company for the election of directors and the conduct of any other business as may be brought properly before the meeting will be held at the date (other than a legal holiday), time and place, within or without the State of Ohio, as the Board of Directors may determine.

Section 2. Special Meetings.

     (a) General. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or by the Board of Directors, or by a request in proper written form by holders holding fifty percent (50%) or more of the outstanding shares. These meetings may be held at the date (other than a legal holiday), time and place, within or without the State of Ohio, as is specified in the notice of the meeting.

     (b) Form of Shareholder Notice. Any shareholder entitled to call a special meeting who desires to do so, must deliver either in person or by registered mail to the President or the Secretary of the Company a written request, which sets forth the matters to be acted upon and the information described in Section 6(c) of this Article I or Section 2(d) of Article II, as applicable.

Section 3. Notice of Meetings.

     (a) General. Except as otherwise provided in Section 3(b) below, the Secretary of the Company or any other officer designated by the Board of Directors will give written notice of every annual or special meeting of shareholders stating the date, time and place and the purposes for the meeting, to each shareholder of record entitled to notice as provided by law, either by personal delivery or by mail, overnight delivery service, or any other means of communications authorized by the shareholder to whom the notice is given, not less than seven (7) nor more than sixty (60) days before the meeting. A shareholder may waive any notice required to be given by law or under these Regulations and, by attendance at a meeting, will be deemed to have waived notice of that meeting. If shares are transferred after the record date for the meeting, and prior to the holding of the meeting, the Company need not give notice of that meeting to the transferee of the shares.

     (b) Notice and Timing of Special Meetings Requested by Shareholders. Within thirty (30) days after written request of any persons entitled to call a special meeting of shareholders is delivered to the President or the Secretary in accordance with Article I, Section 2(b), the Company will provide to each shareholder of record entitled to notice as provided by law, a notice setting forth the date, time and place and the purpose for the meeting; the date of which will be determined by the Company and will not be earlier than seven (7) nor later than ninety (90) days after receipt of the meeting request submitted in accordance with Section 2(b) of this Article I.

Section 4. Quorum and Adjournments.

     Except as may be otherwise required by law or by the Articles of Incorporation, the holders of shares entitling them to exercise a majority of the voting power of the Company, present at a meeting in person, by proxy, or by use of communications equipment, will constitute a quorum to hold a shareholders meeting; provided, however, that at any meeting, whether a quorum is present or otherwise, the chair of the meeting or the holders of a majority of the voting shares represented at the meeting may adjourn from time to time without giving notice other than an announcement at the meeting or a public announcement following the meeting.

Section 5. Order and Conduct of Business.

     The Chairman of the Board, the Chief Executive Officer, the President or any other person as designated by the Board of Directors will call meetings of shareholders to order and will act as chair of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the chair of the meeting of shareholders also will determine the order of business and have the authority in his or her sole discretion to regulate the conduct of the meeting and to establish rules and procedures for the orderly conduct of the meeting.

     At any meeting of shareholders, only the business as is properly brought before the meeting may be conducted or considered. To be properly brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the meeting by or at the direction of the chair of the meeting or by or at the direction of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder in accordance with Section 6 of this Article I for proposals regarding business other than nomination of a person for election as a director or, for business regarding nomination of a person for election as a director, Section 2 of Article II. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto), or (ii) otherwise properly brought before the meeting by or at the direction of the chair of the meeting or by or at the direction of the Board of Directors.

     The chair of the meeting of shareholders may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the Regulations and that the business will not be transacted.

Section 6. Shareholder Proposals Regarding Business Other Than Nomination of a Person for Election as a Director.

     (a) General. For business (other than nomination of a person for election as a director) to be properly requested to be brought before an annual meeting by a shareholder, the business must be a proper matter for shareholder action and the shareholder must (i) have given timely notice in proper written form to the President or the Secretary of the Company in accordance with the procedures set forth below, (ii) be a shareholder of record at the time the notice is given for the meeting, and (iii) be entitled to vote at the meeting.

     (b) Timing for Delivery of the Shareholder Notice for the Annual Meeting. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the previous year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to the annual meeting or the fifteenth (15th) calendar day following the day on which public announcement of the date of the annual meeting is first made.

     (c) Form of the Shareholder Notice. To be in proper written form, a shareholder's notice to the Company must include:

     (i) as to each matter the shareholder proposes to bring before the annual meeting: (A) a description in reasonable detail of the business desired to be brought before the annual meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Regulations or the Articles of Incorporation of the Company, the language of the proposed amendment); and (C) the reasons for conducting the business at the meeting;

     (ii) as to the shareholder giving notice and any Shareholder Associate (defined below): (A) the name and address of the shareholder, as they appear on the Company’s stock ledger, and, if different, the current name and address of the shareholder, and the name and address of any Shareholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to present the business stated in the shareholder’s notice; (C) the class and number of any securities of the Company that are owned of record or beneficially by each of these persons as of the date of the shareholder’s notice; (D) a description of any material interests of any of these persons in the business proposed and of all agreements, arrangements and understanding between these persons and any other person (including their names) in connection with the proposal of the business by the shareholder; (E) a description of any agreement, arrangement or understanding that has been entered into as of the date of the shareholder’s notice pursuant to which any of these persons directly or indirectly has other economic interests in securities of the Company (including, but not limited to, derivative or short positions, profit interests, options, hedging transactions, borrowed or loaned shares, warrants, convertible securities, stock appreciation rights, or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not the instrument or right is subject to settlement in the underlying class or series of capital stock of the Company or otherwise); (F) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any securities of the Company; (G) a description of any performance-related fees (other than an asset-based fee) to which any of these persons is entitled based on any increase or decrease in the value of shares of the Company as of the date of the notice; and (H) a representation that after the date of the notice and up to the date of the meeting each of these persons will provide written notice to the Secretary of the Company as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (C) above that equals one percent (1%) or more of the outstanding shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described in response to subclause (E) above that results in a change that equals one percent (1%) or more of the outstanding shares of the Company in the economic interests underlying those agreements, arrangements or understanding; and

     (iii) a representation as to whether the shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal, and/or (B) otherwise to solicit proxies from shareholders in support of the proposal.

     For purposes of these Regulations, “Shareholder Associate” of any shareholder means (A) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (B) any beneficial owner of shares of stock of the Company owned of record or beneficially by the shareholder, (C) any person controlling, controlled by or under common control with the Shareholder Associate, or (D) any person on whose behalf a notice is given.

     Notwithstanding the foregoing provisions of this Section 6, in order for a shareholder to submit a proposal for inclusion in the Company’s proxy statement for an annual meeting of shareholders, the shareholder must comply with all applicable requirements of the Exchange Act, including Rule 14a-8 (or any comparable successor rule or regulation under the Exchange Act), and the rules and regulations thereunder. The provisions of this Article I, Section 6 will not be deemed to prevent a shareholder from submitting proposals for inclusion in the Company’s proxy statement pursuant to those rules and regulations.

ARTICLE II
BOARD OF DIRECTORS

Section 1. Number.

     The number of directors constituting the whole Board of Directors will be not less than nine (9) nor more than thirteen (13). The exact number of directors will be fixed from time to time within that range by a duly adopted resolution of the Board of Directors.

Section 2. Nominations.

     (a) General. Only persons who are nominated in accordance with the procedures set forth in this Article II, Section 2 will be eligible for election as directors. Nominations of persons for election as directors of the Company may be made at an annual meeting or a special meeting duly called for that purpose (i) by or at the direction of the Board of Directors or any nominating committee of the Board of Directors, or (ii) by any shareholder of the Company who is a shareholder of record at the time of giving the notice provided for in this Article II, Section 2 and is a shareholder of record at the time of the annual meeting, who is entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth below.

     (b) Timing for Delivery of the Shareholder Notice for the Annual Meeting. For nominations of persons for election as directors to be made at an annual meeting, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the previous year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to the annual meeting or the fifteenth (15th) calendar day following the day on which public announcement of the date of the annual meeting is first made.

     (c) Timing for Delivery of the Shareholder Notice for a Special Meeting. For nominations of persons for election as directors to be made at a special meeting duly called for that purpose, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be so received not later than the close of business on the fifteenth (15th) day following the day on which public announcement of the date of the meeting is first made.

     (d) Form of the Shareholder Notice. To be in proper written form, a shareholder's notice must include:

     (i) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of each nominee proposed by the shareholder; (B) the principal occupation or employment of each nominee; (C) the class and number of securities of the Company that are beneficially owned or owned of record by each nominee; (D) the date or dates the securities were acquired and the investment intent of each acquisition; (E) any other information relating to each nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation under the Exchange Act); and (F) any other information relating to each nominee that the Board of Directors or any nominating committee of the Board of Directors reviews in considering any person for nomination as a director, as will be provided by the Secretary of the Company upon request;

     (ii) as to the shareholder giving the notice and any Shareholder Associate, (A) the name and address of the shareholder, as they appear on the Company’s stock ledger, and, if different, the current name and address of the shareholder, and the name and address of any Shareholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the shareholder’s notice; (C) the class and number of securities of the Company that are owned of record or beneficially by each of these persons as of the date of the shareholder’s notice; (D) a description of any material relationships, including legal, financial and/or compensatory, among the shareholder giving the notice, any Shareholder Associate and the proposed nominee(s); (E) a description of any agreement, arrangement or understanding that has been entered into as of the date of the shareholder’s notice pursuant to which any of these persons directly or indirectly has other economic interests in securities of the Company (including, but not limited to, derivative or short positions, profit interests, options, hedging transactions, borrowed or loaned shares, warrants, convertible securities, stock appreciation rights, or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not the instrument or right is subject to settlement in the underlying class or series of capital stock of the Company or otherwise); and (F) a representation that after the date of the notice and up to the date of the meeting each of these persons will provide written notice to the Secretary of the Company as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (C) above that equals one percent (1%) or more of the outstanding shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described in response to subclause (E) above that results in a change that equals one percent (1%) or more of the outstanding shares of the Company in the economic interests underlying these agreements, arrangements or understanding;

     (iii) a representation as to whether the shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal, and/or (B) otherwise to solicit proxies from shareholders in support of the proposed nominee; and

     (iv) a written consent of each proposed nominee to serve as a director of the Company, if elected, and a representation that the proposed nominee (A) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a director, and (B) will comply with these Regulations and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

     Notwithstanding the foregoing provisions of this Section 2, in order for a shareholder to submit a proposal for inclusion in the Company’s proxy statement for an annual meeting of shareholders, the shareholder must comply with all applicable requirements of the Exchange Act, including Rule 14a-8 (or any comparable successor rule or regulation under the Exchange Act), and the rules and regulations thereunder. The provisions of this Article II, Section 2 will not be deemed to prevent a shareholder from submitting proposals for inclusion in the Company’s proxy statement pursuant to those rules and regulations.

     The chair of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Article II, Section 2, and that the defective nomination will be disregarded.

Section 3. Term of Office and Election of Directors.

     (a) Term of Office. Each member of the Board of Directors will be elected at each annual meeting of shareholders to serve a one-year term and until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal from office or death; provided, however, that each member of the Board of Directors serving on the date of the 2009 annual meeting of shareholders, including those elected at that meeting, for a term that is to expire after the 2009 annual meeting of shareholders, will serve the entire term for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal from office or death.

     (b) Majority Voting in Uncontested Elections. In order for a nominee to be elected to the Board of Directors in an uncontested election, the nominee must receive a greater number of votes cast “for” his or her election than “withheld.” Shareholder abstentions will not count either as “for” or “withheld.” In a contested election, the nominees receiving the greatest number of votes “for” will be elected. An election will be considered contested if, as of the record date, there are more nominees for election than director positions to be filled in that election.

Section 4. Removal.

     Except as otherwise provided by law, all the directors, or any individual director, may be removed from office with or without cause, by the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the Company present in person or represented by proxy and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called for that purpose.

Section 5. Vacancies.

     Whenever any vacancy occurs within the Board of Directors, the remaining directors will constitute the Board of Directors of the Company until the vacancy is filled or until the number of directors is changed as provided in Article II, Section 1. The remaining directors, though less than a majority of the whole authorized number of the Board of Directors, may, by a vote of a majority of its number, fill any vacancy for a term ending with the next annual meeting or until a successor is duly elected and qualified.

Section 6. Meetings; Notice; Quorum.

     Meetings of the Board of Directors may be held at the times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the Board of Directors, and in the case of a special meeting, upon the call by the Chairman of the Board, the Chief Executive Officer, the President, or any two directors. Notice of a meeting will be given to each director by personal delivery, mail, overnight delivery or any other means of communications authorized by the director not less than forty-eight (48) hours prior to the meeting; provided, however, that notice will be deemed to have been waived by the director attending the meeting, and may be waived in writing or by any other means of communications authorized by the director either before or after the meeting. Unless otherwise indicated in the notice of the meeting, any business may be transacted at any regular or special meeting.

     A majority of the Board of Directors in office at the time will constitute a quorum; provided that any meeting duly called, whether or not a quorum be present, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio without notice other than by announcement at the meeting. At any meeting of the Board of Directors at which a quorum is present, all questions and business will be determined by the affirmative vote of not less than a majority of the directors present. Action may be taken by the Board of Directors without a meeting if all of the directors consent in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

ARTICLE III
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     The Board of Directors may create from among its members an Executive Committee or any other committee or committees, consisting of one or more directors. The committees of the Board of Directors will have the powers and duties delegated to them by the Board of Directors.

     Each committee of the Board of Directors may prescribe their own rules for calling and holding meetings and the method of procedure, subject to any rules prescribed by the Board of Directors and will keep a written record of all action taken. A majority of the members of any committee is necessary to constitute a quorum for a meeting of that committee. At any meeting of a committee at which a quorum is present, all questions and business will be determined by the affirmative vote of not less than a majority of the committee members present. Action may be taken by any committee without a meeting if all members of the committee consent in writing and the writing or writings are filed with the minutes of the proceedings of the committee.

     Except as its powers, duties and functions may be limited or prescribed by the Board of Directors, any committee of the Board of Directors may act during the intervals between meetings of the Board of Directors. All actions of a committee will be reported to the Board of Directors.

ARTICLE IV
OFFICERS

Section 1. Officers.

     The Board of Directors will elect the officers that are required by law and a Chief Executive Officer and, in its discretion, may elect one or more other officers and assistant officers. The officers of the Company will serve at the pleasure of the Board of Directors.

Section 2. Authority and Duties of Officers.

     Officers of the Company will have the authority and will perform the duties that are customarily incident to their respective offices or are specified from time to time by the Board of Directors, and, as appropriate, will have the authority to delegate the performance of their duties.

ARTICLE V
INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     The Company will indemnify any current or former director or officer elected by the Board and any person who is or was serving at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or her heirs, executors and administrators) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was a director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by, and in accordance with the procedures and requirements set forth in, applicable law.

     The Company will pay, to the full extent then permitted by law, expenses, including attorney’s fees, incurred by a current or former director or officer elected by the Board and any person who is or was serving at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or her heirs, executors and administrators) in defending an action, suit or proceeding as they are incurred, in advance of the final disposition of the action, suit or proceeding, and, in the sole discretion of the Company, may pay, in the same manner and to the full extent then permitted by law, the expenses incurred by any other person indemnified in accordance with this Article V. Notwithstanding the foregoing, no such advancement of expenses will be made unless the indemnified person makes an affirmative written commitment to repay the Company in the event that it is ultimately determined that the indemnified person is not entitled to be indemnified by the Company. For purposes of this Article V, final disposition with respect to a criminal proceeding means a criminal conviction, the entry of a nolo contendere, guilty or similar plea or a non-prosecution or deferred prosecution agreement. The right to advancement of expenses will not include expenses relating to any cross-claims or counterclaims, whether compulsory or permissible, asserted or sought to be asserted by a current or former director or officer in any such action, suit or proceeding.

     This indemnification will not restrict the right of the Company to, and the Company may, (i) indemnify employees, agents and others to the extent not prohibited by applicable law, (ii) purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership, trust or other enterprise against any liability asserted against him or her or incurred by him or her in that capacity or arising out of his or her status, and (iii) enter into agreements with persons of the class identified in clause (ii) above, indemnifying them against any and all liabilities (or any lesser indemnification as may be provided in these agreements) asserted against or incurred by them in these capacities.

     No amendment, termination or repeal of this Article V will adversely affect or impair in any way the rights of any current or former director or officer or any person who is or was serving at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise to indemnification pursuant to these provisions with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of an amendment, termination or repeal.

ARTICLE VI
MISCELLANEOUS

Section 1. Corporate Seal.

     The corporate seal of this Company will be circular in form and contain the name of the Company.

Section 2. Provisions in Articles of Incorporation.

     These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Company (including all amendments to the Articles of Incorporation in force at the time) and in case of any conflict, the provisions in the Articles of Incorporation will govern.

Section 3. Amendments.

     These Regulations may be altered, changed or amended in any respect or superseded by new Regulations, in whole or in part, by the affirmative vote of the holders of a majority of the voting power of the Company, at an annual or special meeting duly called for that purpose. In addition, the Board of Directors may amend or repeal any part of these Regulations to the full extent permitted by applicable law. Notwithstanding the two preceding sentences and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Regulations, the amendment, alteration, change or repeal of, or adoption of any provisions inconsistent with, Sections 1, 3 and 4 of Article II of these Regulations will require the affirmative vote, at an annual or special meeting duly called for that purpose, of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the Company, unless an amendment, alteration, change, repeal or adoption has been recommended by at least two-thirds percent (2/3%) of the Board of Directors of the Company then in office, in which event shareholders may approve the amendment, alteration, change, repeal or adoption by the affirmative vote of the holders of a majority of the voting power of the Company.

Appendix C

AMENDED AND RESTATED REGULATIONS

OF

THE LUBRIZOL CORPORATION

ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting.

     ~~The annual meeting of the shareholders of the Company shall be held at the principal office of the Company, or at such other place within or without the State of Ohio as the directors may determine, on the fourth Monday of April of each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day. The directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting.~~

     The annual meeting of shareholders of the Company for the election of directors and the conduct of any other business as may be brought properly before the meeting will be held at the date (other than a legal holiday), time and place, within or without the State of Ohio, as the Board of Directors may determine.

Section 2. Special Meetings.

     (a) General. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the ~~Vice Chairman of the Board~~Chief Executive Officer, the President, or by ~~a majority of the directors acting with or without a meeting~~the Board of Directors, or by ~~share~~a request in proper written form by holders holding fifty percent (50%) or more of the outstanding shares ~~entitled to vote thereat. Such~~. These meetings may be held at the date (other than a legal holiday), time and place, within or without the State of Ohio ~~at such time and place~~, as ~~may be~~ is specified in the notice ~~thereof~~of the meeting.

     (b) Form of Shareholder Notice. Any shareholder entitled to call a special meeting who desires to do so, must deliver either in person or by registered mail to the President or the Secretary of the Company a written request, which sets forth the matters to be acted upon and the information described in Section 6(c) of this Article I or Section 2(d) of Article II, as applicable.

Section 3. Notice of Meetings.

     ~~Written or printed(~~a) General. Except as otherwise provided in Section 3(b) below, the Secretary of the Company or any other officer designated by the Board of Directors will give written notice of every annual or special meeting of ~~the~~ shareholders stating the date, time and place and the purposes ~~thereof shall be given~~for the meeting, to each shareholder ~~entitled to vote thereat and to each shareholder~~ of record entitled to notice as provided by law, ~~by mailing the same to his last address appearing on the records of the Company at least~~either by personal delivery or by mail, overnight delivery service, or any other means of communications authorized by the shareholder to whom the notice is given, not less than seven (7) nor more than sixty (60) days before ~~any such~~the meeting. ~~Any~~ A shareholder may waive any notice required to be given by law or under these Regulations, and by attendance at a~~ny~~ meeting, ~~shall~~will be deemed to have waived notice ~~thereof.~~

~~Section 4. Persons Becoming Entitled by Operation of Law of Transfer.~~

     ~~Every person who, by operation of law, transfer, or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which previously to the entering of his name and address on the records of the Company shall have been duly given to the person from whom he derives his title to such~~of that meeting. If shares are transferred after the record date for the meeting, and prior to the holding of the meeting, the Company need not give notice of that meeting to the transferee of the shares.

     (b) Notice and Timing of Special Meetings Requested by Shareholders. Within thirty (30) days after written request of any persons entitled to call a special meeting of shareholders is delivered to the President or the Secretary in accordance with Article I, Section ~~5.~~2(b), the Company will provide to each shareholder of record entitled to notice as provided by law, a notice setting forth the date, time and place and the purpose for the meeting; the date of which will be determined by the Company and will not be earlier than seven (7) nor later than ninety (90) days after receipt of the meeting request submitted in accordance with Section 2(b) of this Article I.

Section 4. Quorum and Adjournments.

     Except as may be otherwise required by law or by the Articles of Incorporation, the holders of shares entitling them to exercise a majority of the voting power of the Company ~~shall~~, present at a meeting in person, by proxy, or by use of communications equipment, will constitute a quorum to hold a shareholders meeting; provided, however, that at any meeting, whether a quorum is present or otherwise, the chair of the meeting or the holders of a majority of the voting shares represented ~~thereat~~ at the meeting may adjourn from time to time without giving notice other than ~~by~~ an announcement at the meeting or a public announcement following the ~~such~~ meeting.

~~Section 6. Business to be Conducted at Meetings.~~

     ~~At any meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of shareholders, business must be specified in the notice of meeting ( or any supplement thereto) given by or at the direction of the Directors, otherwise properly brought before the meeting by or at the direction of the directors or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by such shareholder; and (iv) any material interest of such shareholder in such business~~.

     ~~Notwithstanding anything in the Regulations of the Company to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 6.~~

~~The Chairman of the~~ Section 5. Order and Conduct of Business.

     The Chairman of the Board, the Chief Executive Officer, the President or any other person as designated by the Board of Directors will call meetings of shareholders to order and will act as chair of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the chair of the meeting of shareholders also will determine the order of business and have the authority in his or her sole discretion to regulate the conduct of the meeting and to establish rules and procedures for the orderly conduct of the meeting.

     At any meeting of shareholders, only the business as is properly brought before the meeting may be conducted or considered. To be properly brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the meeting by or at the direction of the chair of the meeting or by or at the direction of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder in accordance with Section 6 of this Article I for proposals regarding business other than nomination of a person for election as a director or, for business regarding nomination of a person for election as a director, Section 2 of Article II. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto), or (ii) otherwise properly brought before the meeting by or at the direction of the chair of the meeting or by or at the direction of the Board of Directors.

     The chair of the meeting of shareholders may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the ~~provisions of this Section 6,~~Regulations and ~~if he should so determine, any such~~that the business ~~shall~~will not be transacted.

~~DIRECTORS~~

Section ~~7. Number~~6. Shareholder Proposals Regarding Business Other Than Nomination of a Person for Election as a Director.

     ~~The number of directors may be determined by the vote of the holders of a majority of the shares of the Company entitled to vote for the election of directors that are represented at any annual meeting or special meeting called for the purpose of electing directors or by resolution adopted by affirmative vote of a majority of the directors then in office, provided that the number of directors shall in no event be fewer than nine (9) nor more than thirteen (13). When so fixed, such number shall continue to be the authorized number of directors until changed by the shareholders or directors by vote as aforesaid.~~

~~Section 8. Nominations.~~

     ~~Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Company may be made at a meeting of shareholders by or at the direction of the directors, by any nominating committee or person appointed by the directors, or by any shareholder of the Company entitled to vote for the election of directors who complies with the notice procedures set forth in this Section 8. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Company.~~(a) General. For business (other than nomination of a person for election as a director) to be properly requested to be brought before an annual meeting by a shareholder, the business must be a proper matter for shareholder action and the shareholder must (i) have given timely notice in proper written form to the President or the Secretary of the Company in accordance with the procedures set forth below, (ii) be a shareholder of record at the time the notice is given for the meeting, and (iii) be entitled to vote at the meeting.

     (b) Timing for Delivery of the Shareholder Notice for the Annual Meeting. To be timely, a shareholder's notice ~~shall~~must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the previous year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to the annual meeting or the fifteenth (15th) calendar day following the day on which public announcement of the date of the annual meeting is first made.

     (c) Form of the Shareholder Notice. To be in proper written form, a shareholder's notice to the Company must include:

     (i) as to each matter the shareholder proposes to bring before the annual meeting: (A) a description in reasonable detail of the business desired to be brought before the annual meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Regulations or the Articles of Incorporation of the Company, the language of the proposed amendment); and (C) the reasons for conducting the business at the meeting;

     (ii) as to the shareholder giving notice and any Shareholder Associate (defined below): (A) the name and address of the shareholder, as they appear on the Company’s stock ledger, and, if different, the current name and address of the shareholder, and the name and address of any Shareholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to present the business stated in the shareholder’s notice; (C) the class and number of any securities of the Company that are owned of record or beneficially by each of these persons as of the date of the shareholder’s notice; (D) a description of any material interests of any of these persons in the business proposed and of all agreements, arrangements and understanding between these persons and any other person (including their names) in connection with the proposal of the business by the shareholder; (E) a description of any agreement, arrangement or understanding that has been entered into as of the date of the shareholder’s notice pursuant to which any of these persons directly or indirectly has other economic interests in securities of the Company (including, but not limited to, derivative or short positions, profit interests, options, hedging transactions, borrowed or loaned shares, warrants, convertible securities, stock appreciation rights, or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not the instrument or right is subject to settlement in the underlying class or series of capital stock of the Company or otherwise); (F) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any securities of the Company; (G) a description of any performance-related fees (other than an asset-based fee) to which any of these persons is entitled based on any increase or decrease in the value of shares of the Company as of the date of the notice; and (H) a representation that after the date of the notice and up to the date of the meeting each of these persons will provide written notice to the Secretary of the Company as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (C) above that equals one percent (1%) or more of the outstanding shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described in response to subclause (E) above that results in a change that equals one percent (1%) or more of the outstanding shares of the Company in the economic interests underlying those agreements, arrangements or understanding; and

     (iii) a representation as to whether the shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal, and/or (B) otherwise to solicit proxies from shareholders in support of the proposal.

     For purposes of these Regulations, “Shareholder Associate” of any shareholder means (A) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (B) any beneficial owner of shares of stock of the Company owned of record or beneficially by the shareholder, (C) any person controlling, controlled by or under common control with the Shareholder Associate, or (D) any person on whose behalf a notice is given.

     Notwithstanding the foregoing provisions of this Section 6, in order for a shareholder to submit a proposal for inclusion in the Company’s proxy statement for an annual meeting of shareholders, the shareholder must comply with all applicable requirements of the Exchange Act, including Rule 14a-8 (or any comparable successor rule or regulation under the Exchange Act), and the rules and regulations thereunder. The provisions of this Article I, Section 6 will not be deemed to prevent a shareholder from submitting proposals for inclusion in the Company’s proxy statement pursuant to those rules and regulations.

ARTICLE II
BOARD OF DIRECTORS

Section 1. Number.

     The number of directors constituting the whole Board of Directors will be not less than nine (9) nor more than thirteen (13). The exact number of directors will be fixed from time to time within that range by a duly adopted resolution of the Board of Directors.

Section 2. Nominations.

     (a) General. Only persons who are nominated in accordance with the procedures set forth in this Article II, Section 2 will be eligible for election as directors. Nominations of persons for election as directors of the Company may be made at an annual meeting or a special meeting duly called for that purpose (i) by or at the direction of the Board of Directors or any nominating committee of the Board of Directors, or (ii) by any shareholder of the Company who is a shareholder of record at the time of giving the notice provided for in this Article II, Section 2 and is a shareholder of record at the time of the annual meeting, who is entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth below.

     (b) Timing for Delivery of the Shareholder Notice for the Annual Meeting. For nominations of persons for election as directors to be made at an annual meeting, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the previous year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to the annual meeting or the fifteenth (15th) calendar day following the day on which public announcement of the date of the annual meeting is first made.

     (c) Timing for Delivery of the Shareholder Notice for a Special Meeting. For nominations of persons for election as directors to be made at a special meeting duly called for that purpose, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder ~~to be timely~~ must be so received not later than the close of business on the fifteenth (15th) day following the ~~earlier of the~~ day on which ~~such notice~~public announcement of the date of the meeting ~~was mailed or such public disclosure was~~is first made. ~~Such~~

     (d) Form of the Shareholder Notice. To be in proper written form, a shareholder's notice ~~shall set forth: (a)~~ must include:

     (i) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (~~i~~A) the name, age, business address and residence address of ~~such person, (ii)~~ each nominee proposed by the shareholder; (B) the principal occupation or employment of ~~such person, (iii~~each nominee; (C) the class and number of ~~shares~~securities of the Company ~~which~~ that are beneficially owned ~~by such person, and (iv)~~or owned of record by each nominee; (D) the date or dates the securities were acquired and the investment intent of each acquisition; (E) any other information relating to ~~such person~~ each nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the ~~Securities Exchange Act of 1934 (or any comparable successor rule or regulation under such Act);~~

~~and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 8.~~Exchange Act (or any comparable successor rule or regulation under the Exchange Act); and (F) any other information relating to each nominee that the Board of Directors or any nominating committee of the Board of Directors reviews in considering any person for nomination as a director, as will be provided by the Secretary of the Company upon request;

     (ii) as to the shareholder giving the notice and any Shareholder Associate, (A) the name and address of the shareholder, as they appear on the Company’s stock ledger, and, if different, the current name and address of the shareholder, and the name and address of any Shareholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the shareholder’s notice; (C) the class and number of securities of the Company that are owned of record or beneficially by each of these persons as of the date of the shareholder’s notice; (D) a description of any material relationships, including legal, financial and/or compensatory, among the shareholder giving the notice, any Shareholder Associate and the proposed nominee(s); (E) a description of any agreement, arrangement or understanding that has been entered into as of the date of the shareholder’s notice pursuant to which any of these persons directly or indirectly has other economic interests in securities of the Company (including, but not limited to, derivative or short positions, profit interests, options, hedging transactions, borrowed or loaned shares, warrants, convertible securities, stock appreciation rights, or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not the instrument or right is subject to settlement in the underlying class or series of capital stock of the Company or otherwise); and (F) a representation that after the date of the notice and up to the date of the meeting each of these persons will provide written notice to the Secretary of the Company as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (C) above that equals one percent (1%) or more of the outstanding shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described in response to subclause (E) above that results in a change that equals one percent (1%) or more of the outstanding shares of the Company in the economic interests underlying these agreements, arrangements or understanding;

     (iii) a representation as to whether the shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal, and/or (B) otherwise to solicit proxies from shareholders in support of the proposed nominee; and

     (iv) a written consent of each proposed nominee to serve as a director of the Company, if elected, and a representation that the proposed nominee (A) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a director, and (B) will comply with these Regulations and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

     Notwithstanding the foregoing provisions of this Section 2, in order for a shareholder to submit a proposal for inclusion in the Company’s proxy statement for an annual meeting of shareholders, the shareholder must comply with all applicable requirements of the Exchange Act, including Rule 14a-8 (or any comparable successor rule or regulation under the Exchange Act), and the rules and regulations thereunder. The ~~Chairman~~provisions of this Article II, Section 2 will not be deemed to prevent a shareholder from submitting proposals for inclusion in the Company’s proxy statement pursuant to those rules and regulations.

     The chair of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Article II, Section ~~8~~2, and ~~if he should so determine~~,that the defective nomination ~~shall~~will be disregarded.

~~Section 9. Classification, Election and Term of Office of Directors.~~
~~The directors shall be divided into three classes, as nearly equal in number as possible. At the 1985 Annual Meeting of Shareholders, one class of directors shall be elected for a one-year term, one class for a two-year term and one class for a three-year term. At each succeeding annual meeting of shareholders, successors to the class of directors whose term expires in that year will be elected for a three-year term. At such time as the shareholders or directors fix or change the total number of directors comprising the Board of directors, they shall also fix, or determine the adjustment to be made to, the number of directors comprising the three classes of directors, provided, however, that no reduction in the number of directors shall of itself result in the removal of or shorten the term of any incumbent director. In the case of any increase in the number of directors of any class, any additional directors elected to such class shall hold office for a term which shall coincide with the term of such class. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, or removal from office. Election of directors shall be by ballot whenever requested by any person entitled to vote at the meeting, but unless so requested, such election may be conducted in any way approved at such meeting.~~

Section 3. Term of Office and Election of Directors.

     (c) Term of Office. Each member of the Board of Directors will be elected at each annual meeting of shareholders to serve a one-year term and until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal from office or death; provided, however, that each member of the Board of Directors serving on the date of the 2009 annual meeting of shareholders, including those elected at that meeting, for a term that is to expire after the 2009 annual meeting of shareholders, will serve the entire term for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal from office or death.

     (d) Majority Voting in Uncontested Elections. In order for a nominee to be elected to the Board of Directors in an uncontested election, the nominee must receive a greater number of votes cast “for” his or her election than “withheld.” Shareholder abstentions will not count either as “for” or “withheld.” In a contested election, the nominees receiving the greatest number of votes “for” will be elected. An election will be considered contested if, as of the record date, there are more nominees for election than director positions to be filled in that election.

Section ~~10.~~4. Removal.

     Except as otherwise provided by law, all the directors, or ~~all the directors of a particular class, or~~ any individual director, may be removed from office with or without ~~assigning any~~ cause, by the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the Company present in person or represented by proxy and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called for ~~such~~that purpose.

Section ~~11.~~5. Vacancies.

     Whenever any vacancy ~~shall occur among the directors~~occurs within the Board of Directors, the remaining directors ~~shall~~will constitute the ~~directors~~Board of Directors of the Company until ~~such~~ the vacancy is filled or until the number of directors is changed as ~~above~~ provided in Article II, Section 1. The remaining directors~~;~~ , though less than a majority of the whole authorized number of ~~directors~~the Board of Directors, may, by a vote of a majority of ~~their~~ its number, fill any vacancy for a term ending with the next annual meeting or until a successor is duly elected and qualified.

Section ~~12.~~6. Meetings; Notice; Quorum.

     Meetings of the Board of Directors may be held at the times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the Board of Directors, and in the case of a special meeting, upon the call by the Chairman of the Board, the Chief Executive Officer, the President, or any two directors. Notice of a meeting will be given to each director by personal delivery, mail, overnight delivery or any other means of communications authorized by the director not less than forty-eight (48) hours prior to the meeting; provided, however, that notice will be deemed to have been waived by the director attending the meeting, and may be waived in writing or by any other means of communications authorized by the director either before or after the meeting. Unless otherwise indicated in the notice of the meeting, any business may be transacted at any regular or special meeting.

     A majority of the ~~directors~~Board of Directors in office at the time ~~shall~~will constitute a quorum; provided that any meeting duly called, whether or not a quorum be present ~~or otherwise~~, may, by ~~note~~ vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio without notice other than by announcement at the meeting. At any meeting of the ~~directors~~Board of Directors at which a quorum is present, all questions and business ~~shall~~will be determined by the affirmative vote of not less than a majority of the directors present. Action may be taken by the Board of Directors without a meeting if all of the directors consent in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

~~Section 13. Organization Meeting.~~

     ~~Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the newly elected directors, if a quorum thereof be present, shall hold an organization meeting at the same place or at such other time and place as may be fixed by the shareholders at such meeting, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.~~

~~Section 14. Regular Meetings.~~

     ~~Regular meetings of the directors maybe held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, shall be so provided for.~~

~~Section 15. Special Meetings.~~

     ~~Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the Chairman of the Board, the Vice Chairman of the Board, the President, or any two directors. Notice of each such meeting shall be given to each director by letter or telegram or in person not less than forty-eight (48) hours prior to such meeting; provided, however, that such notice shall be deemed to have been waived by the directors attending such meeting, and may be waived in writing or by telegram by any director either before or after such meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular or special meeting.~~

~~Section 16 Compensation.~~

     ~~The directors are authorized to fix a reasonable salary for directors or a reasonable fee for attendance at any meeting of the directors, the Executive Committee, or other committees elected under Section 18 hereof, or any combination of salary and attendance fee, provided that no compensation as director shall be paid to any director who is a full-time employee of the Company. In addition to such compensation provided for directors, they shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.~~

ARTICLE III
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     The Board of Directors may create from among its members an Executive Committee or any other committee or committees, consisting of one or more directors. The committees of the Board of Directors will have the powers and duties delegated to them by the Board of Directors.

     Each committee of the Board of Directors may prescribe their own rules for calling and holding meetings and the method of procedure, subject to any rules prescribed by the Board of Directors and will keep a written record of all action taken. A majority of the members of any committee is necessary to constitute a quorum for a meeting of that committee. At any meeting of a committee at which a quorum is present, all questions and business will be determined by the affirmative vote of not less than a majority of the committee members present. Action may be taken by any committee without a meeting if all members of the committee consent in writing and the writing or writings are filed with the minutes of the proceedings of the committee.

     Except as its powers, duties and functions may be limited or prescribed by the Board of Directors, any committee of the Board of Directors may act during the intervals between meetings of the Board of Directors. All actions of a committee will be reported to the Board of Directors.

~~Section 17. Membership and Organization.~~

     ~~(a) The directors, at any time, may elect from their number an Executive Committee which shall consist of not less than three members, each of whom shall hold office during the pleasure of the directors and may be removed at any time, with or without cause, by note thereof.~~
     ~~(b) Vacancies occurring in the Committee may be filled by the directors.~~
     ~~(c) The Committee shall appoint one of its own number as Chairman who shall preside at all meetings and may also appoint a Secretary (who need not be a member of the Committee) who shall keep its records and who shall hold office during the pleasure of the Committee.~~

~~Section 18. Meetings.~~

     ~~(a) Meeting of the Committee may be held upon notice of the time and place thereof at any place within or without the State of Ohio and until otherwise ordered by the Committee shall be held at any time and place at the call of the Chairman or any two members thereof.~~

     ~~(b) A majority of the members of the Committee shall be necessary for the transaction of any business and at any meeting the Committee may exercise any or all of its powers and any business which shall come before any meeting may be transacted thereat, provided a majority of the Committee is present, but in every case the affirmative vote of a majority of all of the members of the Committee shall be necessary to any action by it taken.~~

~~Section 19. Powers.~~

     ~~Except as its powers, duties and functions may be limited or prescribed by the directors, during the intervals between the meetings of the directors, the Committee shall possess and may exercise all the powers of the directors in the management and control of the business of the Company; provided that the Committee shall not be empowered to declare dividends, elect officers, nor to fill vacancies among the directors of Executive Committee. All actions of the Committee shall be reported to the directors at their meeting next succeeding such action and shall be subject to revision or alteration by the directors, provided that no rights of any third person shall be affected thereby.~~

~~Section 20. Other Committees.~~

     ~~The directors may elect other committees from among the directors in addition to or in lieu of an Executive Committee and give to them any of the powers which under the foregoing provisions could be vested in an Executive Committee. Sections 15 and 16 shall be applicable to such other committees.~~

~~OFFICERS~~

~~Section 21. Officers Designated.~~

     ~~The directors at their organization meeting or at a special meeting held in lieu thereof, shall elect a President, a Secretary, a Treasurer and, in their discretion, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the directors may see fit. The President, the Chairman of the Board and the Vice Chairman of the Board shall be, but the other officers may, but need not be, chosen from among the directors. Any two or more of such offices other than that of President and Vice President, or Secretary and Assistant Secretary or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.~~

~~Section 22. Tenure of Office.~~

     ~~The officers of the Company shall hold office until the next organization meeting of the directors and until their successors are chosen and qualified, except in case of resignation, death or removal. The directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.~~

~~Section 23. Chairman of the Board and President.~~

     ~~The Chairman of the Board shall preside at meetings of shareholders and at meetings of directors. The President shall, in the absence of the Chairman of the Board, preside at meetings of the shareholders and in the absence of the Chairman of the Board and of the Vice Chairman of the Board shall also preside at meetings of the directors. The directors shall designate either the Chairman of the Board or the President as chief executive officer of the Company. The chief executive officer of the Company shall have general supervision over its property, business and affairs, and perform all the duties usually incident to such office, subject to the directions of the directors. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations, in the name of the Company, and shall have such other powers and duties as may be prescribed by the directors. During such time as the President or Chairman of the Board, as the case may be, is not the chief executive officer, he shall have such authority and perform such duties as the directors may determine. In case of the absence or disability of the chief executive officer or when circumstances prevent the chief executive officer from acting, the President (if the Chairman of the Board is the chief executive officer) or the Chairman of the Board (if the President is the chief executive officer) shall perform the duties of the chief executive officer.~~

~~Section 24. Vice Chairman of the Board.~~

     ~~The Vice Chairman of the Board, if any, shall, in the absence of the Chairman of the Board, preside at meetings of the directors and shall have such other powers and duties as may be prescribed by the directors.~~

~~Section 25. Vice Presidents.~~

     ~~The Vice Presidents shall have such powers and duties as may be prescribed by the directors or as may be delegated by the chief executive officer. In case of the absence or disability of the Chairman of the Board and the President or when circumstances prevent them from acting, the Vice Presidents, in the order designated by the directors, shall perform the duties of the chief-executive officer, and in such case, the power of the Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts and other obligations, in the name of the Company shall be coordinate with like powers of the chief executive officer and any such instrument so executed by such Vice Presidents shall be as valid and binding as though executed by the chief executive officer. In case the chief executive officer and such Vice Presidents are absent or unable to perform their duties, the directors may appoint a President pro tempore.~~

~~Section 26. Secretary.~~

     ~~The Secretary shall keep the minutes of all meetings of the shareholders and the directors. He shall keep such records as may be required by the directors, shall have charge of the seal of the Company and shall give all notices of shareholders and directors meetings required by law or by these Regulations, or otherwise, and shall have such other powers and duties as may be prescribed by the directors.~~

~~Section 27. Treasurer.~~

     ~~The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations and similar property belonging to the Company, and shall do with the same as shall be ordered by the directors. He shall keep accurate financial accounts, and hold the same open for inspection and examination of the directors. On the expiration of this term of office, he shall turn over to his successor, or the directors, all property, books, papers and money of the Company in his hands. He shall have such other powers and duties as may be prescribed by the directors.~~

~~Section 28. Other Officers.~~

     ~~The Assistant Secretaries, Assistant Treasurers, if any, and any other officers that the directors may elect, shall have such powers and duties as the directors may prescribe.~~

~~Section 29. Delegation of Duties.~~

     ~~The directors are authorized to delegate the duties of any officers to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.~~

~~Section 30. Compensation.~~

     ~~The directors are authorized to determine or to provide the method of determining the compensation of all officers.~~

~~Section 31. Bond.~~

     ~~Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.~~

~~Section 32. Signing Checks and Other Instruments.~~

     ~~The directors are authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.~~

ARTICLE IV
OFFICERS

Section 1. Officers.

     The Board of Directors will elect the officers that are required by law and a Chief Executive Officer and, in its discretion, may elect one or more other officers and assistant officers. The officers of the Company will serve at the pleasure of the Board of Directors.

Section 2. Authority and Duties of Officers.

     Officers of the Company will have the authority and will perform the duties that are customarily incident to their respective offices or are specified from time to time by the Board of Directors, and, as appropriate, will have the authority to delegate the performance of their duties.

ARTICLE V
INDEMNIFICATION OF DIRECTORS~~.~~, OFFICERS AND EMPLOYEES

~~Section 33. Indemnification.~~

     The Company ~~shall~~will indemnify any ~~director~~current or ~~officer and any~~ former director or officer ~~of~~elected by the ~~Company~~Board and any ~~such director or officer~~person who is or ~~has served~~was serving at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or her heirs, executors and administrators) against expenses, including ~~attorney's~~attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was ~~such~~a director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by, and in accordance with the procedures and requirements set forth in, applicable law.

     The Company will pay, to the full extent then permitted by law, expenses, including attorney’s fees, incurred by a current or former director or officer elected by the Board and any person who is or was serving at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or her heirs, executors and administrators) in defending an action, suit or proceeding as they are incurred, in advance of the final disposition of the action, suit or proceeding, and, in the sole discretion of the Company, may pay, in the same manner and to the full extent then permitted by law, the expenses incurred by any other person indemnified in accordance with this Article V. Notwithstanding the foregoing, no such advancement of expenses will be made unless the indemnified person makes an affirmative written commitment to repay the Company in the event that it is ultimately determined that the indemnified person is not entitled to be indemnified by the Company. For purposes of this Article V, final disposition with respect to a criminal proceeding means a criminal conviction, the entry of a nolo contendere, guilty or similar plea or a non-prosecution or deferred prosecution agreement. The right to advancement of expenses will not include expenses relating to any cross-claims or counterclaims, whether compulsory or permissible, asserted or sought to be asserted by a current or former director or officer in any such action, suit or proceeding.

     This indemnification ~~provided for herein shall~~will not ~~be deemed to~~ restrict the right of the Company to, and the Company may, (i~~) to~~ ) indemnify employees, agents and others to the extent not prohibited by ~~such~~applicable law, (ii) ~~to~~ purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership, trust or other enterprise against any liability asserted against him or her or incurred by him ~~in any such~~or her in that capacity or arising out of his or her status ~~as such~~, and (iii) ~~to~~ enter into agreements with persons of the class identified in clause (ii) above, indemnifying them against any and all liabilities (or ~~such~~any lesser indemnification as may be provided in ~~such~~these agreements) asserted against or incurred by them in ~~such~~these capacities.

~~CORPORATE SEAL~~

     No amendment, termination or repeal of this Article V will adversely affect or impair in any way the rights of any current or former director or officer or any person who is or was serving at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise to indemnification pursuant to these provisions with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of an amendment, termination or repeal.

ARTICLE VI
MISCELLANEOUS

Section ~~34.~~ 1. Corporate Seal.

     The corporate seal of this Company ~~shall~~will be circular in form and contain the name of the Company.

~~PROVISIONS IN ARTICLES OF INCORPORATION~~

Section ~~35.~~2. Provisions in Articles of Incorporation.

     These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Company (including ~~in such term whenever used in these Regulations,~~ all amendments to the Articles of Incorporation in force at the time) and in case of any conflict, the provisions in the Articles of Incorporation ~~shall~~will govern.

~~AMENDMENTS~~

Section 3~~6~~. Amendments.

     ~~(a)~~ These Regulations may be altered, changed or amended in any respect or superseded by new Regulations, in whole or in part, by the affirmative vote of the holders of a majority of the ~~shares~~voting power of the Company ~~present in person or by proxy and entitled to vote thereon~~, at an annual or special meeting duly called for ~~such~~that purpose.

     ~~(b)~~ In addition, the Board of Directors may amend or repeal any part of these Regulations to the full extent permitted by applicable law. Notwithstanding the ~~provisions of Section 36(a) hereof~~two preceding sentences and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Regulations, the amendment, alteration, change or repeal of, or adoption of any provisions inconsistent with, Sections ~~7, 9 or 10~~1, 3 and 4 of Article II of these Regulations ~~shall~~will require the affirmative vote, at an annual or special meeting duly called for ~~such~~that purpose, of the holders of ~~shares representing~~ at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the Company, unless ~~such~~an amendment, alteration, change, repeal or adoption has been recommended by at least two-thirds percent (2/3%) of the Board of Directors of the Company then in office, in which event shareholders may approve the ~~provisions~~amendment, alteration, change, repeal or adoption by the affirmative vote of ~~Section 36(~~the holders of a~~) hereof shall apply~~ majority of the voting power of the Company.

THE LUBRIZOL CORPORATION ATTN: LESLIE M. REYNOLDS 29400 LAKELAND BLVD. WICKLIFFE, OH 44092-2298
VOTE BY INTERNET - www.proxyvote.com
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ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Lubrizol Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Lubrizol Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		FOR ALL	WITHHOLD ALL		FOR ALL EXCEPT
1.	Election of Directors	☐	☐		☐
Nominees:

01) Forest J. Farmer, Sr. 02) Michael J. Graff 03) James E. Sweetnam 04) Phillip C. Widman

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.

	For address changes and/or comments, please check this box and write them on the back where indicated.		☐

	Please indicate if you would like to keep your vote confidential under the current policy.		☐ Yes	☐ No

	HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household.		☐ Yes	☐ No

			FOR	AGAINST	ABSTAIN
2.	Confirmation of the Appointment of Deloitte & Touche LLP as the Independent Registered Public Accountant		☐	☐	☐

3.	Amend the Amended Articles of Incorporation to:		☐	☐	☐
	(1)	add a majority voting standard in uncontested elections of directors

	(2)	repeal Article Ninth to delete existing control share acquisition provisions and opt back into control share acquisition provisions under Ohio law	☐	☐	☐

4.	Amend the Regulations to:
(1)

declassify the Board of Directors, add a majority voting standard in uncontested elections of directors, authorize the board to fix the number of directors and clarify the provision relating to removal of directors

			☐	☐	☐

	(2)	modernize and clarify various provisions related to shareholder meetings and notices, meetings and committees of the board, election of officers and indemnification of directors, officers and agents	☐	☐	☐

	(3)	revise provisions related to special meetings requested by shareholders, advance notice requirements for shareholder proposals and business brought at shareholder meetings	☐	☐	☐

	(4)	revise the amendment provisions in accordance with Ohio law	☐	☐	☐

5.	Transact other business that is properly presented at the Annual Meeting or any adjournments or postponements thereof

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owner)	Date

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

THE LUBRIZOL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2009 ANNUAL MEETING OF SHAREHOLDERS

APRIL 27, 2009

The undersigned shareholder of The Lubrizol Corporation hereby appoints J. L. Hambrick, C. P. Cooley and L. M. Reynolds, and each of them, as agents, with full power of substitution, to vote the shares of the undersigned at the 2009 Annual Meeting of Shareholders of The Lubrizol Corporation to be held on April 27, 2009 at 8:30 a.m. Eastern Daylight Time at The Lubrizol Corporation, East Entrance, 29400 Lakeland Boulevard, Room 015, Wickliffe, Ohio 44092, and at any adjournments thereof, as indicated on the reverse side of this proxy card.

Should you have an account in The Lubrizol Corporation Employees’ Profit Sharing and Savings Plan, this proxy represents the number of Lubrizol shares allocable to that plan account as well as other shares registered in your name. As a “named fiduciary” under the Plan for the shares allocable to that plan account and shares for which no voting instructions are received, this proxy will serve as voting instructions to State Street Bank and Trust Company, Trustee for the Plan, or its designee. The Plan provides that the Trustee will vote each participant’s shares in accordance with the participant’s instructions. If the Trustee does not receive voting instructions for Lubrizol shares allocable to the Plan account by April 24, 2009, those shares and any other Lubrizol shares under the Plan for which no voting instructions are received, will be voted, in accordance with the terms of the Plan, in the same proportion as the shares for which voting instructions have been received. In its discretion, the Trustee is authorized to vote upon such other matters as may properly come before the Annual Meeting.

Please specify your choices by marking the appropriate boxes on the reverse side. If no specification is made, authority is granted to cast the vote of the undersigned FOR ELECTION of the nominees and FOR PROPOSALS 2 through 4, including each of the SUBPROPOSALS of PROPOSALS 3 and 4. In their discretion, the agents are authorized to take action and vote in accordance with their judgment upon such other matters as may properly come before the Annual Meeting, or at any and all adjournments or postponements of the Annual Meeting. The agents named above cannot vote these shares unless you sign and return this proxy card or chose alternative voting options as indicated on the reverse side of this proxy card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

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(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)